As filed with the Securities and Exchange Commission on June 28, 2007
Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROINVEST REALTY FUND, LLC
(Name of registrant)

8333 Douglas Avenue
Suite 1450
Dallas, Texas 75225
(214) 363-7130

The Corporation Trust Company
Corporation Trust Center, 1209 Orange Street
Wilmington, Delaware 19801
(302) 658-7581
(Name, address, including zip code and telephone number,
including area code, of registrant’s agent for service)

Copy to:

Secore & Waller, L.L.P.
12222 Merit Drive, Suite 1350
Dallas, Texas 75251
(972) 776-0200

Approximate date of commencement of proposed sale to public:  As soon as practicable after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed	Amount of
Title of Each Class of	to be	Offering Price	Maximum Aggregate	Registration
Securities to be Registered	Registered	per Unit	Offering Price	Fee
Units of Limited Liability Company Interest	$100,000,000	$10,000	$100,000,000	$3,070.00

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Preliminary Prospectus Dated June 28, 2007

$100,000,000 (Maximum)	PROINVEST REALTY FUND, LLC	$30,000,000 (Minimum)

Units of Membership Interest — At a purchase price of $10,000 per unit

Proinvest Realty Fund, LLC is a newly organized Delaware limited liability company formed to acquire and operate commercial, multi-family, retail, office, mixed-use and other real estate properties. We expect to acquire the properties through subsidiaries we will control. We are offering for sale a minimum of $30,000,000 of units up to a maximum of $100,000,000 of units at a purchase price of $10,000 per unit, subject to a volume discount. The participating broker-dealers as a group must sell a minimum of $30,000,000 of units if any are sold. The broker-dealers are required to use only their best efforts to sell the units. Proceeds of the offering will be held in an interest-bearing escrow account at LegacyTexas Bank until we receive and accept subscriptions for at least $30,000,000. If a subscription is not accepted, those funds will be returned within 15 days from the date the subscription is rejected. If we have not sold $30,000,000 of units by June 1, 2008 (which we may extend by up to 120 days), we will stop selling units and refund subscribers’ funds within 15 days, along with each subscriber’s pro rata share of interest earned on the escrow account. If we receive and accept subscriptions for at least $30,000,000 of units before June 1, 2008 (which we may extend by up to 120 days), the offering will continue until and terminate upon the earlier of (i) June 1, 2009 (which we may extend by up to 120 days), (ii) the date on which all $100,000,000 of units have been sold, or (iii) the date on which we decide to terminate the offering.

Investing in units involves risks including the following, which we believe are the most significant:

•	There is no public market for our units of membership interest, and none is expected to develop. The units are subject to restrictions on transferability, as further described under “Description of the Units” on page 24 and cannot be readily sold.

•	We have no operating history, and we do not currently own any properties. We have not yet identified any properties to acquire with the proceeds of this offering.

•	We intend to liquidate our assets within six to eight years from the termination of this offering. You may have to wait more than eight years from the date of your investment before you receive any distributions.

•	If we raise less than the maximum offering amount, we will have proportionately fewer investments, and one property that performs poorly would have a greater impact on the success of the entire operation.

•	We will rely on our manager to select properties and conduct operations. Our manager is newly formed and has no prior experience sponsoring a public real estate fund. We are obligated to pay substantial fees to our manager and affiliates. Our manager and affiliates will face conflicts of interest such as competing demands upon their time and their involvement with other entities.

For a discussion of the risk factors concerning this investment, see “RISK FACTORS” at page 6.

We are not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and are not subject to regulation under that Act.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities agency, nor has the Securities and Exchange Commission or any state securities agency passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospective investors should carefully read this entire prospectus in order to evaluate an investment in the Company.

	Price to	Broker Commissions	Proceeds to
	Public	& Expenses(1)	Company

Per Unit	$10,000.00 (2)	$700.00	$9,300.00
Total Minimum	$30,000,000.00	$2,100,000.00	$27,900,000.00
Total Maximum	$100,000,000.00	$7,000,000.00	$93,000,000.00

(1)	We will pay marketing fees and expenses in the amount of up to 1% of the gross offering proceeds to broker-dealers who participate in the offering, in addition to their commissions of up to 6% of the offering proceeds and the managing broker-dealer’s fee of 1% of offering proceeds.

(2)	Purchasers subscribing for more than 20 units will receive a volume discount resulting in a reduction in selling commissions, so that the per unit purchase price would be less than $10,000. See “Plan of Distribution.”

The date of this prospectus is          , 2007

i

WHO SHOULD INVEST — SUITABILITY STANDARDS

An investment in Proinvest Realty Fund, LLC involves significant risk and is suitable only for persons who have adequate means of providing for their current needs and personal contingencies, desire a relatively long-term investment and who will not need liquidity from an investment. It may be difficult to resell units because of the restrictions on transferability and because no public market for the units currently exists or is anticipated to develop. In addition, it is contemplated that properties to be purchased by the Company will be held for four to six years. The units should not be purchased by persons who might need to sell them immediately or will need to sell them quickly in the future.

If you are an individual (including an individual beneficiary of a purchasing IRA), or if you are a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), you must represent that you meet certain requirements, as set forth in the subscription agreement, which is Exhibit B to this prospectus, including the following:

•	that you (or in the case of fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase units) may not invest more than 10% of your net worth (excluding home, furnishings, and automobiles); and

•	that you (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the units) have a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $100,000; or

•	that you (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the units) have a net worth (excluding home, furnishings and automobiles) of not less than $150,000.

Transferees will also be required to comply with these standards, except for intra-family transfers and transfers made by gift, inheritance or family dissolution.

Prospera Financial Services, Inc., as the managing broker dealer selling units on our behalf, is required to:

•	make reasonable efforts to assure that each person purchasing units is suitable in light of such person’s age, educational level, knowledge of investments, financial means and other pertinent factors;

•	ascertain that each person purchasing units has an apparent understanding of (i) the fundamental risks of the investment, (ii) the risk that the person may lose the entire investment, (iii) the lack of liquidity of the units, (iv) the restrictions on transferability of the units, (v) the background and qualifications of the general partner, and (vi) the tax consequences of the investment; and

•	maintain records for at least six years of the information used to determine that an investment in units is suitable and appropriate for each purchaser.

The Managing Broker Dealer Agreement with Prospera Financial Services, Inc. will require it to (i) make inquiries diligently as required by law of a prospective purchaser in order to ascertain whether a purchase of units is suitable for the purchaser, and (ii) transmit promptly to an escrow agent all fully completed and duly executed Subscription Agreements.

We reserve the right to reject any subscription in whole or in part, in our sole discretion. If a subscription is not accepted, those funds will be returned within 15 days from the date the subscription is rejected.

The minimum investment is $10,000. For purposes of satisfying the minimum investment requirement for individual retirement accounts, or IRAs, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of at least $10,000. IRA investors are urged to consult their custodians for special rules and restrictions which may apply to an IRA investment in our units. It should be noted, however, that an investment in the Company will not, in itself, create an IRA for any investor and that, in order to create an IRA, an investor must comply with all applicable provisions of the Code.

v

Various states may have suitability standards for individual investors and subsequent transferees different from the standards we have established. By executing the subscription agreement, you represent to us that you meet the foregoing applicable suitability standards.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the USA PATRIOT Act), our units may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor,” which means anyone who is:

•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

PROSPECTUS SUMMARY

This section is intended to highlight selected information contained in this prospectus. You should read the entire prospectus carefully in order to evaluate an investment in the Company, including the “Risk Factors” section.

Proinvest Realty Fund, LLC

We are a Delaware limited liability company, formed on May 1, 2007. Our address is 8333 Douglas Avenue, Suite 1450, Dallas, Texas 75225, telephone 214-363-7130, facsimile 214-363-9168. We plan to invest in and operate commercial, multi-family, retail, office and mixed-use real estate properties located primarily in the southwestern and western United States, with an emphasis on Texas. We will be publicly registered, but we will not be listed or traded on any U.S. securities exchange.

Proinvest Realty Advisors, LLC

We are managed by our Board of Managing Directors. Under the terms of our Limited Liability Company Agreement, the Board appointed Proinvest Realty Advisors, LLC, a newly organized Texas limited liability company, to serve as the manager of the Company. Proinvest Realty Advisors, LLC, as our manager, will make all our investment and operating decisions.

Terms of the Offering

We are offering to the public a minimum of $30,000,000 of membership units, or “units,” up to a maximum of $100,000,000 of units in the Company at $10,000 per unit, subject to a volume discount. The minimum purchase by an investor is one unit. Purchasers subscribing for more than 20 units will receive a volume discount resulting in a reduction in selling commissions, so that the per unit purchase price would be less than $10,000. See “Plan of Distribution.” The offering will begin upon the date of this prospectus. All the money we receive from subscribers will be held in an interest-bearing escrow account at LegacyTexas Bank until we receive and accept subscriptions for at least $30,000,000. At that time, we will schedule an initial closing date, complete the sale of all units for which we have accepted subscriptions, and admit subscribers as members of the Company. Funds in the escrow account will be transferred into our operating account and will remain there until we withdraw funds for the acquisition of properties or the payment of fees and expenses. If a subscription is rejected, those funds will be returned to the subscriber within 15 days after the subscription is rejected. If $30,000,000 of units have not been sold by June 1, 2008 (which may be extended by up to 120 days), we will terminate the offering and refund subscribers’ funds within 15 days, along with each subscriber’s pro rata share of interest on the escrow account. If we receive and accept subscriptions for at least $30,000,000 of units by June 1, 2008 (which may be extended by up to 120 days), we will continue the offering until the earlier of (i) June 1, 2009 (which may be extended by up to 120 days), (ii) the date on which all $100,000,000 of units of Proinvest Realty Fund, LLC have been sold, or (iii) the date on which we decide to terminate the offering. At that time, we will schedule a final closing date, complete the sale of all additional units for which we have accepted subscriptions, and admit the remaining subscribers as members of the Company. We expect to have one or more interim closings between the initial and final closings. We will admit new investors as members on the first day of the month following the month we accept their subscriptions.

Summary Risk Factors

An investment in our units involves various risks including the following:

•	There is no public trading market for the units, and we do not expect one to ever develop. Therefore, it will be difficult for you to sell your units. In addition, our Company Agreement imposes substantial restrictions on transfers of units.

•	We have no prior operating history. Our manager, Proinvest Realty Advisors, LLC, is newly formed and has no prior operating history and no experience operating a public real estate company.

•	We do not plan to liquidate Proinvest Realty Fund, LLC until at least six to eight years after the termination of this offering. Therefore, you may have to wait several years after the date of your investment before you receive any significant distributions from us.

•	This is a “blind pool” offering because we currently do not own any properties or assets and we have not identified any properties or assets to purchase. You will not have the opportunity to evaluate our investments before we make them. You must rely on the manager’s ability to select the properties we purchase.

•	You will have no authority to participate in our management. You must rely on our Board of Managing Directors and the manager, who will have full responsibility for the management of the Company. Our ability to achieve our investment objectives and pay distributions depends on our Board of Managing Directors and our manager.

•	If we raise less than the maximum offering amount, the number of properties that we will acquire and diversification of our investments will be reduced. Lack of diversification of our investments may increase the risks associated with your investment. With fewer properties, there is a risk that one property that performs poorly would have a greater impact on the success of our entire operation. There is a greater risk that you will lose money if we cannot diversify our portfolio of properties.

•	Our manager and affiliates will receive substantial compensation as well as expense reimbursement in connection with the purchase and sale of properties and the management of the Company, including reimbursement for expenses incurred with regard to properties we do not acquire. Our manager will receive property advisory fees, management fees, disposition fees, and refinancing fees. Affiliates of the manager will receive real estate commissions and fees for administrative and financial services.

•	Our Board of Managing Directors, manager and their affiliates will face various conflicts of interest resulting from their activities with affiliated entities. They will have to allocate their time between us and other activities in which they are involved, and our Company Agreement does not specify any amount of time or level of attention that our manager must devote to us.

•	Rules of taxation of limited liability companies such as ours are complex and uncertain. We do not intend to request or to obtain a ruling from the Internal Revenue Service as to any of the material tax consequences of an investment in our units and will rely on an opinion from our tax counsel as to certain tax matters.

•	We will be subject to market risks associated with investments in real estate, which means that we cannot predict either the amounts of cash we will receive from the lessees of our properties or the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or realize appreciation on your investment.

•	We plan to borrow up to 65% of the funds with which to purchase and improve our properties. The loans we obtain will be secured by our properties, which will put those properties at risk of forfeiture if we are unable to make our required payment and, therefore, could hinder our ability to pay distributions to you.

See the “RISK FACTORS” section of this prospectus for further discussion of the risk factors relating to an investment in the units, at page 6.

Plan of Business

We intend to acquire commercial, multi-family, retail, office, mixed-use and other real estate primarily in the southwestern and western United States with an emphasis on Texas. As of the date of this prospectus, we have not acquired any properties or identified any specific properties we plan to purchase. The types of properties we plan to acquire and operate are existing multi-family, retail, office, industrial, warehouse and manufacturing properties, including self-storage and car wash facilities. We intend to acquire properties having below market rents, vacancy, weak management, possibilities for change in use, re-lease, rehabilitation, redevelopment or other characteristics that present an opportunity for value creation. We may also invest in multi-family, residential and commercial land subdivisions and in mixed-use real estate developments. We plan to make these investments through subsidiaries controlled by the Company and through joint ventures between subsidiaries we will control and third parties. There is no minimum or maximum purchase price for any real property we will acquire; however, we anticipate the target range of investment size to be between $3,000,000 and $10,000,000 with respect to any particular property. We expect to acquire primarily income-producing properties. We may acquire some higher risk properties which our manager believes have the potential to produce higher profits. We intend to hold our investments for four to six years from the date we acquire them, depending upon current market conditions.

We are structured as a liquidating investment fund. This means that as we liquidate our subsidiaries and sell our properties, we will distribute the proceeds to investor members in accordance with our Company Agreement and not reinvest them in new subsidiaries. We expect that each property’s holding period will be four to six years. At the end of the tenth year of the Company, we will liquidate all assets we still own and distribute the proceeds to investor members as soon as reasonably practicable, considering the market conditions at that time.

Use of Leverage

We intend to acquire our properties through the investment of the net proceeds of this offering and through borrowing from commercial real estate lenders. We may also purchase our properties through seller financing under certain circumstances. We may acquire properties for cash and subsequently seek financing of such properties and use the proceeds of such financing for additional investments. Financing will not exceed 65% of the acquisition price for the properties plus the cost of development, construction, rehabilitation and improvement with respect to such properties, determined on a portfolio-wide basis.

Estimated Use of Proceeds of this Offering

We anticipate that we will have approximately 89.75 — 90.75% of the gross proceeds of this offering available for our use. The remaining gross proceeds from this offering will be used to pay fees and expenses of this offering. For a more detailed discussion of our estimated use of proceeds, see the “Estimated Use of Proceeds” section, beginning at page 13.

Investment Objectives

Our investment objectives are:

•	To preserve, protect and return your capital contributions;

•	To generate and distribute to you cash flow from our operations;

•	To realize growth in the value of our properties upon their sale; and

•	To liquidate or merge the Company within ten years after the termination of this offering.

The Preferential Return

As an investor member, you will be entitled to receive preferential distributions of cash flow until you receive the return of 100% of your capital contribution plus an 8% per annum internal rate of return. The preferential return is subordinate to operating expenses of the Company, including the management fee to be paid to our manager. The internal rate of return assumes that all cash flow generated by the Company is reinvested at the same rate of return as the investment itself, providing a higher relative yield than a simple interest non-compounding rate of return. The 8% preferential return is not guaranteed and may only be paid if funds are available.

Distribution Policy

We intend to make distributions of net cash from operations periodically as and when funds are available for distribution. However, we do not plan to sell any property until four to six years from the date we purchase it.

No assurance can be made as to the timing or amount of cash distributions to investors, including the 8% preferential return.

Conflicts of Interest

Our Board of Managing Directors, manager and affiliates will experience conflicts of interest in connection with the management of our business, including the following:

The Board, manager and affiliates will have to allocate their time between us and other activities in which they are involved, and our Company Agreement does not specify any amount of time that the managing directors or our manager must devote to us.

Our manager and affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties, regardless of the quality of the services they provide to us.

Compensation to our Manager and their Affiliates

Our manager and their affiliates will receive compensation and fees for services in connection with the investment and management of the Company and our properties, some of which are not the result of arm’s-length negotiations. The most significant items are:

•	Property Advisory Fee. We will pay our manager a property advisory fee equal to 2% of the investment cost for each property acquired, payable at the closing of each purchase. The investment cost will include the amount actually paid for the property plus the amount budgeted for development, construction, rehabilitation and improvement with respect to such property.

•	Management Fee. We will pay our manager an annual management fee equal to the sum of (i) not more than 1.0% of the aggregate book value of our assets (other than cash held in bank accounts, money market funds, or similar accounts, or accounts receivable), plus (ii) not more than 0.5% of cash held in bank accounts, money market funds, or similar accounts. The fee will be payable on the tenth day of each month in an amount equal to one-twelfth of the annual management fee percentages, calculated as of the last day of the immediately preceding month. Accrued but unpaid management fees for any period will be deferred without interest and will be payable in subsequent periods from any funds available to the Company after payment of all other costs and expenses of the Company.

•	Disposition Fee. We will pay our manager a disposition fee equal to 2% of the gross sales price or finance amount for each property we sell, payable at the closing of the sale.

•	Refinancing Fee. We will pay our manager a refinancing fee equal to .75% of the principal amount of any loan incurred to finance or refinance a property, excluding any loan incurred in connection with the initial acquisition of the property. The refinancing fee will be paid to the manager promptly upon the closing of the loan.

•	Construction Management and Supervision Fees. We will pay our manager construction management and supervision fees with respect to properties that require substantial completion work in redevelopment, renovation or rehabilitation and with respect to development joint ventures. These amounts will not exceed 10% of the cost of the construction work for the redevelopment, renovation or rehabilitation or joint venture development of each such property.

•	Real Estate Commissions to Dominus Commercial, Inc. Our manager is affiliated with the Dominus Commercial, Inc. group of companies through its president, Stephen J. LaMure. It is anticipated that Dominus Commercial, Inc. will serve as a real estate broker in connection with acquisitions and sales of our real estate assets and will be paid certain fees for such services.

•	Fees to be paid under the Administrative and Financial Services Agreement. Under the terms of that agreement, Seneca Investments will provide certain administrative and financial staff to our manager on a contract basis. Seneca is an affiliate of the manager.

•	Subordinated Equity Interest. Our manager will receive a 25% subordinated equity interest in the Company, which will be subordinated to, and no distributions can be made with respect to such 25% interest until the investor members have achieved the return of their investment plus an 8% internal rate of return on their investment in the Company.

Plan of Distribution

Prospera Financial Services, Inc., a registered NASD broker dealer, will serve as our managing broker dealer for the offering. We will pay Prospera a managing broker dealer fee equal to 1% of the gross offering proceeds from the sale of our units. In addition, Prospera will receive a subordinated trailing fee equal to 3% of our net disposition proceeds, which is the net amount of cash proceeds we receive from the sale of our properties after deducting indebtedness secured by the property, expenses relating to such sale, and amounts set aside as reserves. Prospera may engage the services of other participating broker dealers who are NASD members to offer and sell our units. We will pay the participating broker dealers selling commissions of up to 6% of the gross offering proceeds, and marketing fees and expenses of up to 1% of the gross offering proceeds. Prospera and the participating broker dealers will offer the units on a “best efforts” basis, which means that they will be required to use only their best efforts to sell the units, and that they have no firm commitment or obligation to purchase any of the units. This offering must be registered or qualified in every state in which we offer or sell units. Generally, such registrations or qualifications are valid for a period of one year. We may have to stop selling units in any state in which the registration is not renewed prior to its expiration. See “Plan of Distribution.”

Prospectus Supplements

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement, or file an amendment to the registration statement with the SEC, that may add, update or change information contained in this prospectus. We may also reflect other relevant information concerning our offering of units in periodic amendments to the registration statement.

Any statements that we make in this prospectus, as supplemented, will be modified or superseded by any inconsistent or updated statement made by us in a subsequent prospectus supplement or amendment to the registration statement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus, together with the most recent prospectus supplement or supplements furnished to you, and the related exhibits filed with the SEC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus constitute forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “RISK FACTORS.” These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

RISK FACTORS

The purchase of units involves a number of risk factors. You should consider the following risk factors as well as all of the other information included in this prospectus before investing in the units.

Risks Relating to an Investment in this Offering

The units will have limited transferability and limited liquidity, so it will be difficult for you to sell them.  There is no public trading market for our units, and it is not anticipated that a public trading market will develop. Accordingly, the units have limited liquidity and it will be difficult or impossible for you to sell them. State regulatory agencies may impose certain restrictions relating to the number of units, which may be transferred by an investor member and may require that the suitability standards for initial purchasers of the units be applied to assignees. In addition, our Company Agreement imposes substantial restrictions on transfers of units. We have no redemption plan for investor members to redeem their units.

This offering is suitable only for long-term investors.  We do not plan to liquidate Proinvest Realty Fund, LLC until at least six to eight years after the termination of this offering. Therefore, you may have to wait several years after the date of your investment before you receive any significant distributions from us.

Neither we nor our manager have any operating history.  Proinvest Realty Fund, LLC was formed on May 1, 2007 and has no operating history. Similarly, Proinvest Realty Advisors, LLC, our manager, was formed in February 2007 and has no operating history.

We do not own any properties and have not identified any to purchase.  This is a “blind pool” offering because we currently do not own any properties, and we have not identified any properties to purchase. You will not have the opportunity to evaluate our investments before we make them. You must rely on our manager’s ability to select the properties we purchase. We cannot be sure that our manager will be successful in obtaining suitable properties on financially attractive terms or that we will achieve our objectives with the properties we acquire. If we are unsuccessful in obtaining the types of properties we expect to acquire, our ability to pay distributions to you will be adversely affected.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.  There may be a substantial period of time before we invest the proceeds from this offering. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction or renovation, it will typically take several months to complete construction or renovation and rent available space. Therefore, you could suffer delays in the payment of cash distributions attributable to those particular properties. You should expect to wait several months or longer after the closing of a property acquisition before we are in a position to pay cash distributions attributable to such property.

Our manager has no experience managing public real estate companies.  Our manager is newly formed and has no experience in managing a public reporting real estate company, nor does it have experience managing other real estate investments.

You must rely on the Board of Managing Directors and the manager to manage all aspects of the Company.  All decisions with respect to all aspects of our management and the selection and disposition of our properties will be made exclusively by the manager. The Board is responsible for overseeing the activities of the manager. As an investor member, you will have no right or power to take part in our management.

You will have limited voting rights, and you will be bound by the super-majority vote on matters on which you are entitled to vote.  A super-majority vote of our units is required to take the following actions:

•	amending our Company Agreement, except with regard to certain matters that can only be changed by a super-majority vote of the Managing Directors and the investor members;

•	dissolution of the Company;

•	removing a managing director;

•	removing Proinvest Realty Advisors, LLC as manager;

•	electing a new managing director upon the removal of a managing director or upon the death, incompetency, termination, dissolution or cessation of business of a managing director;

•	approving or disapproving a transaction entailing the sale of all or substantially all of our properties, except in connection with the orderly liquidation and winding up of the business of the Company upon our termination and dissolution.

You will be bound by the super-majority vote on these matters even if you do not vote with the majority on any such matter. Therefore, you will have little to no control over our day-to-day operations.

The loss of key personnel could adversely impact our business.  Our success is highly dependent upon the continued services of our managing directors, manager and other key personnel. The loss of certain of our manager’s key employees would likely have a material adverse impact on our business. We believe that our future success depends, in large part, upon our manager’s ability to hire and retain highly skilled managerial, operational and marketing personnel. There is significant competition for such personnel, and we cannot assure you that our manager will be successful in attracting and retaining such skilled personnel.

There may be conflicts of interest between the Board, the manager and the Company.  Our managing directors, manager and affiliates will have to allocate their time between us and other activities in which they are involved, and our Company Agreement does not specify any amount of time or level of attention that our managing directors or our manager must devote to us.

Our manager and affiliates will receive substantial fees in connection with the services they provide, regardless of their performance.  Our manager and affiliates will receive substantial compensation in connection with the purchase and sale of properties and the management of the Company, including property advisory fees, management fees, disposition fees, and refinancing fees. In addition, the manager will participate in proceeds from the sale of our properties. Certain of such fees are based on the amount of funds invested in our properties, which could give the manager incentive to keep certain properties that might be in the Company’s best interest to sell. The amount of such compensation has not been determined in arm’s-length negotiations.

We will purchase fewer properties if less than the maximum number of units are sold, and the success of the Company could be dependent on the performance of a limited number of properties.  This offering is being made on a “best-efforts” basis, and the brokers participating in the offering are only required to use their best efforts to sell our units. As a result, we cannot assure you as to the amount of proceeds that will be raised. If we raise less than the maximum offering amount, the number of properties that we will acquire and diversification of our investments will be reduced. Lack of diversification of our investments may increase the risks associated with your investment. With fewer properties, there is a risk that one property that performs poorly would have a greater impact on the success of our entire operation. There is a greater risk that you will lose money if we cannot diversify our portfolio of properties.

We may borrow funds and secure those loans with our properties, which would put those properties at risk of foreclosure.  We plan to borrow up to 65% of the funds with which to purchase and improve our properties. The loans we obtain will be secured by our properties, which will put those properties at risk of forfeiture if we are unable to make our required payment and, therefore, could hinder our ability to pay distributions to you.

The offering price was arbitrarily established.  The selling price of the units we are offering was determined arbitrarily by our Board. This price bears no relationship to our book value or to any established criteria for valuing issued or outstanding units of membership interest or other ownership interests at the present time.

You may lose your capital contribution as well as your share of undistributed profits and assets.  Your liability, in general, will be limited to the amount you contribute to the Company plus your share of any undistributed profits and assets, in the event there is insufficient cash for distribution.

Risks Related to Real Estate Investments

There can be no assurance that you will receive any cash distributions.  There is no assurance as to when or whether we will have sufficient cash for distribution. There are many factors that can affect the availability of cash for distribution, since it will be based primarily on cash flow available from our properties. Many of these factors are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. Some of these factors are as follows:

•	If a tenant defaults or terminates its lease, rental payments could decrease or stop, which would mean less cash available for distribution.

•	Cash available for distributions would be reduced if we are required to spend more money to make repairs or improvements to properties.

•	We will bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of funds from operations to be distributed to you and our manager. In addition, the manager, in its discretion, may retain any portion of such funds for our working capital. Sales of properties generally will not occur until between four and six years after we acquire them. Because of the uncertainty of market conditions, which may affect the future disposition of our properties, there are no assurances that we will be able to sell our properties at a profit in the future.

The financial performance of leased properties may fluctuate.  Our assets will include leased commercial properties, and we will be subject to economic problems incident to the ownership and operation of these types of properties, including:

•	changes in the general economic climate resulting in increased administrative and operating costs;

•	changes in local conditions such as an oversupply of space or reduction in demand for real estate;

•	competition from other available space;

•	tenant turnover, resulting in increased vacancies and the requirement to expend funds for tenant refurbishments;

•	increased insurance rates;

•	changes in laws and governmental regulations governing real estate usage, zoning and taxes; and

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive.

Because of the cyclical nature of the real estate market, such decreases in our net income could occur at any time. There are no assurances that our properties will not experience substantial fluctuating financial performance

We may not be able to sell our properties at a profit.  We generally will hold our various properties until such time as we determine that the sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. We intend to sell our properties within four to six years after their acquisition. However, we may exercise our discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time. It is impossible to predict with any certainty the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions, which may affect the future disposition of our properties, there are no assurances that we will be able to sell our properties at a profit in the future. Accordingly, the timing of our liquidation and the extent to which you will receive cash distributions and realize potential appreciation on real estate investments will be dependent upon fluctuating market conditions.

Properties with significant vacancies could diminish the return on your investment.  A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed. In addition, the resale value of the property could be diminished because the market value of a particular property will depend primarily upon the value of the leases of such property.

We may have to incur significant expenses for tenant improvements.  When tenants do not renew their leases or otherwise vacate their space, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space to attract replacement tenants. Use of our funds for these purposes will diminish cash available for distribution.

If we set aside insufficient working capital reserves, we may be required to defer necessary property improvements.  If we do not estimate enough reserves for working capital to supply needed funds for capital improvements throughout the life of the investment in a property, we may be required to defer necessary improvements to the property that may cause the property to suffer from a decline in value or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.  We will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. In the event that any of our properties incurs a casualty loss which is not fully covered by insurance, the value of such property will be reduced by any such uninsured loss. In addition, other than the working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we much pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in less cash available for distribution.

Competition for investments may increase our costs and reduce the amount available for distribution.  We will experience competition for real property investments from individuals, corporations and bank and insurance company investment accounts, as well as other real estate investment funds and partnerships, real estate investment trusts and other entities engaged in real estate investment activities. Many of these competitors have greater resources that we do. Competition for investments may have the effect of increasing costs and reducing our returns.

Our business may suffer in the event of economic and regulatory changes.  Real estate investments are relatively illiquid compared to other financial assets, and this lack of liquidity will limit our ability to quickly change our portfolio. Sales of our properties will be subject to factors such as changes in general economic or local conditions, changes in supply of or demand for similar or competing properties in an area, changes in interest rates, availability of permanent mortgage funds, and changes in tax, real estate, environmental and zoning laws, all of which may render the sale of a property difficult or unattractive. Periods of high interest rates and tight money supply may make the sale of properties more difficult. For these reasons, we can give no assurance of profitable operation or realization of gains from the sales of our properties.

Certain environmental laws create potential for liability and restrictions on property use.  Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our properties, we may be potentially liable for such costs. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect our business, properties or results of operations and, consequently, amounts available for distribution.

Our operating results may be negatively affected by potential development and construction delays and result in increased costs and risks, which could diminish the return on your investment.  We may invest some of the offering proceeds in properties upon which we will develop and construct improvements, and in properties which are in need of rehabilitation. We could incur substantial capital obligations in connection with these types of investments. We will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups and our builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. Substantial capital obligations could delay our ability to make distributions. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

Federal Income Tax Risks

An investment in our units involves certain material income tax risks. We urge you to consult with your own tax advisor with respect to the federal, state and foreign tax consequences of an investment in our units. We will not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Further, although we have obtained an opinion from Glast, Phillips & Murray, P.C. regarding the material federal income tax issues relating to an investment in our units, you should be aware that this opinion represents only our tax counsel’s best judgment, based upon representations and assumptions contained in the opinion, and has no binding effect on the Internal Revenue Service or any court. In addition, our tax counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this prospectus, including whether we will be characterized as a “dealer” so that sales of our properties would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. See “Federal Income Tax Considerations” at page 31 for a more complete discussion of the tax risks and tax considerations associated with an investment in our units.

Tax liabilities may be greater than cash distributions.  As an investor member, you will be required to report your allocable share of our taxable net income on your personal tax return, regardless of whether you have received any cash distributions from us. It is possible that we will determine that cash from operations or from the sale of a property is necessary for our operations. If that were the case, you would be liable for income tax on that net income or gain but may not receive cash distributions equal to that liability.

Loss of partnership tax status could result in reduced cash distributions.   The ability to obtain the income tax attributes anticipated from an investment in our units depends upon our classification as a partnership for federal income tax purposes and not as an association taxable as a corporation. We intend to be classified as a partnership for federal income tax purposes. However, if we were to be classified as a “publicly traded partnership” we could be taxable as a corporation. In that case, our net income would be taxable, all items of income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to the investor members, and distributions to the investor members would be treated as ordinary dividend income to the extent of our earnings and profits. In such event, cash distributions to investor members would be reduced. The distributions would be considered dividends, and, under current law, would be taxable and, most likely, the tax liability of investor members with respect to those distributions would be increased.

Potential publicly traded partnership classification would be detrimental to us.  If a secondary trading market develops for the units and trading of units exceeds a certain level, the IRS may determine that we are a “publicly traded partnership” and, hence, taxed as a corporation. As discussed in the previous paragraph, such a determination would have a very detrimental impact on us. If such a determination were made by the IRS, taxation as a corporation might be avoided if 90% of our income is “qualifying income” such as rents, interest and dividends. However, even if taxation as a corporation were avoided because 90% of our income is “qualifying income”, the income will be considered portfolio income and, hence, would not be available to offset passive losses. The IRS has promulgated regulations that set forth safe harbor provisions which allow for a minimal level of public trading on the secondary market without classification as a “publicly traded partnership”. Due to the complex nature of such safe harbor provisions and the lack of interpretive guidance with respect to such provisions, and because any determination in this regard will necessarily be based upon future facts not yet in existence at this time, no assurances can be given that we will not, at some time in the future, be treated as a publicly traded partnership.

Taxation on disposition of units could cause you to recognize income when the consideration you receive is less than your capital contribution.  In the event of a sale or other disposition of a unit (other than through gift or inheritance), you will recognize taxable income (or loss) equal to the difference between the consideration received and the basis in the unit. It is possible that you could recognize income when the consideration received is less than or equal to your capital contribution.

The deductibility of losses will be subject to passive loss limitations, and, therefore, their deductibility will be limited.  Our units will be allocated their pro rata share of our tax losses. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investor members will be characterized as passive losses, and, accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income,” which includes non-business income derived from dividends, interest, royalties, annuities an gains from the sale of property held for investment. Accordingly, you may receive no current benefit from your share of tax losses unless you are currently being allocated passive income from other sources.

The IRS could challenge allocations of profit and loss, and any reallocation of items of income, gain, deduction and credit could reduce anticipated tax benefits.  Our accountants have opined that, more likely than not, items of income, gain, loss, deduction and credit will be allocated among the members substantially in accordance with the allocation provisions of the Company Agreement. However, it is possible that the IRS will successfully challenge the allocations in the Company Agreement and reallocate items of income, gain, loss, deduction and credit in a manner that would reduce anticipated tax benefits. The tax rules related to allocation of items of taxable gain and loss are complex. The determination of whether the allocations we have adopted will be respected is dependent upon circumstances in the future which we cannot predict or control, such as future legislation, additional actions by the IRS or judicial decisions that change or modify existing law. If the IRS were to successfully challenge the allocations, members could be required to report greater taxable income or less taxable loss, be required to file amended returns and pay more tax with penalties and interest.

We may be characterized as a dealer, and if so, any gain recognized upon a sale of real property would be taxable to you as ordinary income.  If we were deemed for tax purposes to be a “dealer” (one who holds property primarily for sale to customers in the ordinary course of business) with respect to one or more of our properties, any gain recognized upon a sale of such property would be taxable to you as ordinary income and would constitute Unrelated Business Taxable Income (UBTI) to investor members who are tax-exempt entities. The issue of dealer status is dependent upon all the facts and circumstances surrounding the particular property at the time it is sold or held for sale. These include the number, frequency, regularity and nature of dispositions of real estate by the holder and activities of the holder of the property in selling the property or preparing the property for sale. Therefore, it is impossible to predict whether we will be considered to hold any or all of our properties primarily for sale to customers in the ordinary course of business at the time we dispose of properties. Our accountants have not rendered an opinion regarding whether we will be considered to be a dealer with respect to the properties.

If we generate unrelated business taxable income it will be taxable to tax-exempt entities.  We plan to acquire our properties through the investment of our capital as equity and through borrowing from commercial real estate lenders. We may borrow up to 65% of the acquisition price of a property. In the event that the IRS determined that those borrowings constituted “acquisition indebtedness” or the IRS determined that our properties were held primarily for sale to customers in the ordinary course of business, the income related thereto would be UBTI.

There is a possibility of disallowance of deductibility of fees and expenses paid by the Company.  Disallowance by the IRS of any material portion of the fees and expenses payable by us would result in an increase in our taxable income allocable to investor members with no associated increase in net cash from operations. Since the appropriate classification of fees and expenses paid by us into proper categories and the determination of whether certain fees and expenses are ordinary and necessary and reasonable in amount depends upon facts relating to and existing at the times the services are to be rendered, it is impossible to predict the probable outcome if the IRS were to challenge the deductibility or timing of deduction or amortization of those fees and expenses.

We might be audited, which could result in increased tax, interest and penalties.  The IRS may audit our federal income tax returns. Any audit of us could also result in an audit of your own tax return causing adjustments of items related to an investment in our units, as well as items unrelated to an investment in our units. In the event of any such adjustments, you might incur attorneys’ fees, court costs and other expenses contesting protested deficiencies asserted by the IRS. You might also be liable for interest on the underpayment and certain penalties from the date the tax originally was due. In the event of an audit, the tax treatment of all items of our limited liability company would be determined at the company level in a single proceeding rather than in separate proceedings with each investor member, and our Board of Managing Directors is primarily responsible for contesting federal income tax adjustments proposed by the IRS. In this connection, our Board may extend the statute of limitations as to all members, and in certain circumstances, may bind the members to a settlement with the IRS.

Classification of the Company as a “tax shelter” could result in increased penalties for understatement of tax.  Code Section 6662 provides that a twenty (20%) percent penalty is imposed on any portion of an underpayment of tax attributable to a “substantial understatement of income tax” due to a reporting position for which the taxpayer had no substantial authority. If we are classified as a “tax shelter”, the taxpayer must also reasonably believe that the income tax treatment was more likely than not proper in order to avoid the twenty (20%) percent penalty.

If state or local taxes require withholding, the amount of net cash from operations payable to you would be reduced.  The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties may impose income taxes upon an investor member’s share of our taxable income allocable to any of our properties located in that state. In addition, many states have implemented or are implementing programs that would require us to withhold and pay state income taxes owed by non-resident investor members relating to income-producing properties located in their states. These withholding requirements may exist regardless of whether you will actually owe state tax. In such cases, you would have to file a state income tax return to recover the withheld tax. Accordingly, we may be required to withhold state taxes from cash distributions otherwise payable to you. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you may be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses, which would have the effect of reducing cash available for distribution to the investor members. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our units.

Future legislative or regulatory action may adversely impact us.  In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our units. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of an investor member. Any such changes could have an adverse effect on an investment in our units or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to impact of recent legislation on your investment in our units and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our units. You should also note that the Tax Opinion assumes that no legislation will be enacted which will be applicable to an investment in our units.

Risks Relating to Retirement Plan Investors

Our properties could be deemed to be “Plan Assets”, in which case we would most likely elect to cease operations.  If our properties are deemed to be assets of a qualified plan or IRA investing as an investor member, operations will be severely limited. Our manager would be considered a plan fiduciary and contemplated transactions described herein may be deemed to be “prohibited transactions” subject to excise taxation under the Code. Additionally, if our properties were deemed to be Plan Assets, the standards of prudence and other provisions of the Employee Retirement Income Security Act of 1974, and regulations adopted pursuant thereto by the U.S. Department of Labor (ERISA), would extend to our manager with respect to investments made by us. We have not requested an opinion of counsel regarding whether or not our properties would constitute Plan Assets under ERISA nor have we obtained or sought any rulings from the U.S. Department of Labor regarding classification of our properties as Plan Assets. However, existing U.S. Department of Labor Regulations defining Plan Assets for purposes of ERISA contain exemptions that would exempt certain assets from being deemed to be Plan Assets. While it is our intent that an investment by a qualified plan in units should not be deemed an investment in our properties, no representations or warranties of any kind can be made regarding the consequences of an investment in units by a qualified plan or IRA in this regard. Plan fiduciaries are urged to consult with and rely upon their own advisors with respect to ERISA issues which, if decided adversely to us, could result in prohibited transactions, the imposition of excise taxation and the imposition of co-fiduciary liability under the provisions of ERISA in the event of actions undertaken by us which are deemed to be non-prudent investments or “prohibited transactions.”

In the event our properties are deemed to constitute Plan Assets or certain of our transactions constitute “prohibited transactions” under ERISA or the Code and we can obtain no exemption for such transactions, we have the right, but not the obligation (upon notice to all investor members, but without the consent of any investor member), to (i) terminate the offering of units, (ii) compel a termination and dissolution of the Company or (iii) restructure our activities to the extent necessary to comply with any exception in the Department of Labor Regulations or any prohibited transaction exemption granted by the Department of Labor or any condition which the Department of Labor might impose as a condition to granting a prohibited transaction exemption.

We may not generate sufficient liquidity to satisfy Individual Retirement Account minimum distribution requirements.  Any potential investor who intends to purchase units in his IRA and any trustee of an IRA or other fiduciary of a retirement plan considering an investment in our units should consider particularly the limited liquidity of an investment in the units as it relates to applicable minimum distribution requirements under the Code. If the units are still held and our properties have not yet been sold at such time as mandatory distributions are required to commence to an IRA beneficiary or qualified plan participant, applicable provisions of the Code and Regulations may require that a distribution in kind of the units be made to the IRA beneficiary or qualified plan participant. Any such distribution in kind of units must be included in the taxable income of the IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions with which to pay the income tax liability arising out of any such distribution.

ESTIMATED USE OF PROCEEDS

The following table sets forth information concerning the estimated use of the gross proceeds of this offering. Many of the amounts set forth below represent the best estimate of our manager since they cannot be precisely calculated at this time. The percentage of the gross offering proceeds available for investment in properties is estimated to be approximately 89.75 -90.75%.

The Company will reimburse the manager for all organization and offering expenses incurred by the manager, the managing broker dealer, the marketing consultant or their affiliates consisting of actual legal, accounting, printing, marketing and other offering-related expenses, other than selling commissions, participating broker dealers expenses and the managing broker dealer’s fee, which are paid for by the Company separately, as selling expenses. Offering expenses include specifically, but without limitation, all expenses (other than selling commissions, participating broker dealers expenses and the managing broker dealer’s fee) to be paid by the Company in connection with the offering, including the marketing consultant’s fee, the Company’s legal, accounting, printing, mailing and filing fees, charges of the Company’s escrow holder, reimbursing the due diligence expenses of participating broker-dealers, amounts to reimburse the Manager for the salaries of its employees and other costs in connection with preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers, travel and entertainment expenses associated with the offering and marketing of the units, facilities and technology costs and other costs and expenses associated with the offering.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent

Gross offering proceeds	$30,000,000	100.00%	100,000,000	100.00%
Less public offering expenses:
Selling commissions and expenses(1)	2,400,000	8.00%	8,000,000	8.00%
Marketing consultant fee(2)	75,000	.25%	250,000	.25%
Organization and offering expenses(3)	600,000	2.00%	1,000,000	1.00%
Amount available for investment:	$26,925,000	89.75%	90,750,000	90.75%

(1)	We will pay Prospera Financial Services, Inc. a managing broker dealer fee in the amount equal to 1% of gross offering proceeds. In addition, we will pay selling commissions in the amount of 6% of the gross offering proceeds to participating broker-dealers that are NASD members who are engaged by us and by our managing broker dealer. We may also pay participating broker-dealers for up to 1% of the gross offering proceeds for marketing fees and expenses. In the event a participating broker dealer’s marketing fees and expenses are less than 1% of the subscription amount in connection with any selling transaction, the managing broker dealer will be entitled to 50% of the amount by which the actual marketing fees and expenses for such transaction are below 1% of the subscription amount. Purchasers subscribing for more than 20 units will receive a volume discount resulting in a reduction in selling commissions. In addition, Prospera plans to arrange sales of units by advisory fee based participating broker dealers and other registered intermediaries, and sales to affiliates of the manager, without paying commissions and without payment of broker dealer marketing fees and expenses. See “Plan of Distribution.”

(2)	We will pay Critical Data, Inc. a marketing consultant fee equal to .25% of the gross offering proceeds as compensation under the terms of the Marketing Agreement.

(3)	Organization and offering expenses include the SEC registration fee; legal, accounting, and printing fees and expenses; due diligence expenses; NASD and state filing fees; marketing and travel expenses; and other expenses related to the preparation and filing of the registration statement.

Until required in connection with the acquisition of properties, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

INVESTMENT OBJECTIVES AND CRITERIA

General

Proinvest Realty Fund, LLC has been formed to acquire and operate commercial, multi-family and mixed-use real estate properties, which generally have been constructed and have operating histories. We may also develop or acquire and operate newly constructed properties with limited or no operating histories. Our business objectives are:

•	to preserve, protect and return your capital contributions;

•	to generate and distribute to you cash flow from operations;

•	to realize growth in the value of our properties upon their sale; and

•	to liquidate or merge the Company within ten years from the date of its formation.

We cannot assure you that we will attain these objectives. See “Risk Factors” at page 6. The Board of Managing Directors and our manager, Proinvest Realty Advisors, LLC, will make all decisions relating to the purchase and sale of our properties. See “Management” at page 19 for a description of the background and experience of our managing directors and the management of Proinvest Realty Advisors, LLC.

Acquisition and Investment Policies

We intend to acquire commercial, multi-family, retail, office, mixed-use, and other real estate primarily in the southwestern and western United States with an emphasis on Texas. We plan to acquire properties which have generally been previously constructed and have operating histories. We may also develop or acquire newly constructed properties with limited or no operating histories. As of the date of this prospectus, we have not acquired any properties or identified any specific properties we plan to purchase.

Specifically, within these markets, we will focus on above-average growth retirement communities, as well as peripheral and secondary markets near major and growing population and employment centers. We will also seek certain investment opportunities in urban in-fill areas in those same markets.

We will concentrate on properties that meet the following profile:

•	Existing commercial, retail, multi-family, office, mixed use, industrial, warehouse and manufacturing properties, including self-storage and car wash facilities; multi-family, residential and commercial land subdivisions; and mixed-use real estate developments;

•	Properties that require generally a total capital investment (equity and debt) of not more than $10 million each, many of which may require a total capital investment of less than $3 million each.

Some properties may require a total investment of up to $15 million or less than $3 million. There is no minimum or maximum purchase price for any property we will acquire.

We may acquire some higher risk properties which our manager believes have the potential to produce higher profits. We do not plan to invest in large office buildings or regional malls. We will not speculate in raw land, but we may also invest in multi-family, residential and commercial land subdivisions and in mixed-use real estate developments.

We plan to make these investments through subsidiaries we will control and through development joint ventures with between our subsidiaries and third parties. We anticipate that we will enter into development joint ventures with small, established developers who have ongoing relationships with prominent national and regional tenants and a record of successful development and leasing.

We intend to acquire our properties through the investment of the net proceeds of this offering and through borrowing from commercial real estate lenders. We may also purchase our properties through seller financing under certain circumstances. We may acquire properties for cash and subsequently seek financing of such properties and use the proceeds of such financing for additional investments. Financing will not exceed 65% of the acquisition price for the properties plus the cost of development, construction, rehabilitation and improvement with respect to such properties, determined on a portfolio-wide basis.

We intend to hold our properties for four to six years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation of our properties. However, economic or market conditions may influence us to hold our investments for different periods of time.

We will seek to invest in properties that satisfy our objective of providing distributions of cash flow to investors. However, because a significant factor in the valuation of income-producing real properties is their potential for future appreciation in value, we anticipate that the majority of properties we acquire will have the potential for both capital appreciation and providing distributions of cash flow to investor members. To the extent feasible, we will strive to invest in a diversified portfolio of properties that will satisfy our investment objectives of maximizing net cash from operations, preserving our capital, and realizing capital appreciation upon the ultimate sale of our properties.

We anticipate that a minimum of 89.75% — 90.75% of the gross proceeds from this offering will be available for our use.

Investment in property generally will take the form of holding fee title in a subsidiary controlled by the Company for each property. We may also acquire such interest through investments in joint ventures with the developers of the properties.

There are no specific limitations on the number or size of properties we plan to acquire or on the percentage of net proceeds of this offering which we may invest in a single property. The number and mix of properties acquired will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of the net proceeds of this offering. If all of the units we are offering are sold, and if we obtain financing of up to 65% of our portfolio value, we anticipate that we will acquire approximately 50 properties.

In making investment decisions for us, our manager will consider relevant real property and financial factors. Our target properties are those that typically are overlooked by large institutional investors, including smaller retail, office, and industrial properties. We will focus on properties, therefore, that have the following characteristics:

•	Retail properties with 200,000 rentable square feet or less, which are neighborhood centers or have a grocery anchor tenant, with current rent roll of below market rents. We will consider properties with generally deteriorating physical condition calling for rehabilitation, with strong demographics and the lack of other competing retail centers. Secondary markets or in-fill, inner-city markets are desirable, as they tend to provide stability as well as barriers to competition.

•	Multi-family properties with 4 to 250 units, which have rehabilitation or renovation opportunities. We will also consider new construction multi-family projects in urban in-fill areas as well as conversions from apartments to condominiums.

•	Medical and office buildings of 120,000 square feet or less, where market demand is stable to high, rent rolls reflect below market rent, and there are many barriers to entry. The building’s general condition must include a good infrastructure, but should also include a need for general rehabilitative work that will facilitate an increase in market rent.

•	Industrial properties of 300,000 square feet or less, near a major transportation corridor with barriers to competition. We expect to be extremely selective in this property type and to avoid outlying areas where supply easily can be over-built. We will analyze out-lying conversions of tilt-up industrial structures to office or retail use if permitted by building and zoning restrictions. We also include in this category storage facilities and car wash facilities.

Properties to be acquired should have a good location and street appearance; good quality construction; well-identified and evaluated deferred maintenance; and well-identified leasing, rehabilitation, development and redevelopment risks. Surrounding neighborhoods and or nearby commercial properties should be in good condition and have long remaining economic lives.

Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller, including, where appropriate, plans and specifications, environmental reports, surveys, evidence of marketable title (subject only to such liens and encumbrances as are acceptable to our manager), unaudited financial statements covering recent operations of any properties having operating histories, title insurance policies and opinions of counsel in certain circumstances. We will not close the purchase of any property unless our manager is satisfied with the environmental status of the property.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

In purchasing and leasing real properties, we will be subject to risks generally incident to the ownership of real estate, including changes in general economic or local conditions, changes in supply of or demand for similar or competing properties in an area, changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive, and changes in tax, real estate, environmental and zoning laws. Periods of high interest rates and tight money supply may make the sale of properties more difficult. We may experience difficulty in keeping the properties fully leased due to general economic conditions, tenant turnover, general overbuilding or excess supply in the market area.

We will not engage in any of the following activities: (a) issuing senior equity securities; (b) lending money; (c) investing in securities of other issuers, other than the subsidiary entities to be formed to acquire each of our properties; (d) underwriting the securities of other issuers; (e) engaging in the purchase or sale of investments other than the types of real estate described above; (f) offering securities in exchange for property; or (g) investing in real estate mortgages. We are not obligated to repurchase any units.

Terms of Leases

The terms and conditions of any lease we enter into with regard to a tenant may vary substantially. However, we expect that a majority of our leases will be leases customarily used between tenants and landlords in the geographic area where the property is located. Apartment leases generally have a term of six months to one year. Commercial leases generally provide for terms of three to ten years and require the tenant to pay a pro rata share of building expenses. Under such typical leases, the landlord is directly responsible for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs.

We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and prior periods, net worth or cash flow statements of guarantors and other information we deem relevant.

We anticipate that we will fund any required tenant improvements in connection with newly acquired properties from our offering proceeds. At such time as one of our tenants does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that we will be required to expend substantial funds for tenant improvements and refurbishments to the vacated space. Certain of such expenses may be paid by new tenants. We will fund our portion of such tenant improvements from the working capital reserve established for the property for which such improvements are required.

Borrowing Policies

We intend to acquire our properties through the investment of the net proceeds of this offering and through borrowing from commercial real estate lenders. We may also purchase our properties through seller financing under certain circumstances. We may acquire properties for cash and subsequently seek financing of such properties and use the proceeds of such financing for additional investments. Financing will not exceed 65% of the acquisition price for the properties plus the cost of development, construction, rehabilitation and improvement with respect to such properties, determined on a portfolio-wide basis.

Joint Venture Investments

We anticipate that we will enter into joint ventures with small, established developers for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of properties. We will look for developers who have ongoing relationships with prominent national and regional tenants and a record of successful development and leasing, for the construction of the target investment asset types. Joint venture agreements may be structured as “platform joint ventures” whereby the Company will negotiate an agreement with a developer to provide equity sufficient to develop multiple properties, possibly including provision for developing and selling certain properties and reinvesting the proceeds from such sales in new developments. Such platform joint ventures will be treated by the Company as a single asset, provided however that such ventures must mature and be liquidated within the Company’s parameters for property holding periods. Such joint ventures must also provide for periodic distributions of sale proceeds, if required by the Company to conform to its requirements for payment of preferential investor returns or to facilitate distributions to offset investors income tax attributable to taxable income from gains on property sales. There can be no assurance, however, that these joint venture partners will perform.

Disposition Policies

We are structured as a liquidating investment fund. This means that as we liquidate our subsidiaries and sell our properties, we will distribute the proceeds to investor members in accordance with our Company Agreement. We anticipate that each asset’s holding period will be four to six years, and that the duration of the Company will be six to eight years. We intend to hold our various properties until such time as the sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. In deciding whether to sell an asset, we will consider factors such as potential capital appreciation, cash flow, and federal income tax considerations, including possible adverse federal income tax consequences to the investor members. We may exercise our discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time. At the end of the tenth year of the Company, we intend to liquidate all properties we still own and distribute the proceeds to investor members as soon as reasonably practicable, considering the market conditions at that time. We anticipate that we will sell our properties for all cash; however, we may sell properties on terms that would permit a complete liquidation by the end of the tenth year of the Company.

Other Policies

In an attempt to qualify for the 90% qualified income exception to the treatment of the Company as a publicly traded partnership taxable as a corporation under Section 7704 of the Code, our manager intends to operate the Company such that at all times more than 90% of our gross income will be derived from interest, real property rents (excluding rents which are contingent on the profits of the lessees and rents from rental of personal property) and gains from the sale of real property.

MANAGEMENT

General

We operate under the direction of our Board of Managing Directors. The Board has full and complete authority, power and discretion to manage and control our business, affairs, and properties. The number of managing directors is fixed by a majority vote of the Board. All decisions and actions of the Board of Managing Directors shall require a majority vote of the managing directors, or the unanimous consent of the managing directors if there are two managing directors. Each managing director shall serve until his successor is elected and accepts the position. The managing directors shall not be required to be elected or re-elected on any periodic basis. The Board of Managing Directors, by a majority vote, may from time to time call an election of any one or more managing directors, and shall propose such persons for election as the Board or a committee of the Board shall determine. Election of managing directors shall be by majority vote, including a consent, of our members.

Under the terms of our Limited Liability Company Agreement, the Board appointed Proinvest Realty Advisors, LLC, to serve as the manager of the Company. Proinvest Realty Advisors, LLC, as our manager, will be in charge of our day-to-day operations.

Board of Managing Directors

Members of the initial Board of Managing Directors are as follows:

Name	Age	Position(s)

Gerald Nels (“Jerry”) Olson	59	Chairman of the Board
T.E. Millard	62	Managing Director
Michael R. Walker	61	Managing Director
Darryl D. Pounds	57	Managing Director
Stephen T. Crosson	62	Managing Director

Gerald Nels Olson has been the Chairman of the Board of Managing Directors of the Company since its inception and a managing director of Proinvest Realty Advisors, LLC since February 2007. Mr. Olson is a member of the State Bar of Texas. He was awarded a Bachelor of Arts from the University of North Texas in 1969, a Juris Doctor from Southern Methodist University in 1971 and Doctor of Philosophy from Queen Mary College, University of London in 1999.

Mr. Olson is a manager and director of GN Olson & Company, Limited Liability Company, which is a member of Proinvest Realty Advisors, LLC. GN Olson & Company, formed in 2005, provides consulting services to owners, investors and lenders. GN Olson & Company is owned by Patricia R. Olson, Mr. Olson’s wife. From 2004 to 2005 Mr. Olson planned and organized proprietary materials in preparation for formation of the Company and Proinvest Realty Advisors, LLC. During this time, Mr. Olson also provided consulting services through Proinvest, LLC, a predecessor to G N Olson & Company.

Mr. Olson’s career reflects thirty-five years of experience as an attorney and as senior partner and member of the management committee of a major law firm; company president, chief executive and chief operating officer for commercial real estate businesses, president of a business and bank consultancy; director and loan committee member of a multi-bank holding company; and published author and scholar. His legal and business experience has been concentrated in commercial real estate purchase, sale, development and financing, representing owners, investors, developers and lenders, including banks, thrifts, insurance companies, pension funds and real estate investment trusts.

Mr. Olson was appointed Senior Fellow of the London Institute of International Banking, Finance and Development Law, London, and was an Associate Executive of the Institute of International Banking and Finance at Southern Methodist University, Dallas, Texas, for the period 1994 to 2004. Mr. Olson has written and lectured extensively on legal and business aspects of banking and finance in the US, England, Europe and South America. He is the author of a book entitled Banks in Distress, Lessons from the American Experience of the 1980s, regarding the phenomenon of worldwide banking and financial distress, including related public policy issues, published by the

London office of Kluwer Law International, The Hague, Netherlands in 2000 as a part of its International Banking, Finance and Economic Law Series.

Mr. Olson will not devote all of his time to the business of the Company.

T.E. Millard has been a managing director of the Company since its inception, and a managing director of Proinvest Realty Advisors, LLC since February 2007. Mr. Millard is a member of the State Bar of Texas. He received a Bachelor of Business Administration in 1967 and a Juris Doctor in 1969, both from Southern Methodist University.

Mr. Millard is a practicing attorney in Dallas, Texas, specializing in commercial real estate acquisition, development, construction, management, leasing, and financing transactions. Mr. Millard has been a real estate partner in several major regional law firms, including Locke, Purnell, Boren, Laney & Neely (now known as Locke Liddell LLP) and Johnson & Swanson (last known as Johnson & Wortley). Mr. Millard has also had extensive experience representing aerospace, pharmaceutical, mining, steel production, electronic, telecommunications, and insurance industry clientele.

On May 7, 2002, Mr. Millard filed a voluntary petition in bankruptcy, in the U.S. Bankruptcy Court, Northern District of Texas (Fort Worth), under Chapter 7 of the U.S. Bankruptcy Code, which provides for a discharge of debts and requires a complete liquidation of the debtor’s assets. On September 3, 2002, Mr. Millard was granted a discharge of all debts except certain liabilities to the IRS for unpaid taxes. On August 15, 2003, Mr. Millard filed a second voluntary petition in bankruptcy, in the U.S. Bankruptcy Court, Northern District of Texas (Dallas), under Chapter 13 of the U.S. Bankruptcy Code. This second petition was filed to resolve debt for taxes, which debt was not discharged in the prior bankruptcy, and which Mr. Millard was not able to resolve by agreement with the IRS. On December 21, 2004, this second petition was converted to a Chapter 7 proceeding and is presently awaiting dismissal.

Mr. Millard will not devote all of his time to the business of the Company.

Michael R. Walker has been a managing director of the Company since May 2007. Mr. Walker is a retired Executive Vice President and Chief Operating Officer of Citibank Commercial Real Estate Group which, at the time of his retirement, managed a commercial and multifamily real estate loan portfolio with aggregate loan balances of over $10 billion. He joined Citibank in 2002 after Citibank’s acquisition of California Federal Bank. At that time Mr. Walker was Executive Vice President of the California Federal Bank’s Commercial Real Estate Group. Mr. Walker is currently a director of EAH Housing, Inc., a non-profit affordable housing developer and property management company based in Marin County, California.

Mr. Walker received a Bachelor of Business Administration in 1968 from North Texas State University, with post-graduate studies in real estate at Southern Methodist University.

Mr. Walker will not devote all of his time to the business of the Company.

Darryl D. Pounds has been a managing director of the Company since May 2007. Mr. Pounds is president of PCS Capital Partners, LLC, an investment firm formed in October of 2006, and executive vice president of PML Exploration Services LLC. From January 2006 to October 2006, Mr. Pounds planned and organized PCS. From 1998 to 2005, Mr. Pounds was Chief Executive Officer and Chairman of Chartwell Industries, Inc., and a partner in Chartwell Partners, Ltd., both of which were involved in private equity investing. Chartwell Industries, Inc. was part owner and general partner for G&H Manufacturing, Ltd., a Texas entity liquidated in 2005 through Chapter 7 bankruptcy.

Mr. Pounds was awarded a Bachelor’s of Business Administration in Finance from Texas A&M University in 1972 and is a graduate of the Southwest Graduate School of Banking at Southern Methodist University in Dallas, Texas.

Mr. Pounds will not devote all of his time to the business of the Company.

Stephen T. Crosson has been a managing director of the Company since May 2007. Mr. Crosson formed Crosson Dannis, Inc. in early 1977, and is currently its Chairman and Chief Executive Officer. Crosson Dannis, Inc. is a provider of valuation and consultation services throughout the U.S.

Mr. Crosson is the Chair of the Editorial Board and Editor-in-Chief of The Appraisal Journal of the Appraisal Institute. He holds the MAI (in 1974) and SRA designations of the Appraisal Institute and the MRICS designation of the Royal Institute of Chartered Surveyors. Mr. Crosson served for several years as Chairman of the Appraisal Review Board of the Dallas Central Appraisal District. Mr. Crosson received a Bachelor of Business Administration — Banking and Finance from the University of North Texas in 1968, and pursued post-graduate work on a Masters in Business Administration, with emphasis in real estate, from Southern Methodist University.

Mr. Crosson will not devote all of his time to the business of the Company.

Chief Financial Officer

David Mickits, 35, has been the chief financial officer for the Company since May 18, 2007, under the terms of the Accounting and Administrative Services Agreement with Seneca Investments. He has also been the manager of an accounting firm since 2002. Mr. Mickits graduated from the University of Texas at Austin with a Bachelor of Business Administration in 1994, and has been a registered certified public accountant in Texas since 1996.

Mr. Mickits will devote the majority of his time to the management of his accounting firm.

Committees of the Board

The Board of Managing Directors has formed and appointed an Executive Committee and an Audit Committee, and shall form and appoint such other committees as the Board shall determine necessary from time to time. Each such committee shall have such authority and responsibilities as delegated to the committee by the Board. Each individual on any committee shall serve on the committee at the pleasure of the Board, and may be removed with or without cause at any time without notice. Each committee shall continue in existence until terminated by the Board.

Proinvest Realty Advisors, LLC

Proinvest Realty Advisors, LLC, is a Texas limited liability company formed on February 9, 2007. Other than activities relating to our pre-capitalization planning, Proinvest Realty Advisors, LLC has no prior operations. The executive offices of Proinvest Realty Advisors, LLC are located at 8333 Douglas Avenue, Suite 1450, Dallas, Texas 75225. The telephone number is (214) 363-7130.

Proinvest Realty Advisors, LLC will serve as our manager under the terms of the Management Agreement and will be in charge of our day-to-day operations.

The management of Proinvest Realty Advisors, LLC is as follows:

Name	Age	Position(s)

Gerald Nels (“Jerry”) Olson	59	Managing Director
T.E. Millard	62	Managing Director
Glenn E. Lyons	67	Managing Director

Glenn E. Lyons has been a managing director of Proinvest Realty Advisors, LLC since February 2007. Mr. Lyons is the President of Glenn E. Lyons & Associates, Inc., a commercial real estate firm formed in 1989. Mr. Lyons has been actively involved in commercial real estate sales, marketing, investment, construction and development since 1972.

Throughout his career Mr. Lyons has held board memberships at Guaranty Bank, Red Bird Bank, First State Bank of Plano, the Southwest Dallas Economic Development Board, the Karen E. Henry Foundation, and the Padre Island Business Association and is currently serving as a board member for the Corpus Christi International Airport. Prior to Mr. Lyons real estate career, he served eleven years in the United States Air Force Security Service, with Top Secret Security Clearance, and was honorably discharged. He maintains offices in Dallas and Corpus Christi.

Changes in Management

The Board may at any time designate one or more persons to be additional or successor managers, with such participation in the manager’s interest as the Board, each then current manager and the successor or additional managers may agree upon. However, any agreement between the Board, the manager and any new or successor manager will not affect the interests of the investor members. Proinvest Realty Advisors, LLC may resign as manager only after two years following the effective date of the registration statement, and only if a successor manager has been identified and approved by the Board. Any other successor manager may resign at any time, provided a new successor manager has been approved by the Board.

Interim Staffing Plan

On February 27, 2007 our manager entered into the Administrative and Financial Services Agreement with Seneca Investments, an affiliate. Under the terms of that agreement, Seneca will provide certain administrative and financial staff to our manager on a contract basis, including David Mickits, our chief financial officer. We anticipate that, in the future, our manager may employ permanent staff to provide these services and terminate the Administrative and Financial Services Agreement with Seneca. The agreement provides that any partial or full termination may be effected without any penalty or other expense; however, our manager will cooperate with Seneca to minimize expenses or disruption of operations of both the manager and Seneca relating to termination of personnel in connection with such a transition, including the possible employment by the manager of Seneca staff who have been providing services to the manager.

The Marketing Consultant

We have entered into a marketing agreement with our manager and Critical Data, Inc., dated February 27, 2007. Under the terms of that agreement, Critical Data will provide certain marketing services to us and to our manager relating to the offering of our units. We will pay Critical Data a marketing consultant fee equal to .25% of the gross offering proceeds as compensation under the terms of the marketing agreement. In addition, Critical Data will receive a subordinated trailing fee equal to 2% of our net disposition proceeds, which is the net amount of cash proceeds we receive from the sale of our properties after deducting indebtedness secured by the property, expenses relating to such sale, and amounts set aside as reserves.

COMPENSATION OF THE MANAGER AND AFFILIATES

We will pay our manager and affiliates certain fees for services to be rendered to us. We believe these fees are comparable to or less than similar fees charged by other investment managers and service providers for comparable services to other similar investment companies in our market area. In certain cases, we expect that some fees to be paid to affiliates will be less than the permitted maximum as a result of arms-length negotiations with such affiliates. The fees paid to the manager and affiliates will be paid as ordinary operating expenses prior to calculation of investor members’ returns, other than the subordinated equity interest.

Property Advisory Fees

We will pay our manager a Property Advisory Fee equal to 2% of the investment cost for each property acquired, payable at the closing of each purchase. The investment cost will include the gross contract purchase price of the property and the budgeted amount of funds to be used to develop, construct, rehabilitate or improve such property, including costs for environmental studies, inspections, zoning or rezoning applications, structural or engineering studies and all similar costs. The gross contract purchase price will include the stated purchase price plus all other amounts paid by the Company or for which the Company or any affiliate is liable, including but not limited to, debt secured by the property.

Management Fee

We will pay our manager an annual management fee equal to the sum of (i) not more than 1.0% of the aggregate book value of our assets (other than cash held in bank accounts, money market funds, or similar accounts, or accounts receivable), plus (ii) not more than 0.5% of cash held in bank accounts, money market funds, or similar accounts. The fee will be payable on the tenth day of each month in an amount equal to one-twelfth of the annual management fee, calculated as of the last day of the immediately preceding month. Accrued but unpaid management fees for any period will be deferred without interest and will be payable in subsequent periods from any funds available to the Company after payment of all other costs and expenses of the Company, including any reserves then determined by the manager to no longer be necessary to be retained by the Company. If a manager is terminated, the manager will be paid management fees through the date of such termination, subject to the terms of the Company Agreement.

Disposition Fee

We will pay our manager a disposition fee equal to 2% of the gross sales price or finance amount for each property we sell, payable at the closing of the sale.

Refinancing Fee

We will pay our manager a refinancing fee equal to .75% of the principal amount of any loan incurred to finance or refinance a property, excluding any loan incurred in connection with the initial acquisition of the property. The refinancing fee will be paid upon the closing of the loan.

Development and Construction Fees

We will pay our manager development or construction fees with respect to properties that require substantial completion work in redevelopment, renovation or rehabilitation and with respect to development joint ventures. These amounts will not exceed 10% of the direct costs of the construction work for the redevelopment, renovation or rehabilitation or joint venture development of each such property, excluding construction site personnel of the Company and construction site utilities chargeable to the Company. Each development or construction fee must be comparable to and competitive with amounts charged by third parties in the same geographic area. Each proposed development or construction fee must be set out in the budget prepared for a property prior to acquisition.

Subordinated Equity Interest

Our manager will receive a 25% subordinated equity interest in the Company, which will be subordinated to, and no distributions can be made with respect to such 25% interest until the investor members have achieved, the return of their investment plus an 8% internal rate of return on their investment in the Company. We believe that the subordination of the 25% equity interest will align the manager’s financial interest with that of the investor members.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our manager and affiliates, including conflicts related to the arrangements pursuant to which we will compensate our manager and affiliates. All of our agreements and arrangements with our manager and affiliates, including those relating to compensation, are not the result of arm’s-length negotiations. See “Compensation of the Manager and Affiliates.” Some of the conflicts of interest in our transactions with our manager and affiliates are described below.

•	Involvement in other Real Estate Activities. Our managing directors, manager and affiliates are involved in other real estate programs that have investment objectives similar to ours, and we expect that they will organize other such programs in the future. Our manager and such affiliates have legal and financial obligations with respect to these other programs that are similar to their obligations to us. Our Company Agreement does not specify how much time our managing directors, manager and affiliates must devote to our business.

•	Compensation to our Manager and Affiliates. Transactions involving the purchase and sale of our properties may result in the receipt of substantial commissions, fees and other compensation by our manager and affiliates, including property advisory fees, management fees, disposition fees, refinancing fees, construction management and supervision fees, real estate commissions, and participation in distributions of net cash from operations, non-liquidating sale proceeds and liquidating distributions. The agreements and arrangements between our manager and us have been established by our independent managing directors, and we believe the fees to be paid and the terms to be reasonable under the circumstances. However, said agreements and arrangements were not negotiated on an arm’s-length basis.

•	Discretion of our Manager in Management Matters. Our manager has considerable discretion with respect to all decisions relating to the terms and timing of all Company transactions. Therefore, our manager may have conflicts of interest concerning certain actions taken on our behalf. The agreements and arrangements among the Company and our manager have been approved by a majority of our independent managing directors, and we believe the fees to be paid and the terms to be reasonable under the circumstances. However, said agreements and arrangements were not negotiated on an arm’s-length basis.

•	Lack of Separate Representation. Proinvest Realty Fund, LLC and Proinvest Realty Advisors, LLC may have the same legal counsel in connection with this offering, and legal counsel may in the future act as counsel to our manager and to us. There is a possibility that in the future the interests of the various parties may be subject to conflict of interest.

•	Tax Audits. In the event of an audit of our federal income tax returns by the IRS, it is possible that the interests of our manager in such tax audit could become inconsistent with or adverse to the interests of investor members.

FIDUCIARY RESPONSIBILITY OF THE MANAGER

Our managing directors are accountable to us in a fiduciary capacity and consequently must exercise good faith and integrity in handling our affairs. Our board must exercise its fiduciary duty to ensure the safekeeping and authorized use of all funds and assets, whether or not in its immediate possession or control, and must not use or employ, or permit another to use or employ such funds or properties in any manner except for our exclusive benefit. In addition, our board is not permitted to contract away the fiduciary duty owed to us under common law.

Our board and our manager may not be liable to the Company or to you for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in our Company Agreement for indemnification of our board and our manager. Therefore, you have a more limited right of action than you would have absent the limitations in the Company Agreement. See Section 4.7 of the Company Agreement, which is Exhibit A to this prospectus.

Our Company Agreement provides that we will indemnify our board and our manager for liabilities they incur in dealings with third parties on our behalf. To the extent that the indemnification is for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy and therefore unenforceable. See Section 4.7 of the Company Agreement, which is Exhibit A to this prospectus.

DESCRIPTION OF THE UNITS

All of our units of limited liability company interest, other than the manager’s capital contribution of $1,000 and GN Olson & Company, LLC’s initial contribution of $100, represent a capital contribution of $10,000 each and shall have the rights, privileges and preferences as provided in our Company Agreement, which is Exhibit A to this prospectus. No member shall be required to make any additional capital contribution. The units are subject to numerous restrictions on transferability, as set forth below. Units acquired by investor members will be fully paid and non-assessable. No investor member has the right to withdraw all or any portion of his capital contribution until the full and complete winding up and liquidation of our business.

The Preferential Return

As an investor member, you will be entitled to receive preferential distributions until you receive the return of 100% of your capital contribution plus an 8% per annum internal rate of return. The preferential return is subordinate to operating expenses of the Company, including the management fee to be paid to our manager. The internal rate of return assumes that all cash flow generated by the Company is reinvested at the same rate of return as the investment itself, providing a higher relative yield than a simple interest non-compounding rate of return. The 8% preferential return is not guaranteed and may only be paid if funds are available.

Restrictions on Transferability

There are a number of restrictions on the transferability of units, as set out in Section 11.2 of the Company Agreement. Except for intra-family transfers and transfers by gift, inheritance or family dissolution, no units may be transferred unless the proposed transferee meets the minimum suitability standards set forth in this prospectus. Investors transferring less than all of their units must transfer a number of units such that, after the transfer, both the transferor and transferee shall own no less thanone unit, unless such transfer is made on behalf of a retirement plan, or by gift, inheritance, intra-family transfer, family dissolution or to an affiliate. Payment of a transfer fee in an amount sufficient to cover transfer costs, as established by our manager, is a condition to effectiveness of a transfer. Additional restrictions on transfers of units are imposed under the securities laws of various states upon the residents of such states. Further, no unit may be transferred, sold, assigned or exchanged if the transfer or sale of such unit, when added to the total of all other transfers or sales of units within the period of 12 consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Company, result in the termination of the Company under Section 708 of the Internal Revenue Code (dealing with transfers of 50% or more of the outstanding interests of a partnership or company taxable as a partnership) unless the Company and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such a termination.

In addition to the foregoing restrictions, the Company Agreement contains substantial restrictions on the transfer or assignment of units in order to prevent the Company from being deemed a “publicly traded partnership” under the section 7704 Treasury Regulations, and to prevent the requirement that the Company be registered as an investment company or commodity pool. Further, the Company Agreement provides that any transfer or assignment of units that does not satisfy the conditions in Section 11.2 of the Company Agreement will be void ab initio and will not be recognized by the Company.

An assignee of units will not become a substituted member in place of his assignor unless the assignee has expressly agreed to become a party to the Company Agreement. An assignee of units who does not become a substituted member shall be entitled to receive distributions attributable to the units properly transferred to him, but shall not have any of the other rights of an investor member, including the right to vote as an investor member and the right to inspect and copy our books. Assignments of units are restricted similarly to transfers of units.

REAL PROPERTY INVESTMENTS

As of the date of this prospectus, we have not acquired or contracted to acquire any specific real estate properties. The manager will continually evaluate various potential property investments and engage in discussions and negotiations with sellers and potential tenants regarding the purchase of properties for us. At such time during the negotiations for a specific property as the manager believes that a reasonable probability exists that we will acquire such property, we will supplement this prospectus to disclose the negotiations and pending acquisition as well as any other information available to help you understand the transaction. This will normally occur on the signing of a legally binding purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. You should understand that you cannot rely on the initial disclosure of any proposed acquisition as an assurance that we will ultimately consummate such proposed acquisition. In addition, you should be aware that the information provided about the proposed acquisition may change between the date of the supplement and the actual purchase.

We intend that the proceeds of this offering will be invested in properties in accordance with our investment policies. If all of the units we are offering are sold, and if we obtain financing of up to 65% of our portfolio value, we plan to invest in approximately 50 properties. Funds available for investment in properties which are not expended or committed to the acquisition of specific real properties, or reserved for working capital purposes, within the later of two years from the date we reach the minimum offering or one year after the termination of the offering will be returned to the investor members.

We will obtain insurance coverage for all properties in which we invest.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

As of the date of this prospectus, we had not yet begun active operations. We will not begin active operations until we receive and accept subscriptions for a minimum of $30,000,000. At that time, subscription proceeds may be released from escrow and applied to the payment or reimbursement of selling commissions and other organization and offering expenses, leaving net proceeds available for investment in properties and operation of properties. We will experience a relative increase in liquidity as we receive additional subscriptions for units, and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of our properties.

As of the initial date of this prospectus, we have not entered into any arrangements to acquire any specific property. The number of properties we acquire will depend upon the number of units we sell and the resulting amount of the net proceeds available for investment in properties.

Until required for the acquisition of properties, net offering proceeds will be kept in short-term, liquid investments. We may, but are not required to, establish reserves from offering proceeds and/or out of cash flow generated by operating properties or out of net sale proceeds.

We generally will acquire properties which are currently operating and producing rental revenue. We may also develop or acquire newly constructed properties with limited or no operating history. We anticipate that we will hold our various properties for approximately four to six years, or until such time as we determine that the sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. We may exercise our discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon liquidation of the Company. It is impossible to predict with any certainty the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions, which may affect the future disposition of our properties, there are no assurances that we will be able to sell our properties at a profit in the future. Accordingly, the timing of our liquidation and the extent to which you will receive cash distributions from appreciation on real estate investments will be dependent upon future market conditions. See “Risk Factors” at page 6.

There is no assurance as to future timing or amounts of cash available for distribution to you from either net cash from operations or property sale proceeds.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, which we reasonably anticipate to have a material impact on acquisition or operation of real estate properties, other than those referred to in this prospectus.

INVESTMENT BY TAX-EXEMPT ENTITIES AND
ERISA CONSIDERATIONS

General

The following is a summary of some non-tax considerations associated with an investment in our units by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans, annuities described in Section 403(a) or (b) of the Internal Revenue Code, or individual retirement account or annuity described in Section 408 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of the Employee Retirement Income Security Act of 1974, and regulations adopted pursuant thereto by the U.S. Department of Labor (ERISA), and the Internal Revenue Code, including amendments to the Code through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

We have attempted to structure the Company in such a manner that it will be an attractive investment vehicle for qualified plans, IRAs and other entities that are tax-exempt under the Internal Revenue Code. In considering an investment in our units, however, the plan’s fiduciary should consider all applicable provisions of the Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below and determine their applicability to their situation and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment satisfies the prudence and diversification requirements of ERISA, if applicable;

•	whether the investment will result in UBTI to the Plan or IRA (see “FEDERAL INCOME TAX CONSIDERATIONS — Investment by Qualified Plans and Other Tax-Exempt Entities”);

•	whether there is sufficient liquidity for the Plan or IRA , considering the minimum distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	the need to value the assets of the Plan annually; and

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable.

ERISA also requires generally that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and discretion to manage and control the assets of the plan. Persons who are fiduciaries of employee benefit plans subject to ERISA have certain duties imposed on them by ERISA and certain transactions between an employee benefit plan and the parties in interest with respect to such plan (including fiduciaries) are prohibited. Similar prohibitions apply to retirement plans under the Internal Revenue Code and IRAs and Keogh Plans covering only self-employed individuals, which are not subject to ERISA but are, nevertheless, subject to the prohibited transaction rules under the Code. For purposes of both ERISA and the Code, any person who exercises any authority or control with respect to the management or disposition of the assets of a retirement plan is considered to be a fiduciary of such retirement plan (subject to certain exceptions not here relevant).

Minimum Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase units should take into consideration the limited liquidity of an investment in our units as it relates to applicable minimum distribution requirements under the Internal Revenue Code for the Plan. If the units are held in the IRA or Plan and, before we sell our properties, mandatory distributions are required to be made to the beneficiary or participant of such IRA or Plan pursuant to the Code, then this would require that a distribution in kind of the units be made to such beneficiary or participant, which may not be permissible under the terms and conditions of such IRA or Plan. Even if permissible, a distribution in kind of units must be included in the taxable income of the recipient for the year in which the units are received at the then current fair market value of the units, even though there would be no corresponding cash distribution with which to pay the income tax liability arising out of any such distribution. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution in kind can only be an estimated value per unit because no public market for our units exists or is likely to develop. See “Annual Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by an investor member because estimates do not necessarily indicate the price at which units could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of units, to liquidate a portion of the in-kind units distributed in order to satisfy such withholding obligations, although there might be no market for such units. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual Valuation Requirement

Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans at least on an annual basis. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

We will maintain records based on internal valuation of our units based upon the estimated amount an investor member would receive if all our properties were sold for their estimated values as of the close of our fiscal year and all proceeds from such sales, without reduction for selling expenses, together with any funds held by us, were distributed to investor members upon liquidation. Such estimated property values will be based upon annual valuations performed by our manager, and we will obtain no independent property appraisals. The unit valuations provided by our manager may not satisfy the technical requirements imposed on Plan fiduciaries under ERISA. Similarly, the unit valuations provided by our manager may be subject to challenge by the Internal Revenue Service if used for any tax (income, estate and gift, or otherwise) valuation purpose as an indicator of the fair market value of the units.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, any transactions between Plans or IRAs and the “parties-in-interest” or “disqualified persons” are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties were deemed to be assets of a Plan, referred to herein as “Plan Assets,” our manager then would be deemed a fiduciary of any Plans that are investor members. If this were to occur, certain contemplated transactions between our manager and us could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our manager as a Plan fiduciary with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets — Definition

A definition of Plan Assets is not set forth in ERISA or the Internal Revenue Code; however, a Department of Labor regulation, referred to herein as the “Plan Assets Regulation,” provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan makes an equity investment will generally be deemed to be assets of such Plan unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•	in which equity participation by “benefit plan investors” is not significant; or

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.”

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term “benefit plan investors” is broadly defined for this purpose. We anticipate that we may not qualify for this exception because we may have equity participation by “benefit plan investors” in excess of 25%, which would be deemed to be significant, as defined above. As a result, and because we are not a registered investment company, we anticipate that we may not qualify for the exemption for investments in which equity participation benefit plan investors in not significant nor for the exemption for investments in securities issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws. Although our units are intended to satisfy the registration requirements under this definition, the determinations of whether a security is “widely held” and “freely transferable” are inherently factual matters.

Under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met; however, even if our units are deemed to be widely held, the “freely transferable” requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulation provides that “whether a security is ’freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in public real estate limited partnerships that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. We have been structured with the intent to satisfy the freely transferable requirement set forth in the Plan Asset Regulation with respect to our units although there are no assurances that such requirement is met by our units.

You should note, however, that because certain adverse tax considerations can result if we are characterized as a “publicly traded partnership” under Section 7704 of the Internal Revenue Code (see “Federal Income Tax Considerations — Publicly Traded Partnerships”), we have incorporated additional restrictions on the transferability of our units into our Company Agreement that are intended to prevent classification as a publicly traded partnership (Section 7704 Restrictions). The Plan Asset Regulation provides specifically, in this regard, that any “restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes” will ordinarily not affect a finding that the securities are “freely transferable.” The Plan Asset Regulation was promulgated prior to the enactment of Section 7704 Restrictions, however, so the incorporation of the Section 7704 Restrictions into the Company Agreement potentially has the effect of allowing us to qualify for the freely transferable requirement, and thus, the “publicly offered securities” exemption.

On the other hand, because the Section 7704 Restrictions are intended only to prohibit transfers that would result in our reclassification for federal tax purposes, if the Department of Labor interprets the Section 7704 Restrictions consistently with the specific exemption language in the Plan Asset Regulation set forth above, we should qualify for the freely transferable requirement and, thus, the “publicly offered securities” exemption. Because of the factual nature of such a determination and the lack of further guidance as to the meaning of the term “freely transferable,” particularly in light of the Section 7704 Restrictions, there can be no assurance that we will, in fact, qualify for this exemption.

Real Estate Operating Company Exemption

Even if we were deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exemption with respect to securities issued by a “real estate operating company.” We will be deemed to be a “real estate operating company” if, during the relevant valuation periods defined in the Plan Asset Regulation, at least 50.0% of our assets, other than short-term investments pending long-term commitment or distribution to members valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than 50.0% of our assets to the management and development of real estate. The manager shall be subject to the management and development of all Company investments by the Company, through our managing directors who shall have the exclusive management and development authority of the Company.

An example in the Plan Asset Regulation indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity’s properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the “real estate operating company” exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the lack of further guidance as to the meaning of the term “real estate operating company,” there can be no assurance as to our ability to structure our operations to qualify for the “real estate operating company” exemption.

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our manager would be treated as a fiduciary with respect to each Plan member, and an investment in our units might expose the fiduciaries of the Plan to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our properties are deemed to be Plan Assets, an investment by a Plan in our units might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our manager or affiliates were treated as fiduciaries with respect to Plan members, the prohibited transaction restrictions of ERISA would apply to any transaction involving our properties. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan participants with the opportunity to sell their units to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our units, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our manager and affiliates could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA member, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our units.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15.0%, but is increased to 100.0% if the prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the federal income tax considerations that are material to an investment in our units. This summary is based upon the Internal Revenue Code, Treasury Regulations promulgated under the Code, current positions of the Internal Revenue Service contained in the Revenue Rulings, Revenue Procedures and other administrative actions and existing judicial decisions in effect as of the date of this prospectus.

You should realize that it is not feasible to comment on all aspects of federal, state and local tax laws that may affect each of you. The federal income tax considerations discussed below are necessarily general in nature, and their application may vary depending on your particular circumstances. Further, no representations are made in this prospectus as to state and local tax considerations. The discussion below is directed primarily to individual taxpayers who are citizens of the United States. You should consult your own tax adviser to ascertain how the federal income tax consequences of an investment in our units will impact your specific tax situation.

You should note that this discussion does not fully address the tax issues specific to corporations, tax exempt entities subject to Subchapter F of the Code, including pension plans, profit sharing plans, IRAs and other tax exempt retirement plans, and foreign taxpayers subject to Subchapter N of the Code, nor does it address state, local, and foreign tax considerations. This discussion addresses the major federal tax consequences to individuals of an investment in our units and is intended to summarize all of the federal income tax considerations material to an investment in the Company. Further, we do not intend to request a ruling from the IRS with respect to any of the federal income tax matters discussed below, and on certain matters no ruling could be obtained even if requested.

Investors should also note that a great deal of uncertainty exists with respect to certain provisions of the Code. There can be no assurance that the present federal income tax laws applicable to us will not be further changed prospectively or retroactively by additional legislation, by new Treasury Regulations, by judicial decisions or by administrative interpretations. Any such change could adversely affect your investment in our units. Nothing in this prospectus or any other communication from us, our affiliates, employees or any professional associated with this offering should be construed as legal or tax advice to you.

We will furnish to each investor member and any assignee of units on an annual basis the information necessary for the preparation and timely filing of a federal income tax return. You must either report Company items on your return consistently with the treatment on our information return or file Form 8082 with your return identifying and explaining any inconsistency. Otherwise, the Internal Revenue Service may treat such inconsistency as a computational error, recompute and assess tax and penalties without the usual procedural protection applicable to federal income tax deficiency proceedings.

Pursuant to our Company Agreement, our manager has the authority to make any tax elections on our behalf that, in its sole judgment, are in our best interest. This authority includes the ability to elect to cause us to be taxed as a corporation or to qualify as a REIT for federal income tax purposes. Our manager has the authority under our Company Agreement to make these elections without the necessity of obtaining the approval of our investor members. In addition, our manager has the authority to amend our Company Agreement without the consent of investor members in order to facilitate our operations so as to be able to qualify us as a REIT, corporation or other tax status.

For the foregoing reasons, you are urged to consult with your own tax advisor with respect to specific federal, state and local income tax consequences arising from the purchase of units. If you decide to purchase our units and become an investor member, you may rely upon matters contained in this prospectus to the extent set forth in the Tax Opinion. You should be aware that the IRS may not agree with all tax positions taken by us and that legislative, administrative or judicial decisions may reduce or eliminate anticipated tax benefits of an investment in the Company.

Prospective investors who are fiduciaries of retirement plans should carefully read the sections of this prospectus entitled “INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS” and “INVESTMENT BY QUALIFIED PLANS AND OTHER TAX-EXEMPT ENTITIES,”, and consult their own tax and ERISA advisors.

Tax Opinion

We have retained Glast, Phillips & Murray, a Professional Corporation, to render an opinion concerning the material federal income tax issues related to an investment in the Company. Potential investors should be aware that Glast, Phillips & Murray, a Professional Corporation, has relied upon the accuracy of facts set forth in this prospectus and facts represented to them by our manager and affiliates. The opinions of Glast, Phillips & Murray, a Professional Corporation, assume further that we will be operated strictly in accordance with our Company Agreement. The accuracy of such facts and representations is absolutely critical to the accuracy of the tax opinion, and any alteration of the facts may adversely affect the opinions rendered. As of the date of the tax opinion, no properties have been acquired, nor have any contracts been entered into for the acquisition of properties.

The tax opinion is based upon existing law, applicable existing Treasury Regulations and current published administrative positions set forth in Revenue Rulings, Revenue Procedures and judicial decisions. All such sources are subject to change, either prospectively or retroactively, by new legislation, new court rulings or new administrative positions. Any such changes are not addressed in the tax opinion and could materially adversely effect the tax treatment of an investment in the units.

You should note that any statement in this prospectus or in the tax opinion that it is “more likely than not” that a tax position would be sustained means that, in our Tax Attorneys’ judgment, at least a 51% chance of prevailing exists if the Internal Revenue Service were to challenge the allowability of such tax position and such challenge were to be litigated and judicially decided.

Neither the tax opinion, nor the description of the tax consequences of an investment in the units set forth in this prospectus will have any binding effect or official status of any kind and no assurance can be given that the conclusions reached in the tax opinion will be sustained by any court if the IRS chooses to contest any such opinion. Accordingly, the tax opinion should not be viewed as a guarantee of any sort that the income tax effects described in this prospectus will be achieved or that any court would hold that there is “substantial authority” for any such positions.

Specific Opinions

Relying upon the representations and assumptions contained in this prospectus and described in the tax opinion and subject to the qualifications set forth in this prospectus and in the tax opinion, Glast, Phillips & Murray, a Professional Corporation, has concluded that the following material tax issues are more likely than not to have a favorable outcome based upon the merits for federal income tax positions taken if challenged by the IRS, litigated and judicially decided:

•	That the Company will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation.

•	That the Company will not be classified as a “publicly traded partnership” under Code Section 7704.

•	An investment in the Company units will be treated as a passive activity.

•	The Company items of income, gain, loss, deduction and credit will be allocated among our manager and the investor members substantially in accordance with the allocation provisions of the Company Agreement.

•	The Company’s activities will be considered activities entered into for profit.

•	The Company is not currently required to register as a tax shelter with the IRS prior to the offer and sale of the units based upon the manager’s representation that the “tax shelter ratio”, which is generally determined by dividing an investor’s share of aggregate deductions from the investment, determined without regard to income, by the amount of the investor’s capital contributions, will not exceed 2-to-1 for any investor as of the close of any of the first five years of our operations;

•	We will not be considered a “tax shelter” under the Code for purposes of determining possible exemptions from the application of accuracy-related penalty provisions of the Code.

No Opinion on Some Issues

Whether properties are held primarily for sale in the ordinary course of business is a question that is dependent upon the specific facts and circumstances at the time the Company disposes of its properties. While it is anticipated that the Company will dispose of its properties in a manner that, under current law, would allow for capital gains treatment, it is possible that, at the time the properties are sold, our manager may determine that the Company would benefit more from a disposition of the properties in a manner that would cause the properties to be considered held for sale in the ordinary course of business. Accordingly, Glast, Phillips & Murray, a Professional Corporation, is unable to form an opinion as to the probable outcome of the issue of whether the Company, at the time it disposes of properties, will be considered to hold some or all of its properties primarily for sale to customers in the ordinary course of business if challenged by the IRS, litigated and judicially decided.

Investors should also note that the IRS may attempt to disallow or limit some of the benefits of investing in the Company by applying certain provisions at the individual level rather than at the Company level. In this regard, Glast, Phillips & Murray, a Professional Corporation, gives no opinion or conclusion as to the tax consequences to investor members with regard to any material tax issues that impact at the individual level and are dependent on the investor member’s individual tax circumstances. These issues include, but are not limited to (i) the imposition of the alternative minimum tax; (ii) investment interest deductibility; and (iii) limitation of deductions attributable to activities not entered into for profit at the individual level. You are urged to consult with and rely upon your own tax advisors with respect to all tax issues that impact on the individual level.

Classification as a Partnership

Under treasury regulations issued in December 1996, a domestic limited liability company with more than one member will be classified as a partnership for federal income tax purposes unless it makes an election to be classified as an association taxable as a corporation. We are a domestic limited liability company, and have more than one member. Our Company Agreement provides that our manager will not take any action that would cause us to be classified as an association taxable as a corporation. Based on the foregoing, including, without limitation, certain representations made by us and our manager, it is the opinion of Glast, Phillips & Murray, a Professional Corporation, that we will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation.

Assuming that we will be classified as a partnership for federal income tax purposes, in the discussion that follows, as the context requires:

•	The use of the term partnership will be construed to refer also to a limited liability company classified as a partnership for federal income tax purposes;

•	The use of the term partner will be construed to refer also to a member of a limited liability company; and

•	The use of the terms partnership interest or interest in the partnership or similar terms will be construed to refer also to the interest of a member in a limited-liability company.

Partnerships are not subject to federal income tax. Instead, they file an annual information return with the IRS and each partner is required to report on his federal income tax return his distributive share of each item of partnership income, gain, loss, deduction and credit, if any. The tax results anticipated from an investment in the Company are dependent upon the Company being classified as a partnership by the IRS rather than as an association taxable as a corporation. In the event that the Company, for any reason, were to be treated for federal income tax purposes as a corporation, the members of the Company would be treated as stockholders with the following results, among others: (i) the Company would become a taxable entity subject to the federal income tax imposed on corporations; (ii) items of income, gain, loss, deduction and credit would be accounted for by the Company on its federal income tax return and would not flow through to the members; and (iii) distributions of cash would generally be treated as dividends taxable to the members at ordinary income rates, to the extent of current or accumulated earnings and profits, and would not be deductible by the Company in computing its income tax. The effect of application of the corporate system of double taxation on us would result in a large increase in the effective rate of tax on such income because of the application of both corporate and individual tax rates to income, conversion of otherwise non-taxable distributions into taxable dividends and conversion of income arising from transactions qualifying for capital gain treatment into income taxable at ordinary income rates.

The remaining summary of federal income tax considerations in this section assumes that we will be classified as a partnership for federal income tax purposes.

Publicly Traded Partnerships

Although an entity may be duly organized and operated under limited liability company statutes and file its federal tax returns as a partnership, if it is classified as a “publicly traded partnership” and 90% or more of its income is not considered “qualifying income,” the entity may be taxable as a corporation (see “Classification as a Partnership” above). If the Company is classified as a publicly traded partnership and 90% of more of its income is “qualifying income,” the Company’s income will be considered portfolio income rather than passive income. See “Passive Loss Limitations” below.

A publicly traded partnership is generally defined under Section 7704 of the Code as any partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Treasury Regulations have been issued, which are referred to herein as the “Section 7704 Regulations,” that clarify whether partnership interests will be treated as readily tradable on a secondary market. In addition, such regulations include a number of safe harbors that allow certain transactions to be disregarded, including the safe harbor that, if satisfied, would preclude our being classified as a publicly traded partnership.

The Section 7704 Regulations contain definitions of what constitutes an established securities market and a secondary market or the substantial equivalent thereof. They also set forth what transfers may be disregarded in determining whether such definitions are satisfied with respect to the activities of a partnership. Our manager does not believe that our units are traded on an established securities market or a secondary market or the substantial equivalent thereof as defined in the Section 7704 Regulations.

The Section 7704 Regulations provide certain safe harbors (the “secondary market safe harbors”) which, after taking into consideration all transfers other than those deemed disregarded, may be satisfied in order to avoid classification of such transfers as being made on a secondary market or the substantial equivalent thereof. One of the secondary market safe harbors provides that interests in a partnership will not be considered tradable on a secondary market or the substantial equivalent thereof if the sum of the partnership interests transferred during any taxable year, other than certain disregarded transfers, does not exceed 2% of the total interest in the partnership’s capital or profits. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period of partnership units representing more than 2% of the total interest in a partnership’s capital or profits. Another safe harbor from the definition of a publicly traded partnership dealing with redemption and repurchase agreements is also provided in the Section 7704 Regulations. The Section 7704 Regulations also provide that the failure to satisfy a safe harbor provision under the Regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

Our Company Agreement does not allow our manager to create any market for the resale of units nor will the Company be listed on any trading exchange. In addition, the Company Agreement limits unit transfers of all types to transfers of units which satisfy an applicable safe harbor contained in the Section 7704 Regulations (or any other applicable safe harbor from “publicly traded partnership” status which may be adopted by the IRS). Our manager has represented that the Company will be operated strictly in accordance with the Company Agreement and that it will void any transfers or assignments of units if it believes that such transfers or assignments will cause the Company to be treated as a publicly traded partnership under the Section 7704 Regulations or any Regulations adopted by the IRS in the future.

Based upon the Company Agreement, which only allows transfers which satisfy the safe harbor provisions of the Code Section 7704 Regulations, and our manager’s representation that it will not facilitate the creation of any public market for the units and will operate the Company in accordance with the terms of the Company Agreement, Glast, Phillips & Murray, a Professional Corporation, has opined that the Company will not be classified as a publicly traded partnership under current statutes and regulations. However, due to the complex nature of the safe harbor provisions contained in the Section 7704 Regulations and because any determination in this regard will necessarily be based upon future facts not yet in existence at this time, no assurance can be given that the IRS will not challenge this conclusion or that the Company will not, at some time in the future, be deemed to be a publicly traded partnership.

Even if we were deemed to be a publicly traded partnership, Section 7704(c) of the Code provides an exception to taxation of an entity as a corporation if 90% or more of the gross income of such entity for each taxable year consists of “qualifying income”. Qualifying income includes interest, real property rents and gain from the sale or other disposition of real property. According to the legislative history of Section 7704, qualifying income does not include real property rents which are contingent on the profits of the lessees or income from the rental or lease of personal property. Our manager intends to operate the Company in such a manner as to qualify for the 90% qualifying income exception. Investors should note, however, that even if we satisfy the qualifying income exception, being deemed to be a publicly traded partnership would result in certain other material adverse tax consequences to members, including the treatment of net income of the Company as portfolio income rather than passive income. See “Passive Loss Limitations” below.

General Principles of Partnership Taxation

Under the Internal Revenue Code, partnerships are not taxable entities and do not pay income tax. Instead, partners report their pro rata shares of income, loss and credit items on their respective tax returns and pay tax accordingly, regardless whether they have received actual cash distributions. If, as anticipated, we are treated as a partnership for tax purposes, each investor member will report on his federal income tax return his distributive share of each item of partnership income, gain, loss, deduction and credit, if any. Each member’s distributive share of such items will be determined in accordance with the allocations made in the Company Agreement, provided such allocations are recognized for federal income tax purposes. Each member will be subject to tax on his distributive share of Company income even if no cash is distributed.

The amount of any loss or deduction which a member may utilize in computing his federal income tax liability is limited to his adjusted basis. Additionally, in the case of individuals and certain closely held corporations, losses will also be limited to the amount “at risk” and the amount of income and loss from other passive activities.

Investor members are required to report Company items on their individual tax returns in the same manner as the items were treated on the Company’s tax return. If an investor member chooses to report an item inconsistently, the investor member must give notice to the IRS that he is reporting the item inconsistently.

The receipt of a cash distribution from the Company by an investor member in respect of, but not in liquidation of, his units generally will not generate the recognition of gain or loss for federal income tax purposes except to the extent that the cash distribution exceeds the investor member’s basis in his unit. Cash distributions will reduce an investor member’s basis and amounts “at risk” by the amount of the cash distribution. To the extent that a cash distribution is in excess of basis, the gain recognized will be taxable in accordance with the rules discussed below which govern the sale of units.

Each potential investor must be mindful that the Company’s information returns are audited more frequently by the Internal Revenue Service than individual returns. We will claim all deductions for federal income tax purposes which we reasonably believe we are entitled to claim. However, there can be no assurance that such deductions will not be contested or, if contested, will not be disallowed by the IRS. Final disallowance or reallocation of any claimed deductions could adversely affect the members. Although we do not intend to take an aggressive position on any issue, an audit of any deduction is entirely possible. Such an audit could result in an audit of a member’s tax return in which items in addition to Company items would be examined by the IRS.

Anti-Abuse Rules

The Treasury Regulations set forth broad “anti-abuse” rules under the Internal Revenue Code provisions applicable to partnerships. These rules authorize the Commissioner of Internal Revenue to recast transactions involving the use of partnerships either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Code. Our manager is not aware of any fact or circumstance which could cause the IRS to exercise its authority under these rules; however, if any of the transactions entered into by the Company were to be recharacterized under these rules, or if we were to be recast as a taxable entity, there would be material adverse tax consequences to all of our members.

Limitations on Deductibility of Losses

The ability of an investor member to deduct his distributive share of our losses is subject to a number of limitations, as set forth below.

Basis Limitation.  An investor member may not deduct his share of Company losses and deductions in excess of the adjusted basis of his interest in the Company determined as of the end of the taxable year. Allocated losses that are not allowed may be carried over indefinitely and claimed as a deduction in a subsequent year to the extent that such investor member’s adjusted basis in his units has increased above zero. An investor member’s adjusted basis in his units will include his cash investment in the units along with his pro rata share of any Company liabilities as to which no member is personally liable. An investor member’s basis in his units will be increased by his distributive share of our taxable income and decreased (but not below zero) by his distributive share of our losses. Cash distributions made to an investor member will also reduce an investor member’s basis in his units and, to the extent of that basis, will be considered a return of capital. In the event that an investor member has no remaining basis in his units, any excess cash distributions will generally be taxable to him as gain from the sale or exchange of his units.

Passive Loss Limitations.  The Internal Revenue Code substantially restricts the ability of many taxpayers (including individuals, estates, trusts, certain closely held corporations and certain personal service corporations) to deduct losses derived from so called “passive activities.” Passive activities generally include any activity involving the conduct of a trade or business in which the taxpayer does not materially participate (including the activity of a limited liability company in which the taxpayer is a member) and certain rental activities (including the rental of real estate). In the opinion of, Glast, Phillips & Murray, a Professional Corporation, it is more likely than not that an investor member’s interest in the Company will be treated as a passive activity. Accordingly, our income and loss, other than interest income which would constitute portfolio income, will generally constitute passive activity income and passive activity loss, as the case may be, to investor members.

Generally, losses from passive activities are deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income,” which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Passive activity losses that are not allowed in any taxable year are suspended and carried forward indefinitely and allowed in subsequent years as an offset against passive activity income in future years.

Upon a taxable disposition of a taxpayer’s entire interest in a passive activity to an unrelated party, suspended losses with respect to that activity will then be allowed as a deduction against: (i) first, any remaining income or gain from that activity including gain recognized on such disposition; (ii) then, net income or gain for the taxable year from other passive activities; and (iii) finally, any other non-passive income or gain. Treasury Regulations provide that similar undertakings which are under common control and owned by pass-through entities such as partnerships are generally aggregated into a single activity. Accordingly, it is unlikely that suspended passive activity losses derived from a specific Company property would be available to investor members to offset non-passive income from other sources until the sale or other disposition of all of our properties has been consummated or until the investor member’s units are disposed of in a taxable transaction to an unrelated party. You should evaluate the degree to which the passive activity limitations will limit your ability to utilize losses to offset other income.

The Internal Revenue Code also provides that the passive activity loss rules will be applied separately with respect to items attributable to each publicly traded partnership. Accordingly, if we were deemed to be a publicly traded partnership, our losses, if any, would be available only to offset our future non portfolio income. In addition, if we were deemed to be a publicly traded partnership which is not treated as a corporation because of the qualifying income exception, our income would generally be treated as portfolio income rather than passive income and could not be applied against passive losses from other activities.

At Risk Limitations.  The deductibility of our losses is limited further by the “at risk” limitations in the Internal Revenue Code. Investor members who are individuals, estates, trusts and certain closely held corporations are not allowed to deduct Company losses in excess of the amounts which such investor members are determined to have “at risk” at the close of our fiscal year. Generally, an investor member’s amount “at risk” will include the amount of his cash capital contribution to the Company. An investor member’s amount “at risk” will be reduced by his allocable share of our losses and by distributions made by us and increased by his allocable share of our income. Any deductions which are disallowed under this limitation may be carried forward indefinitely and utilized in subsequent years to the extent that an investor member’s amount “at risk” is increased in those years.

Allocations of Profit and Loss

Allocations of net income, net loss, depreciation and amortization deductions and gain on sale are described in this prospectus in the section entitled “Distributions and Allocations.” Investors should note in this regard that the Company Agreement defines the terms “net income” and “net loss” to mean the net income or loss realized or recognized by the Company for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax.

We have not received and do not intend to seek a ruling with respect to whether our allocations of profits and losses will be recognized for federal income tax purposes. The Internal Revenue Service may attempt to challenge our allocations of profits and losses. If any such challenge were successful, members’ respective shares of taxable income or loss could be altered to the detriment of some or all of our members.

General Rules.  Section 704(a) of the Internal Revenue Code provides generally that partnership items of income, gain, loss, deduction and credit are allocated among partners as set forth in the relevant partnership agreement. Section 704(b) provides, however, that if an allocation to a partner under the partnership agreement of income, gain, loss, deduction or credit (or items thereof) does not have substantial economic effect, such allocation will instead be made in accordance with the partner’s interest in the partnership (determined by taking into account all facts and circumstances).

Treasury Regulations under Section 704(b) of the Code (the “Section 704(b) Regulations”) provide complex rules for determining (i) whether allocations will be deemed to have economic effect; (ii) whether the economic effect of allocations will be deemed to be substantial; (iii) and whether allocations not having substantial economic effect will be deemed to be made in accordance with a partner’s interest in the partnership.

Economic Effect — General Allocations.  The Section 704(b) Regulations provide generally that an allocation will be considered to have economic effect if: (i) partners’ capital accounts are determined and maintained in accordance with the Section 704(b) Regulations; (ii) upon the liquidation of the partnership, liquidating distributions are made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the year during which such liquidation occurs; and (iii) the partnership agreement contains a “qualified income offset” provision and the allocation in question does not cause or increase a deficit balance in a partner’s capital account at the end of the partnership’s taxable year.

A partnership agreement contains a “qualified income offset” if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution of certain items which causes a deficit or negative capital account balance (which means generally that the sum of losses allocated and cash distributed to a partner exceeds the sum of his capital contributions to the partnership and any income allocated to such partner), will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance as quickly as possible.

The Company Agreement (i) provides for the determination and maintenance of capital accounts pursuant to the Section 704(b) Regulations, (ii) provides that liquidation proceeds are to be distributed in accordance with capital accounts, and (iii) contains a qualified income offset provision. The qualified income offset provision in the Company Agreement (along with limitations on allocations of net loss and depreciation and amortization deductions) has the effect of prohibiting an investor member from being allocated items of loss or deduction which would cause his capital account to be reduced below zero.

Substantiality.  Even if the allocations of profits and losses of a partnership are deemed to have economic effect under the Section 704(b) Regulations, an allocation will not be upheld unless the economic effect of such allocation, is “substantial.” In this regard, the Section 704(b) Regulations generally provide that the economic effect of an allocation is “substantial” if there is a reasonable possibility that the allocation will affect the dollar amounts to be received by partners from a partnership, independent of tax consequences. The economic effect of an allocation is presumed not to be substantial if there is a strong likelihood that the net adjustments to the partner’s capital account for any taxable year will not differ substantially from the net adjustments which would have been made for such year in the absence of such allocation and the total tax liability of the partners for such year is less than it would have been in the absence of such allocations. The economic effect will also be presumed not to be substantial where: (i) the partnership agreement provides for the possibility that the allocation will be largely offset by one or more other allocations; (ii) the net adjustments to the partners’ capital accounts for the taxable years to which the allocations relate will not differ substantially from the net adjustments which would have been recorded in such partners’ respective capital accounts for such years if the original allocations and the offsetting allocations were not contained in the partnership agreement; and (iii) the total tax liability of the partners for such year is less than it would have been in the absence of such allocations.

With respect to the foregoing provision, the Section 704(b) Regulations state that original allocations and offsetting allocations will not be deemed to not be substantial if, at the time the allocations become part of the partnership agreement, there is a strong likelihood that the offsetting allocations will not, in large part, be made within five years after the original allocations are made. The Section 704(b) Regulations further state that for purposes of testing substantiality, the adjusted tax basis of partnership property will be presumed to be the fair market value of such property, and adjustments to the adjusted tax basis of partnership property (such as depreciation or cost recovery deductions) will be presumed to be matched by corresponding changes in the property’s fair market value.

Members’ Interests.  If the allocations of profits and losses set forth in our Company Agreement are deemed not to have substantial economic effect, the allocations are then to be made in accordance with our members’ interests in the Company. The Section 704(b) Regulations provide in this regard that a partner’s interest in a partnership will be determined by taking into account all facts and circumstances relating to the economic arrangement of the partners, including: (i) the partners’ relative contributions to the partnership; (ii) the interests of the partners in economic profits and losses (if different from those in taxable income or loss); (iii) the interests of the partners in cash flow and other nonliquidating distributions; and (iv) the rights of the partners to distributions of capital upon liquidation.

The Company Agreement (i) provides for the determination and maintenance of capital accounts in accordance with the Section 704(b) Regulations, (ii) provides that liquidation proceeds will be distributed to the members in accordance with capital accounts, and (iii) contains a qualified income offset provision. Assuming the accuracy of the representations of our manager, including that we will be operated strictly in accordance with the terms of the Company Agreement and that it is anticipated that our properties will not be sold within four years of acquisition, Glast, Phillips & Murray, a Professional Corporation, is of the opinion that it is more likely than not that Company items of income, gain, loss, deduction and credit will be allocated among our manager and the investor members substantially in accordance with the allocation provisions of the Company Agreement. In reaching this conclusion, Glast, Phillips & Murray, a Professional Corporation has made a number of assumptions, including the accuracy of various representations of our manager and the assumption that we will be operated strictly in accordance with the terms of our Company Agreement. The tax rules applicable to whether allocations of items of taxable income and loss will be recognized are complex. The ultimate determination of whether allocations adopted by us will be respected by the Internal Revenue Service will depend upon facts that will occur in the future and cannot be predicted with certainty. If the allocations we use are not accepted, you could be required to report greater taxable income or less taxable loss with respect to an investment in the Company and, as a result, pay more tax and associated interest and penalties. You might also be required to incur the costs of amending your individual tax return.

Risk of Taxable Income without Cash Distributions

A partner in a partnership is required to report his allocable share of the partnership’s taxable income on his personal income tax return regardless of whether or not he has received any cash distributions from the partnership. There are no assurances that an investor member will not be allocated items of our income or gain in an amount which gives rise to an income tax liability in excess of cash, if any, received from us for the tax year in question, and you are urged to consult with your personal tax advisors in this regard.

Investment by Qualified Plans and Other Tax Exempt Entities

Qualified plans and other tax-exempt entities should consult their own tax advisors with regard to the tax issues unique to such entities, including, but not limited to, issues relating to classification of our properties as plan assets, unrelated business taxable income and required distributions.

Unrelated Business Taxable Income.  Any person who is a fiduciary of an IRA, Keogh Plan, Qualified Plan or other tax exempt entity considering an investment in the units should be aware that it is likely that certain income allocable to units owned by tax-exempt entities may be subject to federal income tax. This would occur in the event that a portion of our income is deemed to be “UBTI”, generally defined as income derived from any unrelated trade or business carried on by a tax exempt entity or a partnership of which it is a member. A trustee of a charitable remainder trust should be aware that if any portion of the income derived from its ownership of units is deemed to be UBTI, the trust will lose its exemption from income taxation with respect to all of its income for the tax year in question. A tax exempt investor member other than a charitable remainder trust which has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation on such income. See “Investment by Charitable Remainder Trusts” below.

We anticipate that an investment in the Company will give rise to UBTI. If we are deemed to hold our properties primarily for sale to customers in the ordinary course of business, or we were deemed to own “debt-financed properties,” i.e. property that is subject to “acquisition indebtedness,” as defined below, then a portion of such income or gain would constitute UBTI to investing Exempt Organizations. See “Taxation of Real Estate Operations” below.

Acquisition indebtedness includes: (i) indebtedness incurred in acquiring or improving property; (ii) indebtedness incurred before the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement; and (iii) indebtedness incurred after the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement and the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement.

We anticipate that we will incur acquisition indebtedness and will, therefore, give rise to UBTI. Any person who is a fiduciary of a tax-exempt entity should carefully consider the impact of the presence of UBTI on their investment performance relative to other investments which do not generate UBTI.

Minimum Distribution Requirements.  Any person who is a fiduciary of a tax-exempt entity considering an investment in units should also consider the impact of minimum distribution requirements under the Internal Revenue Code. The Code provides that certain minimum distributions from retirement plans must be made commencing no later than the April 1st following the calendar year during which the recipient attains age 70 1/2. Accordingly, if units are still held by retirement plans and our properties have not yet been sold at such time as mandatory distributions are required to commence to an IRA beneficiary or a qualified plan participant, it is likely that a distribution in kind of the units will be required to be made, which distribution will be includable in the taxable income of said IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions with which to pay the income tax liability arising out of any such distribution. In certain circumstances, a distribution in kind of the units may be deferred beyond the date for required distributions, but only upon a showing of compliance with the minimum distribution requirements of the Code by reason of distributions from other retirement plans established for the benefit of the recipient. Compliance with these requirements is complex, however, and potential investors are urged to consult with and rely upon their individual tax advisors with regard to all matters concerning the tax effects of distributions from retirement plans. No assurances can be given that our properties will be sold or otherwise disposed of in a fashion which would permit sufficient liquidity in any retirement plan holding units for the retirement plan to be able to avoid making a mandatory distribution in kind of units.

Investment by Charitable Remainder Trusts

A charitable remainder trust (“CRT”) is a trust created to provide income for the benefit of at least one non-charitable beneficiary for life or a term of up to 20 years, with the property comprising the trust corpus then transferred to a charitable beneficiary upon the expiration of the trust. Upon the creation of a CRT, the grantor would normally be entitled to a charitable income tax deduction equal to the current fair market value of the remainder interest which will ultimately pass to charity. A CRT is also exempt from federal income taxation if the trust is established and maintained in compliance with highly complex rules contained in the Code and underlying Treasury Regulations. Among these rules is a provision that if any portion of income derived by a CRT is deemed to be UBTI, all of the CRT’s income for the taxable year in which UBTI is incurred, from whatever sources derived, will be subject to income taxes at the trust level. We anticipate our activities will give rise to income characterized as UBTI. See “— Investment by Qualified Plans and Other Tax-Exempt Entities” above.

Taxation of Real Estate Operations

Depreciation.  It is currently anticipated that the real property improvements and any personal property we acquire will be depreciated for tax purposes using the Alternative Depreciation System set forth in the Internal Revenue Code for partnerships (and limited liability companies taxable as partnerships) having both taxable and tax exempt partners. Under that Alternative Depreciation System, real property improvements will be depreciated on a straight line basis over a recovery period of 40 years, and personal property acquired by us will be depreciated over a recovery period of 12 years on a straight line basis.

Sale of Our Properties.  Upon the sale of our properties, we will recognize gain or loss to the extent that the amount realized is more or less than the adjusted basis of the property sold. The amount realized upon the sale of a property will generally be equal to the sum of the cash received plus the amount of indebtedness encumbering the property, if any, assumed by the purchaser or to which the property remains subject upon the transfer of the property to the purchaser. The adjusted basis of our property will in general be equal to the original cost of the property less depreciation allowances allowed to us with respect to such property.

Assuming that we are not deemed to be a dealer with respect to our properties (see “Property Held Primarily for Sale” above), such gain or loss will generally be taxable under Section 1231 of the Internal Revenue Code. An investor member’s share of the gains or losses resulting from the sale of our properties would generally be combined with any other Section 1231 gains or losses realized by the investor member in that year from source other than the Company, and the net Section 1231 gain or loss is generally treated as long term capital gain (subject to depreciation or cost recovery allowance recapture, if any) or ordinary loss, as the case may be. You should be aware that the amount of taxable gain allocated to you with respect to the sale of one of our properties may exceed the cash proceeds you receive with respect to such sale.

Property Held Primarily for Sale.  We have been organized for the purpose of acquiring real estate for investment and rental purposes. However, if we were at any time deemed for tax purposes to be a “dealer” in real property (one who holds real estate primarily for sale to customers in the ordinary course of business), any gain recognized upon a sale of such real property would be taxable as ordinary income, rather than as capital gain, and would constitute UBTI to investor members which are tax exempt entities.

Under existing law, whether property is or was held primarily for sale to customers in the ordinary course of business, must be determined from all the facts and circumstances surrounding the particular property and sale in question. We intend to acquire real estate for investment and rental only and to engage in the business of owning and operating such improvements. We will sell such property only as, in the opinion of our manager, such sale is consistent with our investment objectives. Although our manager does not anticipate that we will be treated as a dealer with respect to any of our properties, there is no assurance that the IRS will not take a contrary position. Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and disposition in question. These include the number, frequency, regularity and nature of dispositions of real estate by the holder and activities of the company in facilitating dispositions. They may also include activities taken by us to facilitate the subdivision and sale of properties. This determination is intensely factually specific and is made separately with respect to each disposition of a property. If we were to dispose of a number of our properties in a relative short period in a series of separate transactions, or after only a brief holding period, this would increase the risk of potential characterization of such transactions as sales of property in the ordinary course. Dealer status would result in gains from dispositions being taxed at higher ordinary income rates rather than as capital gains. It would also result in such income constituting UBTI with adverse consequences to tax exempt investors. See “— Investment by Qualified Plans and Other Tax-Exempt Entities — Unrelated Business Taxable Income” above. Because the issue is dependent upon facts that will not be known until the time a property is sold or held for sale, and due to the lack of directly applicable judicial authority in this area, our counsel is unable to render an opinion as to whether we will be considered to hold any or all of our properties primarily for sale to customers in the ordinary course of business.

Syndication and Organizational Expenses.  Expenses incurred in connection with organizing the Company or syndicating interests in the Company must be capitalized. Syndication costs can not be deducted or amortized and include costs and expenses incurred in connection with promoting and marketing the units, such as selling commissions, professional fees and printing costs. There are no assurances that the Internal Revenue Service will not attempt to recharacterize as nondeductible syndication expenses certain costs and expenses which we intend to deduct or amortize over 60 months as organizational expenses or start up expenses.

Activities Not Engaged in for Profit

Section 183 of the Internal Revenue Code limits deductions attributable to activities “not engaged in for profit.” The term “not engaged in for profit,” is defined as any activity other than an activity that constitutes a trade or business or an activity that is engaged in for the production or collection of income. In general, an activity will be considered as entered into for profit where there is a reasonable expectation of profit in the future. The determination of whether an activity is engaged in for profit is based upon the facts and circumstances of each case.

Based upon our investment objectives and the representation of our manager that the Company will be operated in a business like manner in all material respects and in accordance with the Company Agreement and this prospectus, and assuming the determination as to whether the activities of the partnership are activities entered into for profit under Section 183 is made at the partnership level, Glast, Phillips & Murray, a Professional Corporation, has concluded that it is more likely than not that the activities contemplated by the Company will be considered activities entered into for profit . However, the Internal Revenue Service may also apply Section 183 to investor members notwithstanding any determination made with respect to the Company in this regard. Since the test of whether an activity is deemed to be engaged in for profit is based upon facts and circumstances that exist from time to time, no assurance can be given that Section 183 of the Code may not be applied in the future to disallow deductions allocable to investor members from our operations. Accordingly, prospective investors should consult with their own tax advisors regarding the impact of Section 183 on their individual situations.

Sales of Units

You may be unable to sell any of your units because there is, and more than likely will not be, any active trading market for the units. In the event that you do sell your units, however, you will realize gain or loss equal to the difference between the gross sale market price or proceeds received from sale and your adjusted tax basis in your units. Assuming you are not a “dealer” with respect to such units and have held the units for more than one year, your gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to your share of our “unrealized receivables” and “substantially appreciated inventory,” as defined in Section 751 of the Internal Revenue Code, which would be taxable as ordinary income. Any recapture of cost recovery allowances taken previously by us with respect to personal property associated with our real properties will be treated as “unrealized receivables” for this purpose. You should note in this regard that the Internal Revenue Code requires us to report any sale of units to the Internal Revenue Service if any portion of the gain realized upon such sale is attributable to the transferor’s share of our “Section 751 property.”

Dissolution and Liquidation

Our dissolution and liquidation will involve the distribution to the members of the cash remaining after the sale of our properties, if any, and after payment of all our debts and liabilities. If an investor member receives cash in excess of the basis of his units, such excess will be taxable as a gain from the sale or exchange of a Capital Asset. If an investor member were to receive only cash upon dissolution and liquidation, he would recognize a loss to the extent, if any, that the adjusted basis of his units exceeded the amount of cash received. No loss would be recognized if an investor member were to receive property other than money, unrealized receivables and substantially appreciated inventory, as defined in Section 751 of the Internal Revenue Code. There are a number of exceptions to these general rules, including but not limited to, the effect of a special basis election under Section 732(d) of the Code for an investor member who may have acquired his units within the two years prior to the dissolution, and the effects of distributing one kind of property to some members and a different kind of property to others as determined under Section 751(b) of the Code. Because it is anticipated that only cash will be distributed upon liquidation, you should consult your own tax advisor for a more detailed explanation of the tax consequences of receipt of assets other than cash upon liquidation.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate for the year 2007 is 35%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 15% for sales and exchanges of assets held for more than one year. For taxable years ending after December 31, 2010, the maximum tax rate on long-term capital gains will increase to 20%. The maximum tax rate on long-term capital gain from the sale or exchange of depreciable real property is 25% to the extent that such gain would have been treated as ordinary income if the property were a type of depreciable property other than real property. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Election for Basis Adjustments

Under Section 754 of the Internal Revenue Code, we may elect to adjust the basis of our property upon the transfer of an interest in the Company so that the transferee of a unit or units will be treated for purposes of calculating depreciation and realizing gain as though he had acquired a direct interest in our properties. However, as a result of the complexities and added expense of the tax accounting required to implement such an election, we do not intend to make any such election. As a consequence, depreciation available to a transferee of units will be limited to the transferor’s share of the remaining depreciable basis of our properties, and upon the sale of one of our properties, taxable income or loss to the transferee of the units will be measured by the difference between his share of the amount realized upon such sale and his share of our tax basis in the property, which may result in greater tax liability to him than if a Section 754 election had been made. In addition, the absence of such an election by the Company may result in investor members having greater difficulty in selling their units.

Alternative Minimum Tax

Alternative minimum tax is payable to the extent that a taxpayer’s alternative minimum tax exceeds his regular federal income tax liability for the taxable year. Alternative minimum tax for individual taxpayers is a percentage of “alternative minimum taxable income” (“AMTI”) in excess of certain exemption amounts. The first $175,000 of AMTI in excess of the exemption amount is taxed currently at 26%, and AMTI in excess of $175,000 over the exemption amount is taxed currently at 28%. Alternative minimum taxable income is generally computed by adding what are called “tax preference items” to the taxpayer’s regular taxable income with certain adjustments. It is not anticipated that an investment in the Company will give rise to any specific tax preference items. However, to the extent that an investor member borrows funds to invest in units, that investor member may be subject to alternative minimum tax or such interest may be disallowed as a deduction. Accordingly, you should consult with your own personal tax advisor regarding the possible application of the alternative minimum tax to your particular facts.

Penalties

Under Section 6662 of the Internal Revenue Code, a 20% penalty is imposed on any portion of an underpayment of tax attributable to a “substantial understatement of income tax.” In general, a “substantial understatement of income tax” will exist if the actual income tax liability of the taxpayer exceeds the income tax liability, shown on his return by the greater of 10% of the actual income tax liability or $5,000. Unless the understatement is attributable to a “tax shelter,” the amount of an understatement is reduced by any portion of such understatement which is attributable to (i) the income tax treatment of any item shown on the return if there is “substantial authority” for the taxpayer’s treatment of such item on his return or (ii) any item with respect to which the taxpayer adequately discloses on his return the relevant facts affecting the item’s income tax treatment. In the case of a “tax shelter,” which is defined in Section 6662 of the Code as a partnership or other entity that has as its principal purpose the avoidance or evasion of federal income tax, this reduction in the understatement only will apply in cases where, in addition to having “substantial authority” for treatment of the item in question, the taxpayer reasonably believed that the income tax treatment of that item was more likely than not the proper treatment.

Although we are not intended to be a so called “tax shelter,” it is possible that we may be considered a tax shelter for purposes of Section 6662 of the Code and that certain of our tax items could be considered tax shelter items within the meaning of Code Section 6662. The Regulations under Section 6662 provide that an entity will be deemed to be a tax shelter if the tax avoidance or evasion in motive exceeds all other motives. Based on our investment objectives and the restrictions upon debt financing, Glast, Phillips & Murray, a Professional Corporation, has opined that it is more likely than not that the Company does not constitute a tax shelter for purposes of the Code Section 6662 penalties.

In addition to the substantial understatement penalty, Section 6662 of the Code also imposes a 20% penalty on any portion of an underpayment of tax (i) attributable to any substantial valuation misstatement (generally where the value or adjusted basis of a property claimed on a return is 200% or more of the correct value or adjusted basis), or (ii) attributable to negligence, defined as any failure to make a reasonable attempt to comply with the Code, or a careless, reckless or intentional disregard of federal income tax rules or regulations.

Tax Shelter Registration

Any entity deemed to be a “tax shelter,” as defined in Section 6111 of the Internal Revenue Code, is required to register with the IRS. Regulations under Section 6111 define a “tax shelter” as an investment in connection with which an investor can reasonably infer from the representations made that the “tax shelter ratio” may be greater than 2 to 1 as of the close of any of the first five years ending after the date in which the investment is offered for sale. The “tax shelter ratio” is generally determined by dividing the investor’s share of the aggregate deductions derived from the investment, determined without regard to income, by the amount of the investor’s capital contributions.

The Company is not intended to constitute a “tax shelter.” Further, we do not anticipate that we will show a net loss for federal income tax purposes anytime within the first five years of our operations, and we anticipate that the aggregate amount of deductions derived from any member’s investment in the Company, determined without regard to income, will not exceed twice the amount of any such member’s investment in the Company as of the close of any year in our first five calendar years.

Although we currently anticipate that we will not have a tax shelter ratio so as to be classified as a “tax shelter,” governing authority as to the calculation of the “tax shelter ratio” is unclear. If we are required to register as a tax shelter, failure to so register could result in the application of penalties to us and to our members. Based upon the authority of the Treasury Regulations issued under Section 6111 of the Internal Revenue Code and the above-described representations of our manager, Glast, Phillips & Murray, a Professional Corporation, has concluded that we are not currently required to register as a tax shelter with the Internal Revenue Service under Section 6111 of the Internal Revenue Code prior to the offer and sale of the units.

Audits

The IRS often audits partnership tax returns. Deductions we claim may be challenged and disallowed by the Internal Revenue Service. Any such disallowance may deprive members holding units treated as tax preferred units of some or all of the tax benefits incidental to an investment in the Company.

In the event of an audit of our tax return, our manager will take primary responsibility for contesting federal income tax adjustments proposed by the IRS, to extend the statute of limitations as to all members and, in certain circumstances to bind the investor members to such adjustments. Although our manager will attempt to inform each investor member of the commencement and disposition of any such audit or subsequent proceedings, you should be aware that your participation in administrative or judicial proceedings relating to Company items will be substantially restricted.

In the event our manager causes us to elect to be treated as an “Electing Large Partnership” under the Internal Revenue Code, thereby enabling us to take advantage of simplified flow-through reporting of Company items, any adjustments to our tax returns would be accounted for in the year such adjustments take effect, rather than the tax year to which such adjustments relate. Further, our manager will have the discretion in such circumstances either to pass along adjustments to the members, or to cause such adjustments to be borne at the Company level, which could reduce the cash otherwise available for distribution to members. Any penalties and interest could also be borne at the Company level. To the extent that elections to change the status of units are made between the years in which a tax benefit is claimed and an adjustment is made, members may suffer a disproportionate adverse impact with respect to any such adjustment. You are urged to consult your own tax advisors with regard to the effect of simplified pass-through reporting and the changes to audit procedures in effect as a consequence thereof.

Foreign Investors as Members

As a general matter, foreign investors may purchase our units. A foreign investor who purchases units and becomes an investor member will generally be required to file a United States tax return on which he must report his distributive share of our items of income, gain, loss, deduction and credit, and pay United States federal income tax at regular United States tax rates on his share of any net income, whether ordinary or capital gains. A foreign investor may also be subject to tax on his distributive share of our income and gain in his country of nationality or residence or elsewhere. In addition, cash distributions of net cash from operations or sale proceeds otherwise payable to a foreign investor by us or amounts payable upon the sale of a foreign investor’s units may be reduced by United States tax withholdings made pursuant to applicable provisions of the Internal Revenue Code.

Foreign investors should consult their own tax advisors with regard to the effect of both the United States tax laws and foreign laws on an investment in our units and the potential that we will be required to withhold federal income taxes from amounts otherwise payable to foreign investors.

Tax Legislation and Regulatory Proposals

Tax legislative, judicial and administrative changes have been made over the years that significantly impact on our operations. Those changes have included restrictions on the transferability of interests in partnerships and limited liability companies, restrictions on deduction of losses, increasing the scope of the alternative minimum tax, increased penalties on disputed tax deficiencies and registration of investment limited partnerships and limited liability companies deemed to be tax shelters. In some cases, legislative changes have not yet been fully interpreted administratively or judicially. There is no guarantee that during the life of the Company, new legislative, judicial and administrative changes will occur that will significantly alter the anticipated tax treatment of an investment in the Company. It is impossible at this time, however, to predict whether or in what form any such legislation will be enacted or what judicial or administrative interpretations of existing or future legislation will be made. You are urged to consult your own tax advisor with respect to your own tax situation, the effect of any legislative, regulatory or administrative developments or proposals on an investment in our units, or other potential changes in applicable tax laws.

State and Local Taxes

In addition to the federal income tax aspects described above, you should consider potential state and local tax consequences of an investment in our unit. This prospectus makes no attempt to summarize the state and local tax consequences to an investor in those states in which the Company may own properties or carry on activities, and each investor is urged to consult his own tax advisor on all matters relating to state and local taxation, including the following: (i) whether the state in which he resides will impose a tax upon his share of the taxable income of the Company, (ii) whether an income tax or other return must also be filed in those states where the Company will own properties, and (iii) whether he will be subject to state income tax withholding in states where the Company will own properties.

Because the Company will conduct its activities and own properties in different taxing jurisdictions, an investment in the Company may impose upon an investor member the obligation to file annual tax returns in a number of different states or localities in addition to the investor member’s state of residence, as well as the obligation to pay taxes to a number of different states or localities in addition to the investor member’s state of residence. Additional costs incurred in having to prepare various state and local tax returns, as well as the additional state and local tax which may be payable, should be considered by prospective investors, in deciding whether to make an investment in the Company.

It should be noted that, many states have implemented or are in the process of implementing programs to require companies to withhold and pay state income taxes owed by non resident members relating to income producing properties located in their states. In the event that we are required to withhold state taxes from cash distributions otherwise payable to investor members, the amount of the net cash from operations otherwise payable to such investor members would likely be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses which would likely have the effect of reducing returns to the investor members. See “RISK FACTORS.”

You are urged to consult with your own tax advisor with respect to the impact of applicable state and local taxes on an investment in our units.

REPORTS TO INVESTORS

The Company will provide to you all information necessary for the preparation of your federal income tax return and state income and other tax returns and will endeavor to provide such information within seventy-five (75) days after the end of each calendar year. Within 120 days after the end of each calendar year, we will deliver, or cause to be delivered, to you an annual report containing (i) audited financial statements accompanied by an auditor’s report, (ii) a report on our activities for that year, (iii) a report on our distributions during that period and reserves from the proceeds of the offering, and (iv) a report setting forth the compensation paid and costs reimbursed to our manager and a statement of the services performed in consideration of such compensation, in accordance with Section 9.2 of our Company Agreement. The annual report will also contain such other information as is deemed reasonably necessary by the manager to advise the members of our activities during the year covered by the report.

For as long as we are required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report will be sent to you within 60 days after the end of such quarter. Whether or not such reports are required to be filed, you will be furnished within 60 days after the end of each of the first three quarters of our fiscal year an unaudited financial report for that period including a profit and loss statement, a balance sheet and a cash flow statement. The foregoing reports for any period in which fees are paid to our manager and affiliates for services shall set forth the fees paid and the services rendered.

Until the proceeds of the offering available for investment have been invested or committed for investment, we will prepare and send to you a quarterly report of any property acquisitions within the prior quarter. The report will contain the following information (i) a description of the geographic location of the property acquired within such quarter; (ii) a statement of the contract purchase price including terms of the purchase; (iii) the present or proposed use of such property; (vi) the terms of any material lease affecting any property; (v) a description of the proposed method of financing, including estimated down payment and leverage ratio; and (vi) a statement regarding the amount of proceeds of the offering (in both dollar amount and as a percentage of the net proceeds of the offering available for investment) which remain unexpended or uncommitted.

Although we are not required to obtain an appraisal upon the acquisition or disposition of any property, we will maintain in our records any appraisal we receive for any reason for at least five years thereafter and, during such time, we will make such appraisals available to you for inspection and duplication at reasonable times.

SUMMARY OF LIMITED LIABILITY COMPANY AGREEMENT

We are a Delaware limited liability company formed on May 1, 2007. The rights and obligations of our members will be governed by our Limited Liability Company Agreement, or “Company Agreement,” which is Exhibit “A” to this prospectus. The following statements are intended to sumarize some of the material provisions of the Company Agreement; however, you should read the entire Company Agreement before you decide to invest in our units.

Board of Managing Directors

We operate under the direction of our Board of Managing Directors. The Board has full and complete authority, power and discretion to manage and control our business, affairs, and properties. The number of managing directors is fixed by a majority vote of the Board. All decisions and actions of the Board of Managing Directors shall require a majority vote of the managing directors, or the unanimous consent of the managing directors if there are two managing directors, except that a super-majority vote of the managing directors is required to appoint or remove a managing director and to amend certain articles of the Company Agreement. Each managing director shall serve until his successor is elected and accepts the position. The managing directors shall not be required to be elected or re-elected on any periodic basis. The Board of Managing Directors, by a majority vote, may from time to time call an election of any one or more managing directors, and shall propose such persons for election as the Board or a committee of the Board shall determine. Election of managing directors shall require the majority vote of our members.

Under the terms of our Company Agreement, the Board appointed Proinvest Realty Advisors, LLC, to serve as the manager of the Company. Proinvest Realty Advisors, LLC, as our manager, will be in charge of our day-to-day operations.

Powers of our Manager

Pursuant to the terms of the Management Agreement, our manager has full and complete authority, power and discretion to manage and control our business and affairs, to make all decisions regarding those matters in its sole discretion, and to perform any and all other acts incident to or customary for our business. Investor members have no right or power to take part in the management of, or to bind, the Company.

Liabilities of the Investor Members; Nonassessability of Units

We are a limited liability company under Delaware law. If your subscription is accepted by our manager, you will be admitted as an investor member of the Company on the first day of the following month. Under Delaware law, members have no personal liability for our debts or obligations in excess of their capital contributions. Units acquired by members pursuant to the Company Agreement will be fully paid and non-assessable. No investor member has the right to withdraw all or any portion of his capital contribution until the full and complete winding up and liquidation of our business.

Other Activities of our Manager

Our manager may engage in or possess interests in other business ventures of any kind for its own account, including, without limitation, the ownership, financing, leasing, management, syndication, brokerage and development of other real estate of any kind, or the organization and operation of one or more real estate investment funds similar to the Company. Our manager will incur no liability to us, or to you, as a result of engaging in any other business or venture. Our manager, however, will in no way be relieved of its fiduciary duty to us for the safekeeping of all funds and assets of the Company.

Rights and Obligations of Investor Members

Investor members are not permitted to participate in the management and control of our business and may not transact any business in the name of the Company. Pursuant to the Company Agreement, each investor member appoints our manager, with full power and substitution, as his lawful attorney-in-fact to act in his name, place, and stead: (i) to amend the Company Agreement, including amendments necessary to properly reflect allocations of profits and losses as may be required for tax purposes; and (ii) to take any further action which, our manager deems necessary or advisable in connection with the foregoing. The members may remove our manager, with or without cause, by the vote of members owning of record more than 67% of our outstanding units.

Voting Rights of Investor Members

Investor members may, with the affirmative vote of investor members owning of record not less than 67% of our outstanding units, take action on the following matters without the concurrence of our manager:

•	Amend the Company Agreement, but not as to the matters specified in Section 10.3 of the Company Agreement, which the manager alone may amend without the vote of investor members, or as to matters specified in Article V of the Company Agreement, which may be amended by a super-majority vote of the managing directors and a super-majority vote of the investor members;

•	Dissolve the Company;

•	Remove a managing director or any successor managing director;

•	Elect a new managing director upon the removal of a managing director, or upon the death, incompetency, termination, dissolution or cessation of business of a managing director;

•	Approve or dissaprove a transaction entailing the sale of all or substantially all of the real properties acquired by the Company, except in connection with the orderly liquidation and winding up of the business of the Company upon our termination and dissolution; and

•	Approve a proposed plan of merger, plan of exchange or plan of conversion.

Any Units owned or otherwise controlled by the current manager or its affiliates may not be voted and will not be included in the total number of outstanding units for these purposes.

Mergers, Consolidations and Conversions

Our Company Agreement contains a provision prohibiting our manager from entering into a transaction in which we are merged or consolidated with another entity in which our units would be exchanged for securities of another entity, commonly referred to as a “roll-up.”

Approval of the investor members is not required for a plan of merger, exchange or conversion where the Company is the acquiring entity. In addition, approval of investor members is not required for a plan of merger,exchange or conversion if either:

•	The surviving company is a limited liability company whose company agreement does not differ from our Company Agreement before the merger, conversion or exchange in any manner other than as to application of applicable law or other insignificant conforming differences; members who held interests in the Company will hold the same interests in the same proportions in the new company after the merger, conversion or exchange; and the manager adopts a resolution approving the plan of merger, exchange or conversion; or

•	The transaction involves the conversion to corporate, trust or association form and, as a consequence of the transaction, there will be no signficant adverse change in voting rights, term of existence, sponsor compensation, or investment objectives.

Withdrawal of the Manager

Proinvest Realty Advisors, LLC may resign as our manager only after two years following the effective date of the Registration Statement , and only if it has identified a successor manager and the proposed successor manager has been approved by investor members owning of record more than 50% of our outstanding units. Any voluntary withdrawal of our manager would not be effective until the new manager had been admitted. In any such event, the investor members’ interests will not be affected, including, but not limited to, their interests in distributions from the Company. However, a investor member’s limited right to transfer his interest may be further limited to the extent that the transfer, when added to a transfer by our manager in the same tax year, would cause a deemed termination of the Company under Code Section 708 or would cause the Company to be classified as a “publicly traded partnership”.

Books and Records; Rights to Information; Annual Audits

Our manager is required to maintain full and complete books and records for the Company , and all investor members and their designated representatives have the right to inspect, examine and copy such books at reasonable times, at their expense. In addition, the manager will maintain an alphabetical list of the names, addresses and business telephone numbers of the members along with the number of units held by each of them, which will be available for inspection and copying by any member or his designated representative. A copy of such list will be mailed to any member requesting it with ten days of the request. Annual audits of the Company’s affairs will be conducted by such firm of independent certified public accountants as we may from time to time engage.

Transferability of Units

There are a number of restrictions on the transferability of units, as set out in the Company Agreement. Except for intra-family transfers and transfers by gift, inheritance or family dissolution, no units may be transferred unless the proposed transferee meets the minimum suitability standards set forth in this prospectus. Investors transferring less than all of their units must transfer a number of units such that, after the transfer, both the transferor and transferee shall own no less thanone unit, unless such transfer is made on behalf of a retirement plan, or by gift, inheritance, intra-family transfer, family dissolution or to an affiliate. Payment of a transfer fee in an amount sufficient to cover transfer costs, as established by our manager, is a condition to effectiveness of a transfer. Additional restrictions on transfers of units are imposed under the securities laws of various states upon the residents of such states. Further, no unit may be transferred, sold, assigned or exchanged if the transfer or sale of such unit, when added to the total of all other transfers or sales of units within the period of twelve (12) consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Company, result in the termination of the Company under Section 708 of the Internal Revenue Code (dealing with transfers of 50% or more of the outstanding interests of a partnership or company taxable as a partnership) unless the Company and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such a termination.

In addition to the foregoing restrictions, the Company Agreement contains substantial restrictions on the transfer or assignment of units in order to prevent the Company from being deemed a “publicly traded partnership” under the section 7704 Treasury Regulations, and to prevent the requirement that the Company be registered as an investment company or commodity pool. Further, the Company Agreement provides that any transfer or assignment of units that does not satisfy the conditions in the Company Agreement will be void ab initio and will not be recognized by the Company.

An assignee of units will not become a substituted member in place of his assignor unless the assignee has expressly agreed to become a party to the Company Agreement. An assignee of units who does not become a substituted member shall be entitled to receive distributions attributable to the units properly transferred to him, but shall not have any of the other rights of an investor member, including the right to vote as an investor member and the right to inspect and copy our books. Assignments of units are restricted similarly to transfers of units.

Dissolution and Termination

The Company will be dissolved and terminated upon the happening of any of the following events:

•	The expiration of the term of the Company;

•	The decision by a vote of the members holding not less than 67% of all outstanding units to dissolve and terminate the Company;

•	The entry of a decree of judicial dissolution by a court of competent jurisdiction, provided that the foregoing shall not apply if the Company files a voluntary petition seeking reorganization under the bankruptcy laws;

•	The retirement or withdrawal of a manager, or the occurrence of an event that causes a manager to cease to be a member of the Company, unless (i) the remaining manager, if any, elects to continue the business of the Company within ninety (90) days from the date of such event, or (ii) if there is no remaining manager, the members, within one hundred twenty (120) days from the date of such event, elect by majority vote to continue the business of the Company and elect a new manager pursuant to Section 13.3 of the Company Agreement;

•	The effective date of the removal of a manager unless (i) the remaining manager, if any, elects to continue the business of the Company within ninety (90) days from the date of such event, or (ii) if there is no remaining manager, members, prior to the effective date of such removal, elect by majority vote to continue the business of the Company and elect a new manager pursuant to Section 13.3 of the Company Agreement;

•	The sale or other disposition of all of the interests in real estate (including, without limitation, purchase money security interests and interests in joint ventures or other entities owning interests in real estate) of the Company (unless the manager has determined to reinvest the proceeds consistent with the provisions of the Company Agreement);

•	The election by the manager to terminate the Company, without the consent of any member, in the event that either (i) the Company’s properties constitute “plan assets,” as such term is defined for purposes of ERISA, or (ii) any of the transactions contemplated by the Company Agreement constitute a “prohibited transaction” under ERISA or the Code and no exemption for such transaction is obtainable from the United States Department of Labor or the manager determines in its discretion not to seek such an exemption;

•	At any time following the date which is three (3) years after the termination of this offering, the election by the manager to dissolve and terminate the Company.

Upon a dissolution and final termination of the Company, the manager (or in the event of a manager’s removal or termination and, if there is no remaining manager, any other person selected by the members) shall take account of the Company assets and liabilities, and the assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in accordance with the Company Agreement. Upon completion of the final distributions, the Company will be terminated.

DISTRIBUTIONS AND ALLOCATIONS

Distributions of Net Cash from Operations

The Board shall have the sole discretion to determine whether or when any distribution of net cash from operations (defined in our Company Agreement to mean generally our cash flow from operations after payment of all operating expenses and adjustments for reserves) shall be made and the amount, if any, of such distribution. We expect to distribute net cash from operations, if any, as follows and in the following priority:

(a) first, to investor members as a group in an amount equal to the preferential returns which have been allocated but not yet distributed, regarding the current fiscal year, calculated through the end of the month in which the distribution is made, and allocated pro rata among the investor members (as provided in Section 7.1(e) of the Company Agreement);

(b) second, to the investor members as a group in an amount equal to the preferential returns which have been allocated but not yet distributed regarding any prior fiscal year, and further allocated pro rata among the investor members (as provided in Section 7.1(e) of the Company Agreement);

(c) third, to the investor members as a group in an aggregate amount up to the aggregate net capital contributions of all investor members, and further allocated pro rata among the investor members (as provided in Section 7.1(e) of the Company Agreement); and

(d) finally, to the members as follows: twenty-five percent (25%) shall be distributed to the manager, and seventy-five percent (75%) shall be distributed to the investor members as a group, and further allocated among the investor members in the proportion the number of units owned by each bears to all units held by all investor members outstanding on the date of such distribution.

If any distribution shall be insufficient to pay the entire amount of the preferential return for the applicable period, such distribution shall be allocated among the investor members in the proportion that the accrued preferential return due to investor member bears to the aggregate preferential return due to all investor members.

During the offering period, our income will be limited to cash generated from short-term, highly liquid investments. Because we have not identified any probable investments, there can be no assurance as to when we will begin to generate significant cash flow from operations for distributions. We do not expect to have any cash available for distribution before we make our initial investments

The manager shall not incur any liability as a result of its determination to make distributions, even though such distributions may result in our retaining insufficient funds for the operation of our business, provided it made such determination in good faith and not as a result of its negligence or misconduct.

Distributions of Net Disposition Proceeds

We anticipate that net disposition proceeds will be determined only upon the disposition of all or substantially all of the assets of the Company. Therefore, distributions from net disposition proceeds may not be made before the Company is dissolved. The Board shall have the sole discretion to determine whether or when any distribution of net disposition proceeds shall be made and the amount, if any, of such distribution. In connection with each distribution of net disposition proceeds, the Board shall determine whether any amount of trailing fees shall be payable to the managing broker dealer and the marketing consultant out of such net disposition proceeds, and shall reserve appropriate amounts out of such net disposition proceeds for such payment in connection with the distribution of such net disposition proceeds. Except as otherwise provided for distributions upon dissolution pursuant to Section 7.3 of the Company Agreement, net disposition proceeds for each applicable accounting period shall be distributed to the members as follows:

(a) first, to the investor members as a group in an amount equal to the preferential returns which have been allocated but not yet distributed, regarding the current fiscal year, and further allocated among the investor members in the manner provided in Section 7.2(e) of the Company Agreement;

(b) second, to the investor members as a group in an amount equal to the preferential returns which have been allocated but not yet distributed regarding any prior fiscal year, and further allocated among the investor members in the manner provided in Section 7.2(e) of the Company Agreement;

(c) third, to the investor members as a group in an aggregate amount up to the aggregate net capital contributions of all investor members, and further allocated among the investor members in the manner provided in Section 7.2(e) of the Company Agreement; and

(d) finally, we will pay and distribute the remaining net disposition proceeds as follows: three percent (3%) of such remaining net disposition proceeds will be paid to the managing broker dealer, two percent (2%) will be paid to the marketing consultant, twenty-five percent (25%) shall be distributed to the manager, and seventy percent (70%) shall be distributed to the investor members as a group, and further allocated among the investor members in the proportion the number of units owed by each bears to all units held by all investor members outstanding on the date of such distribution.

Distributions upon Dissolution

Upon dissolution, the Company shall proceed to liquidate its assets and make distributions as follows:

Subject to any applicable limitations of law, upon dissolution of the Company, the assets of the Company will be converted to cash. The Company shall be given adequate time to collect any notes received with respect to the sale of properties and collect any other debts outstanding. All allocations of net income or net loss shall be made pursuant to the provisions of Article VI of the Company Agreement. All cash and other assets of the Company shall be applied and distributed as follows:

(a) All of the debts and liabilities of the Company, except indebtedness to members, shall first be paid and satisfied or adequate provision, including the setting up of any reserves which the manager in its sole discretion deem reasonably necessary or desirable, shall be made for the payment or satisfaction thereof;

(b) The manager shall be paid an amount equal to any accrued management fee or other fee which has not been previously paid;

(c) All debts of the Company to members shall next be paid on a pro rata basis without respect to the date on which such debts were incurred, or adequate provision, including the setting up of any reserves which the manager in its sole discretion deems reasonably necessary or desirable, shall be made for the payment or satisfaction thereof;

(d) The investor members as a group shall be paid an amount equal to the preferential returns which have accrued but not been allocated out of net income, or which have been allocated but not yet distributed, regarding the current or any prior fiscal year, calculated through the end of the month in which the distribution is made, and further allocated among the investor members in the manner provided in Section 7.1(e) of the Company Agreement;

(e) The investor members as a group shall be paid an aggregate amount up to the aggregate net capital contributions of all investor members, and further allocated among the investor members in the manner provided in Section 7.1(e) of the Company Agreement;

(f) The Board shall determine what percentage of the amount remaining for distribution represents net disposition proceeds, and shall reserve and pay or distribute such remaining net disposition proceeds as follows: three percent (3%) of such net disposition proceeds shall be paid to the managing broker dealer, two percent (2%) shall be paid to the marketing consultant, twenty-five percent (25%) shall be paid to the manager, and the remaining seventy percent (70%) shall be distributed to the investor members as a group, and further allocated among investor members in the proportion that the positive balance of the capital account of each investor member bears to the aggregate positive balances of all capital accounts of all investor members, without giving effect to such distribution. If a distribution upon dissolution is made from combined net cash from operations and net disposition proceeds, payments of amounts under 7.3(a)(i) through 7.3(a)(v) of the Company Agreement shall be deemed paid first from net disposition proceeds and then from net cash from operations or other sources.

Upon dissolution, each member and each person entitled to trailing fees shall look solely to the assets of the Company for the return of his investment or the payment of such fee, and if our assets remaining after payment or discharge of our debts and liabilities, including debts and liabilities owed to one or more of the members and the preferential return, are insufficient to return the aggregate capital contributions of each member, or to pay all or part of the trailing fees, such members or persons shall have no recourse against the manager, the Managing Directors, or any other member.

The timing of distributions to investor members and the amount of such distributions will be determined by our manager in its sole discretion. Distributions shall be allocated among the investor members as provided in Section 7.1 of the Company Agreement. However, any distribution may be further prorated by the Board with respect to any unit issued by the Company during such period to take into account the days such Unit was outstanding relative to all other Units receiving the distribution.

You should be aware that your share of liquidating distributions may be less than your net capital contributions unless our aggregate sale proceeds are sufficient to fund the amount required to repay aggregate net capital contributions to all investor members.

Return of Unused Capital Contributions

Any proceeds of this offering of units not invested or committed to the acquisition or development of specific real properties within the later of two years from the date we receive and accept subscriptions totaling $30,000,000 or one year after the termination of the offering (as may be extended) (except for necessary operating expenses and any reserves deemed appropriate by the manager) will be distributed pro rata to the investor members as a return of capital. For purposes of the foregoing, funds will be deemed to have been committed and will not be distributed to the extent such funds would be required to acquire, develop or improve property with respect to which contracts, agreements in principle or letters of understanding have been executed; provided that, if it is subsequently determined that the Company will not acquire, develop or improve such property, such funds will be distributed pro rata to investor members as a return of capital, except to the extent such funds have been used to make non-refundable contingent payments in connection with the proposed acquisition, development or improvement.

Allocations

Net Loss.  Net Loss for each applicable accounting period shall be allocated to the investor members as a group in the proportion that the number of units owned by each bears to all units held by investor members and outstanding on the date of allocation.

Net Income.  Net income for each applicable accounting period shall generally be allocated to the members as follows:

(a) first, to the members to the extent of and in proportion to allocations of net loss to the members;

(b) second, each unit outstanding on the date of allocation shall receive a special allocation in an amount equal to its cumulative preferential return for the expired portion of the current fiscal year, minus any prior allocations to that unit for the preferential return for the expired portion of the current fiscal year, calculated through the end of the month in which the allocation is made;

(c) third, each unit outstanding on the date of allocation shall receive a special allocation in an amount equal to its cumulative preferential return for all prior fiscal years, minus any prior allocations for its cumulative preferential return for all prior fiscal years;

(d) fourth, an allocation shall be made to each unit outstanding on the date of allocation up to the amount of the difference between (i) the amount of the capital account related to that unit, excluding any amounts allocated and not yet distributed regarding the preferential return for that unit, and (ii) the net capital contribution related to that unit; such taxable income to be allocated among the units according to priority of the date of issuance;

(e) fifth, an allocation shall be made to the manager in an amount equal to any management fee which has accrued and for which an allocation has not been made; and

(f) finally, any remaining taxable Income shall be allocated twenty-five percent (25%) to the manager, and seventy-five percent (75%) to the investor members as a group, and shall be further allocated among the investor members in the proportion the number of units owed by each bears to all units held by investor members and outstanding on the date of allocation.

The Company Agreement contains a “qualified income offset” provision which provides that in the event that any member receives an adjustment, allocation or distribution of certain items which causes a deficit or negative balance in such member’s capital account, such member will be allocated items of income or gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

The qualified income offset provision may result in income being specially allocated to investor members even in a fiscal year when the Company has a net loss from operations or from the sale of property.

PLAN OF DISTRIBUTION

The Offering

We are offering a minimum of $30,000,000 up to a maximum of $100,000,000 of units of membership interest to the public through Prospera Financial Services, our managing broker dealer for the offering. Prospera is a registered NASD broker dealer. Prospera may authorize other registered NASD broker dealers to offer and sell our units. The units are being offered at a price of $10,000 per unit (subject to the volume discount discussed below) on a “best efforts” basis, which means generally that Prospera and the participating broker dealers will be required to use only their best efforts to sell the units and have no firm commitment or obligation to purchase any of the units. The offering will begin on the date of this prospectus.

This offering must be registered in every state in which we offer or sell units unless there is an exemption from registration.

Prospera Financial Services, Inc.

Prospera Financial Services, Inc. will serve as managing broker dealer for this offering. As managing broker dealer, Prospera may engage the services of participating broker-dealers who are members of the NASD to offer and sell our units.

Compensation We Will Pay for the Sale of our Units

We have entered into a Managing Broker Dealer Agreement, dated May 16, 2007, with Prospera for its services in connection with this offering. Certain of the terms of that agreement provide for the reduction of certain fees Prospera would ordinarily receive, the deferral of additional fees, the subordination of those deferred fees to your preferential return, and the limitation of those fees to a percentage of the net proceeds we receive from sales of our properties. Accordingly, we will pay to Prospera a managing broker dealer fee equal to 1% of the total offering proceeds, and a “trailing” fee in an amount equal to 3% of the net sales proceeds we receive from the sale of our properties. The net proceeds will be the gross sales price we receive, after (i) the repayment of all indebtedness related to such properties, (ii) the payment of selling expenses related to such properties, (iii) the establishment of reasonable, necessary, and prudent capital reserves, and (iv) the payment of distributions with respect to the units to achieve an 8% preferential return. The net profits fee to be paid to Prospera will be paid only from the residual interest retained by the manager. In addition, we will reimburse Prospera for reasonable expenses incurred in connection with the sale of the units, not to exceed 1% of the total offering proceeds.

Participating broker dealers will receive commissions or concessions in amount not to exceed 6% of the total offering proceeds. In addition, we anticipate that Prospera will arrange sales of units by advisory fee based participating broker dealers and other registered intermediaries on a “net asset value” basis, without payment of customary broker dealer commissions or concessions. Participating broker dealers will be reimbursed for reasonable marketing fees and expenses incurred in connection with the sale of the units, not to exceed 1% of the total offering proceeds. To the extent marketing fees and expenses for a participating broker dealer are less than 1% in connection with any selling transaction, Prospera shall be entitled to a marketing fee equal to 50% of the amount by which the actual marketing fees and expenses for such transaction are below 1% of the offering subscription amount that is the subject of that transaction.

We will not pay any referral fees or similar fees to any accountants, attorneys or other persons in connection with the distribution of our units.

Our manager has agreed to indemnify the managing broker dealer and may agree to indemnify other participating broker dealers against certain liablities arising under the Securities Act of 1933, as amended. However, the Securities and Exchange Commission takes the position that the indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

Units Purchased by Affiliates

Our managing directors, manager and their affiliates, including their family members (including spouses, parents, grandparents, children and siblings), may purchase units offered in this offering. Our managing directors, manager and their affiliates will be expected to hold their units purchased for investment and not with a view toward distribution. The managing broker dealer will arrange these sales on a net asset value basis, without payment of any managing broker dealer fee, broker dealer selling commissions or concessions and without payment of participating broker dealer marketing fees and expenses. The purchaser of such units will be given credit for having paid the full purchase price per unit, and the Company will receive the same net capital contribution. The managing broker dealer may also arrange sales to its principals and to principals of Critical Data, Inc., the marketing consultant, on the same basis.

Fee Remission on Sales by Participating Broker Dealers and Other Registered Intermediaries for Advisory Fee-Only Based Client Accounts

Prospera, as managing broker dealer, will arrange sales of units by advisory fee-based participating broker dealers and other registered intermediaries on a net asset value basis, without payment of broker dealer selling commissions or concessions and without payment of participating broker dealer marketing fees and expenses, but subject to the 1% managing broker dealer fee. The purchaser of such units will be given credit for having paid the full purchase price per unit, and the Company will receive the same net capital contribution.

Minimum Offering

Proceeds of the offering will be held in an interest-bearing escrow account at LegacyTexas Bank, until we receive and accept subscriptions aggregating at least $30,000,000. Subscription proceeds will be invested in obligations of, or obligations guaranteed by, the United States government or bank money market accounts, or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as depository or custodian for any such funds), directed by our manager. Subscribers may not withdraw funds from the escrow account.

If we have not received and accepted subscriptions in the minimum offering amount of $30,000,000 by June 1, 2008, we will stop selling units this offering will be terminated. No later than fifteen days after termination of the offering, the manager will refund and return all funds received for subscriptions to subscribers, along with each subscriber’s pro rata share of interest earned on the escrow account. During the period in which subscription proceeds are held in escrow, interest earned on such funds will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.

If we receive and accept subscriptions for at least 3,000 units before June 1, 2008, the offering will continue until and terminate upon the earlier of (i) June 1, 2009, (ii) the date on which all $100,000,000 in units have been sold, or (iii) the date on which we decide to terminate the offering.

Subscription Process

If you meet our suitability standards, you may subscribe for units by completing and signing a subscription agreement, like the one contained in this prospectus as Exhbit B. Payment for units should be made by check payable to Proinvest Realty Fund, LLC Escrow Account. By executing the subscription agreement, you will attest that you:

•	have received and read this prospectus;

•	meet our suitability standards;

•	agree to be bound by the terms of our Company Agreement;

•	are purchasing the units for your own account;

•	acknowledge that there is no public market for our units;

•	if a governmental plan, represent that the investor’s purchase of units is permissible and complies in all respects with laws applicable to such investor and that its investment in units has been duly authorized;

•	if an employee benefit plan, foreign plan, IRA, Keogh plan or other employee benefit account or arrangement, acknowledge and agree that the Company or our manager will not have any direct fiduciary duty to or relationship with you and that the assets of the Company will not be considered “plan assets” and will not be subject to any fiduciary or investment restrictions under any pension code applicable to you;

•	undestand that, if you are investing on behalf of any entity which is tax-exempt under the Internal Revenue Code, an investment in the units may give rise to UBTI, which is likely to result in the entity being subject to U.S. federal income tax; and

•	are in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the USA Patriot Act), and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to our units.

Subscriptions will be effective only when we accept them, and we reserve the right to reject any subscription in whole or in part, in our sole discretion. Our managing broker dealer and the participating broker dealers will submit a subscriber’s check to the escrow agent by noon of the next business day following receipt of the subscriber’s subscription documents and check. These funds will be held in trust with our escrow agent pending release to us until capital contributions for at least $30,000,000 in units have been received.

At such time as we meet our minimum offering amount of $30,000,000, we will schedule an initial closing date, complete the sale of all units for which we have accepted subscriptions, and admit subscribers as members of the Company. Funds in the escrow account will be transferred into our operating account and will remain there until we withdraw funds for the acquisition of properties or the payment of fees and expenses. After we have reached the minimum offering amount of $30,000.000, we expect to admit new investor members on a monthly basis until we terminate the offering, with subscribers being admitted as members on the first day of the month following the month in which we accept their subscriptions. We will terminate the offering on the earlier of (i) June 1, 2009 (which we may extend by up to 120 days), (ii) the date on which all $100,000,000 in units of Proinvest Realty Fund, LLC have been sold, or (iii) the date on which we decide to terminate the offering. At that time, we will schedule a final closing date, complete the sale of all additional units for which we have accepted subscriptions, and admit the remaining subscribers as members of the Company.

We will accept or reject subscriptions within 30 days after we receive them. If we reject your subsription, we will return your funds, plus interest, within 15 days after the date of such rejection. If we accept your subscription, we will send you a confirmation of your purchase after you have been admitted as an investor member. The escrow agent will not release your funds to us until we admit you as an investor member, on the first day of the month following the month in which we accept your subscription.

Certain states may impose different requirements than those set forth herein. Any such additional requirements will be set forth in a supplement to this prospectus.

Units Held by Assignment

Where a bank, broker, custodian or other fiduciary holds units as assignor or nominee for persons who invest in us, the persons who invest in us, as assignee or beneficial owner of such units, will be granted the same rights as if they were members, except as prohibited by law. The NASAA Guidelines require the assignment agreement between the assignor and the assignees to provide that the assignor’s management has fiduciary responsibility for the safekeeping and use of all funds and assets of the assignees, whether or not in the possession or control of the assignor’s management. Further, the assignor’s management must not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the assignees. In addition, the assignment agreement must not permit the assignees to contract away the fiduciary duty owed to the assignees by the assignor’s management under the common law of agency.

Volume Discounts

In connection with sales of certain minimum numbers of units to a “purchaser,” as defined below, volume discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per unit payable by the investor. The following table illustrates the various discount levels available:

		Commissions on Sales per Incremental Unit in Volume Discount Range
Number of	Purchase Price per Incremental	Percentage (Based	Amount
Units Purchased	Units in Volume Discount Range	on $10,000 per Unit)	per Unit

1 to 20	$10,000	6%	$600
21 to 40	$9,800	4%	$400
41 and over	$9,700	3%	$300

Because all investors will be deemed to have contributed the same amount per unit to us for purposes of tax allocations and distributions of net cash from operations and sale proceeds, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

Regardless of any reduction in any commissions, for any reason, any other fees based upon gross proceeds of the offering, including acquisition and advisory fees payable to our manager, will be calculated as though the purchaser paid $10,000 per unit. The sales price for all such units will also be deemed to be $10,000 per unit for the purposes of determining whether we have sold units equal to the minimum offering amount of $30,000,000.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such units are purchased through the same broker dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for units, and must set forth the basis for such request. Any such request will be subject to verification by our manager that all of such subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

LEGAL MATTERS

Certain matters relating to the legality of the units will be passed upon by Secore & Waller, L.L.P., Dallas, Texas. The discussion of the federal income tax considerations relating to the units has been passed upon by Glast, Phillips and Murray, P.C., Dallas, Texas.

EXPERTS

The financial statements of Proinvest Realty Fund, LLC included in this prospectus have been audited by Hein & Associates LLP, independent registered public accountants, Dallas, Texas. We have included these financial statements as well as their report in reliance upon the report and authority of such firm as an expert in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, Washington D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the units we are offering through this prospectus. This prospectus does not contain all the information set forth in the registration statement and exhibits filed with the Securities & Exchange Commission. Copies of the registration statement and exhibits, as well as periodic reports and other information we file, may be obtained upon payment of the fees prescribed by the Securities & Exchange Commission, or may be examined at offices of the SEC without charge, at the SEC’s Public Reference Room in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the SEC’s Public Reference Room by calling 1-800-SEC-0330. The Securities & Exchange Commission also maintains a web site that contains reports, proxy and information statements and other information with regard to registrants that file electronically. The address of such site is http://www.sec.gov.

GLOSSARY

The following are definitions of certain terms used in this prospectus and not otherwise defined:

“Affiliate” means (i) any person directly or indirectly controlling, controlled by or under common control with the Company or the manager, (ii) any person owning or controlling 10% or more of the outstanding voting securities of the manager, (iii) any managing director of the manager, and (iv) if such other person is officer, director or partner, any company for which such person acts in any such capacity.

“Board” or “Board of Managing Directors” means the persons names in the Company Agreement as managing directors and the additional or successor managing directors appointed or elected from time to time, as a group.

“Capital account” means the account established for each member of the Company pursuant to the Company Agreement. Each member’s capital account shall be determined in accordance with Treasury Regulations Section 1.704-1(b). Capital accounts generally will be adjusted as follows: Each member’s capital account shall be credited with the amount of the cash contributed to the Company and by his share of income and gain allocated to him, and each member’s capital account shall be debited with his share of losses and deductions or items thereof allocated to him and the cash distributed to him.

“Capital contribution” means the aggregate gross amount of investments in the Company by any member (or the predecessor holders of the interests of such member). The capital contribution made by each investor member in the offering shall be deemed to be $10,000 per unit.

“Cash flow” means cash funds from operations of the Company, including without limitation interest and other investment income and lease payments on net leases from builders and sellers, but excluding investor members’ capital contributions and net disposition proceeds, and without deduction for depreciation or amortization, after deducting funds used to pay or to provide for the payment of all operating expenses of the Company and each property, debt service (if any), capital improvements and replacements.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Proinvest Realty Fund, LLC, a limited liability company formed under the laws of the State of Delaware, and any successor.

“Company Agreement” means the limited liability company agreement for the Company, as amended in accordance with its provisions and the Delaware Limited Liability Company Act, or modified or supplemented from time to time.

“Disposition” means any sale, exchange, assignment, condemnation or other governmental taking, financing or refinancing, lease financing or other long-term lease, casualty or abandonment of or transfer of rights in or assignments of rights to or any similar transaction involving all or any part of any Company property, which transaction substantially terminates the Company’s ownership interest in the property. The term “disposition” shall not include any such action by another entity in which the Company is a participant unless (i) the Board of Managing Directors determines that such action constitutes a disposition by the Company, or (ii) such action substantially terminates the Company’s equity interest in such other entity or substantially eliminates any remaining value in the equity interest in such other entity. The term “disposition” shall be construed to include all events or circumstances under which the investor members might reasonably expect to receive a return of all or part of their capital contribution. The Board shall have discretion to determine whether a particular transaction shall constitute a disposition.

“Gain on sale” means the taxable income or gain for federal income tax purposes in the aggregate for each fiscal year from the sale or exchange of all or any portion of a Company asset after netting losses from such sales or exchanges against the gains from such transactions.

“Investment in properties” means the amount of capital contributions actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Company, including the purchase of properties, working capital reserves not in excess of 5% and other cash payments such as interest and taxes, but excluding fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company, including organization and offering expenses, acquisition fees (including property advisory fees), acquisition expenses, interest on deferred fees and expenses, if applicable, and any other similar fees, however designated. The Company plans to make an investment in properties equal to 89.75 — 90.75% of capital contributions.

“Investor member” means a person admitted as a member upon the purchase of units in the offering or the purchase of units thereafter for a substantially equivalent capital contribution or a capital contribution substantially equal to the net asset value of a unit at the time of such purchase, and any successor in interest to an investor member.

“IRA” means an Individual Retirement Account established pursuant to Section 408 of the Code.

“Liquidating distributions” means the funds available for distribution from net cash proceeds received by the Company from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of substantially all of the assets of the Company or the last remaining assets of the Company or (b) a liquidation of the Company’s assets in connection with a dissolution of the Company, after (i) payment of all expenses of such sales, exchanges, condemnations, eminent domain takings, casualties, other dispositions or liquidations, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Company, and (iii) any amounts set aside as reserves which the Company in its sole discretion may deem necessary or desirable.

“Management Fee” means the fee paid to the manager or its designee for management services rendered to the Company and not otherwise separately compensated.

“Manager” means Proinvest Realty Advisors, LLC, or any other person that joins or succeeds it in that capacity.

“Managing Director” means any person named in the Company Agreement as a managing director and any successor or additional managing director appointed or elected from time to time.

“Marketing Agreement” means the agreement among the manager, the Company and Critical Data, Inc., pursuant to which Critical Data will provide marketing services to the manager and to the Company

“Member” means the manager, any investor member, and any person admitted as an additional or substituted member.

“Membership interest” means a member’s (i) share of the Company’s net profits, net loss and distributions pursuant to the Company Agreement and the Delaware Limited Liability Company Act; (ii) share in allocations of income, gain, loss, deduction, credit or similar items; (iii) capital account; (iv) in the case of membership interests owned by investor members, the right to the preferential return; and (v) the right to participate in the management or affairs of the Company as provided in the Company Agreement.

“Minimum offering” means the receipt and acceptance by the Company of subscriptions aggregating at least $30,000,000.

“Net capital contribution” means, with respect to any member, the member’s capital contribution as reduced from time to time by distributions to such member constituting a return of unused capital or by distributions to such member of net disposition proceeds but excluding distributions of net cash from operations.

“Net cash from operations” shall mean cash flow, less amounts set aside for restoration or creation of reserves.

“Net disposition proceeds” means the aggregate net proceeds received by the Company derived solely from the dispositions of our properties, after deduction of (i) all Company liabilities and indebtedness secured by or directly related to each property disposed; (ii) all expenses of preparing each property for disposition; (iii) all transaction expenses related to the disposition of each property; and (iv) reserves established by the Company, in amounts deemed reasonable, necessary and prudent by the Board of Managing Directors, from the proceeds received by the Company from all dispositions of property.

“Net income” or “Net loss” means the net income or loss realized or recognized by the Company for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax.

“Organization and offering expenses” means those expenses incurred in connection with organizing the Company, preparing the Company for registration and subsequently offering and distributing the units to the public, including without limitation, legal and accounting fees, sales commissions paid to broker-dealers in connection with the distribution of the units and all advertising expenses.

“Preferential return” shall mean the preferential right to allocations of income and to distributions equal to a cumulative eight percent (8%) return, compounded daily (i.e. an 8% internal rate of return), calculated on an investor member’s net capital contribution from time to time. Each investor member’s preferential return as to any unit shall be calculated beginning as of the beginning of the first day of the calendar month following the month in which such investor member’s capital contribution for that unit was accepted by the Company.

“Property advisory fee” shall mean the fee payable to the manager or its affiliates for performing advisory services in connection with, or for the review and evaluation of, real property acquired or proposed to be acquired by the Company or any development, construction, rehabilitation or improvement of any Company property.

“Qualified plan” means a qualified sole proprietorship, partnership or corporate pension or profit sharing plan established under Section 401(a) of the Code.

“Retirement Plans” means individual retirement accounts or IRAs established under Section 408 or 408A of the Code and qualified plans.

“UBTI” means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Code.

“Unit” means the membership interest held by an investor member and entitling the holder to all applicable rights and benefits under the Company Agreement, including, but not limited to, an interest in the income, loss, distributions and capital of the Company to be allocated to holders of units as provided in the Company Agreement. All units issued in the offering shall represent a capital contribution of ten thousand dollars ($10,000.00) each (irrespective of the fact that because of discounts in sales commissions and other fees under certain circumstances, certain units may be sold and issued for a gross consideration of less than that amount), shall be issued as fully paid and nonassessable and shall have the same rights, privileges and preferences except as expressly provided in the Company Agreement.

Report of Independent Registered Public Accounting Firm

To the Board of Managing Directors
Proinvest Realty Fund, LLC
Dallas, TX

We have audited the balance sheet of Proinvest Realty Fund, LLC (a development stage company) as of May 31, 2007, and the related statements of operations, members’ equity (deficit) and cash flows for the period from May 1, 2007 (date of inception) through May 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of Proinvest Realty Fund, LLC as of May 31, 2007, and the results of its operations and its cash flows for the period May 1, 2007 (date of inception) through May 31, 2007, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company currently has no revenues and is in the development stage which factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HEIN & ASSOCIATES LLP

Dallas, TX
June 22, 2007

PROINVEST REALTY FUND, LLC
(A Development Stage Company)

BALANCE SHEET

May 31,
2007

ASSETS
Cash	$100
Subscription Receivable	1,000
Deferred Offering Costs	338,175

Total assets	$339,275

LIABILITIES AND MEMBERS’ DEFICIT
Liabilities
Due to Manager	$339,308

Total liabilities	$339,308

Members’ Equity — authorized 10,000 units at $10,000 per unit,
One unit issued and outstanding	$100
Manager’s Equity	1,000
Net Loss	(1,133)

Total deficit	(33)

Total liabilities and deficit	$339,275

The accompanying notes are an integral part of these financial statements.

PROINVEST REALTY FUND, LLC
(A Development Stage Company)

STATEMENT OF OPERATIONS

From Inception
(May 1, 2007)
Thru
May 31, 2007

Revenues	$—

Operating expenses
General & administrative	1,133

Total operating expenses	1,133

Net Loss	$1,133

Net loss allocated to members	$1,133

Net loss allocated to members per weighted average membership units	$(1,133)

Weighted average membership units	1

The accompanying notes are an integral part of these financial statements.

PROINVEST REALTY FUND, LLC
(A Development Stage Company)

STATEMENT OF MEMBERS’ EQUITY (DEFICIT)

	Units	Amount

Members’ equity at May 1, 2007	1	$100
Manager’s equity at May 1, 2007		1,000
Net loss		(1,133)

Members’ deficit at May 31, 2007	1	$(33)

The accompanying notes are an integral part of these financial statements.

PROINVEST REALTY FUND, LLC
(A Development Stage Company)

STATEMENT OF CASH FLOWS

From Inception
(May 1, 2007)
Thru
May 31, 2007

Cash flows from operating activities:
Net Loss	$(1,133)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Subscription Receivable	(1,000)
Deferred Offering Costs	(338,175)
Due to Manager	339,308

Net cash used in operating activities	(1,000)

Cash flows from investing activities:

Net cash provided by investing activities	—

Cash flows from financing activities:
Proceeds from issuance of membership units	100
Proceeds from issuance of Manager’s equity	1,000

Net cash provided by financing activities	1,100

NET CHANGE IN CASH	100
Cash, beginning of period	—

Cash, end of period	$100

The accompanying notes are an integral part of these financial statements.

Proinvest Realty Fund, LLC
(A Development Stage Company)

Notes to Financial Statements
From Inception (May 1, 2007) Through May 31, 2007

NOTE A —	ORGANIZATION

Proinvest Realty Fund, LLC was organized on May 1, 2007 as a Delaware limited liability company for the purpose of investing in real estate. In this report we refer to Proinvest Realty Fund, LLC as the “Company”, “we”, “us” or “our”. We have no significant operating history. We are a development stage company, whereby we are establishing a new business, and our planned principal operations have not commenced. We have not commenced our offering of membership units to the public or acquired real estate properties. Once we commence our planned principal operations, we will continue our operations until ten years from our date of inception unless dissolved prior thereto or extended in accordance with the provisions of our limited liability company agreement (the “Company Agreement”).

We are not a mutual fund or an investment company within the meaning of the Investment Company Act of 1940, nor are we subject to any regulation thereunder. As a company investing in real estate and raising funds through the sale of units to Investor Members, we are subject to requirements of the Statement of Policy on Real Estate Programs adopted by the North American Securities Administrators Association Inc (the “NASAA Guidelines”).

We intend on filing a Registration Statement on Form S-11 with the Securities and Exchange Commission with respect to a proposed public offering of up to $100,000,000 in increments of $10,000 units.

We are managed by our Board of Managing Directors. Under the terms of our Limited Liability Company Agreement, the Board appointed Proinvest Realty Advisors, LLC, a recently organized Texas limited liability company (“Manager”), to serve as the Manager of the Company.

Our Manager is managed through a Board of Managing Directors consisting of three individuals. Our Chairman G N Olson and another director, T E Millard serve on the Manager’s Board of Managing Directors. In general, a majority vote by the Manager’s board is binding and the Manager’s decisions control the day-to-day operations of our Company.

Our Manager controls the daily operating activities of the Company, including the power to assign duties, to determine how to invest our assets, to sign bills of sale, debt instruments, encumber our assets, title documents, leases, notes, security agreements, real estate investments and contracts, and to assume direction of the business operations. As a result, our operating results are dependent upon the Manager’s ability and performance in managing our operations and servicing our assets. The Company Agreement also provides our members with limited voting rights, which includes the right to terminate the Manager subject to a super majority vote of the members. Removal of the Manager shall subject the Company to pay all amounts owed to the Manager as of the date of termination including but, not limited to, the fair market value of the Manager’s economic interest in our company.

Through May 31, 2007, we had sold one membership unit of the 10,000 membership units offered pursuant to our registration statement. The Unit was sold to G N Olson & Company LLC at the discounted price of one hundred dollars. We anticipate the Company will repurchase this unit for one hundred dollars.

On May 1, 2007 we also issued a twenty-five percent subordinated equity interest to our Manager for one thousand dollars. The Manager’s membership interest is subordinate to the investor members’ eight percent preferred return and return of investor members’ capital.

Proinvest Realty Fund, LLC
(A Development Stage Company)

Notes to Financial Statements — (Continued)

NOTE B —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include such items as purchase price allocation for real estate acquisitions, impairment of long-lived assets, depreciation and amortization and allowance for doubtful accounts. Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider investments with original maturities of three months or less to be cash equivalents. The carrying amount of cash and cash equivalents reported on the balance sheet approximates fair value.

Principles of Consolidation and Basis of Presentation

As of May 31, 2007, we do not own any subsidiaries. We intend to make investments primarily through wholly owned subsidiaries which may be consolidated. Our accounting policies require us to eliminate all inter-company transactions, balances and profits as part of our consolidation reporting. We also do not have any interests in entities deemed as Variable Interest Entities as of May 31, 2007.

Interests in entities acquired are evaluated based on Financial Accounting Standards Board Interpretation (“FIN”) No. 46R “Consolidation of Variable Interest Entities,” which requires the consolidation of variable interest entities in which we are deemed to be the primary beneficiary. If the interest in the entity is determined not to be a variable interest entity under FIN No. 46R, then the entities are evaluated for consolidation under the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 78-9 “Accounting for Investments in Real Estate Ventures,” as amended by Emerging Issues Task Force (“EITF”) Issue 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.”

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage company without sufficient liquidity or capital resources as of May 31, 2007. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. .

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain equity financing and generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company’s management intends to satisfy cash requirements through the sale of its membership units contemplated in this offering.

Real Estate

Upon the acquisition of real estate properties, our accounting policies require us to allocate the purchase price of those properties to the tangible assets acquired, consisting of land and buildings, identified intangible assets, asset retirement obligations and assumed liabilities based on their relative fair values in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and No. 142, “Goodwill and Other Intangible Assets.” Identified intangible assets consist of the fair value of above-market and below-market leases,

Proinvest Realty Fund, LLC
(A Development Stage Company)

Notes to Financial Statements — (Continued)

in-place leases, in-place tenant improvements and tenant relationships. Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the commercial office buildings are depreciated over the estimated useful life of 25 years using the straight-line method and mixed used properties are depreciated over the estimated useful life of 39 years using the straight-line method.

We will determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

The total value of identified real estate intangible assets acquired is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. The aggregate value of in-place leases acquired and tenant relationships is determined by applying a fair value model. The estimates of fair value of in-place leases include an estimate of carrying costs during the expected lease-up periods for the respective spaces, considering current market conditions. In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses, as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions. The estimates of the fair value of tenant relationships also include costs to execute similar leases, including leasing commissions, legal costs and tenant improvements as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

We will determine the fair value of assumed debt by calculating the net present value of the scheduled note payments using interest rates for debt with similar terms and remaining maturities that we believe we could obtain. Any difference between the fair value and stated value of the assumed debt is recorded as a discount or premium and amortized over the remaining life of the loan.

We will amortize the value of in-place leases to expense over the term of the respective leases. The value of tenant relationship intangibles is amortized to expense over the initial term and any anticipated renewal periods, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense. As of May 31, 2007, we have no acquired lease intangibles.

As of May 31, 2007 we have no real estate assets and no amortization related to any such investments in real estate assets.

Investment Impairments

For real estate we will wholly own, our Manager will monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances occur, our Manager will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset, including its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted

Proinvest Realty Fund, LLC
(A Development Stage Company)

Notes to Financial Statements — (Continued)

operating cash flows, we will recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

For real estate owned by us through an investment in a joint venture or other similar investment structure, at each reporting date, management compares the estimated fair value of its investment to the carrying value. An impairment charge is recorded to the extent that the fair value of the investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline. There were no impairment charges from inception thru May 31, 2007 as we do not own any interest in real estate.

Revenue Recognition

We will recognize rental income generated from leases on real estate assets on the straight-line basis over the terms of the respective leases, including the effect of rent holidays, if any. As discussed above, our rental revenue also includes amortization of above and below market leases. Any payments made to tenants that are considered lease incentives or inducements are being amortized to revenue over the life of the respective leases. Revenues relating to lease termination fees are recognized at the time that a tenant’s right to occupy the space is terminated and when we have satisfied all obligations under the agreement.

Offering Costs

Our Manager funded all of the organization and offering costs on our behalf. We are required to reimburse the Manager for such organization and offering costs up to 4% of the cumulative capital raised by us in this contemplated Offering. Organization and offering costs include items such as legal and accounting fees, marketing, promotional and printing costs. As of May 31, 2007 we capitalized $338,175 of offering costs and recorded a liability to reimburse the Manager.

Income Taxes

We are not a taxpaying entity and, accordingly, record no income taxes. The members are individually responsible for reporting their share of our taxable income or loss on their income tax returns.

Certain of our transactions may be subject to accounting methods for income tax purposes that differ from the accounting methods used in preparing these financial statements in accordance with generally accepted accounting principles. Accordingly, our net income or loss and the resulting balances in the partners’ capital accounts reported for income tax purposes may differ from the balances reported for those same items in the accompanying financial statements.

New Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair value measurements. SFAS No. 157 applies only to fair value measurements that are already required or permitted by other accounting standards. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. We are currently evaluating the impact that adopting SFAS No. 157 will have on our financial statements.

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115” (“SFAS 159”). The fair value option established by SFAS 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. The fair value option: (a) may be applied instrument by instrument, with a few

Proinvest Realty Fund, LLC
(A Development Stage Company)

Notes to Financial Statements — (Continued)

exceptions, such as investments otherwise accounted for by the equity method; (b) is irrevocable (unless a new election date occurs); and (c) is applied only to entire instruments and not to portions of instruments. FASB No. 159 is effective as of the beginning of fiscal years beginning after November 15, 2007. We are currently evaluating the impact that adopting SFAS No. 159 will have on our financial statements.

NOTE C —	MEMBERS’ EQUITY

Income (Loss) Allocations

Net income or loss for each applicable accounting period is allocated to the members as follows:

Net Loss.  Net Loss for each applicable accounting period shall be allocated to the Investor Members as a group. Net Loss allocated to the Investor Members as a group shall be further allocated among the Investor Members in the proportion the number of Units owned by each bears to all Units held by Investor Members and outstanding on the date of allocation.

Net Income.  Subject to the provisions of Sections 6.3 through 6.7 in the Company Agreement, Net Income for each applicable accounting period shall be allocated to the Members as follows:

(a) first, to the Members to the extent of and in proportion to allocations of Net Loss to the Members pursuant to Section 6.1 of our Company Agreement;

(b) second, each Unit outstanding on the date of allocation shall receive a special allocation in an amount equal to its cumulative Preferential Return for the expired portion of the current fiscal year, minus any prior allocations to that Unit for the Preferential Return for the expired portion of the current fiscal year, calculated through the end of the month in which the allocation is made;

(d) third, each Unit outstanding on the date of allocation shall receive a special allocation in an amount equal to its cumulative Preferential Return for all prior fiscal years, minus any prior allocations for its cumulative Preferential Return for all prior fiscal years;

(e) fourth, an allocation shall be made to each Unit outstanding on the date of allocation in an amount up to the amount by which the Net Capital Contribution related to that Unit exceeds the amount of the Capital Account related to that Unit; such Net Income shall be further allocated among the Investor Members in the proportion the number of Units owned by each bears to all Units held by Investor Members and outstanding on the date of allocation; and

(f) finally, any remaining Net Income shall be allocated twenty-five percent (25%) to the Manager, and seventy-five percent (75%) to the Investor Members as a group, and shall be further allocated among the Investor Members in the proportion the number of Units owed by each bears to all Units held by Investor Members and outstanding on the date of allocation.

To the extent that the tax allocation provisions of this Article VI would fail to produce such final Capital Account balances which would cause distributions upon dissolution pursuant to Section 7.3 to be made in the same manner and priority as set forth in Section 6.2 of our Company Agreement, (a) such provisions shall be amended by the Board if and to the extent necessary to produce such result, and (b) Net Income and Net Loss of the Company for the current year shall be reallocated by the Board among the Members to the extent necessary to produce such result and, to the extent it is not possible to achieve such result with allocations of items of Net Income and Net Loss for the current year, Net Income and Net Loss of the Company for prior open years shall be reallocated by the Board among the Members to the extent necessary to produce such result. The provisions of this paragraph shall control notwithstanding any reallocation or adjustment of Net Income, taxable loss or items thereof by the Internal Revenue Service or any other taxing authority.

Proinvest Realty Fund, LLC
(A Development Stage Company)

Notes to Financial Statements — (Continued)

Cash Flow Distributions

Net cash distributions from operations, as defined in our Company Agreement, are to be distributed to our members as follows:

The Board shall have the sole discretion to determine whether or when any distribution of Net Cash from Operations shall be made and the amount, if any, of such distribution. Except as otherwise provided for distributions upon dissolution pursuant to Section 7.3, Net Cash from Operations for each applicable accounting period shall be distributed to the Members as follows:

(a) first, to the Investor Members as a group in an amount equal to the Preferential Returns which have been allocated but not yet distributed, regarding the current fiscal year, and further allocated among the Investor Members in the manner provided in Section 7.1(e);

(b) second, to the Investor Members as a group in an amount equal to the Preferential Returns which have been allocated but not yet distributed regarding any prior fiscal year, and further allocated among the Investor Members in the manner provided in Section 7.1(e);

(c) third, to the Investor Members as a group in an aggregate amount up to the aggregate Net Capital Contributions of all Investor Members, and further allocated among the Investor Members in the manner provided in Section 7.1(e); and

(d) finally, to the Members as follows: twenty-five percent (25%) shall be distributed to the Manager, and seventy-five percent (75%) shall be distributed to the Investor Members as a group, and further allocated among the Investor Members in the proportion the number of Units owed by each bears to all Units held by all Investor Members outstanding on the date of such distribution.

(e) If any distribution shall be insufficient to pay the entire amount of the Preferential Return for the applicable period, such distribution shall be allocated among the Investor Members in the proportion that the accrued Preferential Return for each Investor Member bears to the aggregate accrued Preferential Return for all Investor Members. If any distribution shall be sufficient to pay the entire amount of the Preferential Return under sections (a) and (b) above, but shall not be sufficient to pay the entire amount of the Net Capital Contributions of the Investor Members, such distribution shall be further allocated among the Investor Members in the proportion that the Net Capital Contribution of each Investor Member bears to the Net Capital Contributions of all Investor Members.

Other limitations of allocated or received distributions are defined within the Company Agreement.

Distributions of Net Disposition Proceeds

Distributions of Net Disposition Proceeds, as defined in our Company Agreement, are to be distributed as follows:

The Company anticipates that Net Disposition Proceeds will be determined only upon the Disposition of all or substantially all of the assets of the Company. Therefore, distributions from Net Disposition Proceeds may not be made before the Company is dissolved. The Board shall have the sole discretion to determine whether or when any distribution of Net Disposition Proceeds shall be made and the amount, if any, of such distribution. The Board shall note in the records of the Company each time a distribution of Net Disposition Proceeds is made, and shall not commingle distributions of Net Cash from Operations and of Net Disposition Proceeds, except in distributions upon dissolution as provided in Section 7.3 of our Company Agreement. In connection with each distribution of Net Disposition Proceeds, the Board shall determine whether any amount of trailing fees shall be payable out of such Net Disposition Proceeds, and shall reserve appropriate amounts out of such Net Disposition Proceeds for such payment in connection with the distribution of such Net

Proinvest Realty Fund, LLC
(A Development Stage Company)

Notes to Financial Statements — (Continued)

Disposition Proceeds. Except as otherwise provided for distributions upon dissolution pursuant to Section 7.3 of our Company Agreement, Net Disposition Proceeds for each applicable accounting period shall be distributed to the Members as follows:

(a) first, to the Investor Members as a group in an amount equal to the Preferential Returns which have been allocated but not yet distributed, regarding the current fiscal year, and further allocated among the Investor Members in the manner provided in Section 7.2(e) of our Company Agreement;

(b) second, to the Investor Members as a group in an amount equal to the Preferential Returns which have been allocated but not yet distributed regarding any prior fiscal year, and further allocated among the Investor Members in the manner provided in Section 7.2(e) of our Company Agreement;

(c) third, to the Investor Members as a group in an aggregate amount up to the aggregate Net Capital Contributions of all Investor Members, and further allocated among the Investor Members in the manner provided in Section 7.2(e) of our Company Agreement; and

(d) finally, the Company shall pay and distribute the remaining Net Disposition Proceeds as follows: three percent (3%) of such remaining Net Disposition Proceeds shall be paid to the managing broker/dealer, two percent (2%) of such remaining Net Disposition Proceeds shall be paid to the marketing consultant, twenty-five percent (25%) of such remaining Net Disposition Proceeds shall be distributed to the Manager, and seventy percent (70%) of such remaining Net Disposition Proceeds shall be distributed to the Investor Members as a group, and further allocated among the Investor Members in the proportion the number of Units owed by each bears to all Units held by all Investor Members outstanding on the date of such distribution.

Other limitations of the distribution of net disposition proceeds are defined within the Company Agreement

Net Loss Per Membership Unit

Net loss per Membership unit is calculated by dividing the net loss allocated to members for each period by the weighted average number of membership units outstanding during such period. Net loss per membership unit on a basic and diluted basis is the same because we have no potential dilutive membership units outstanding.

NOTE D —	COMMITMENTS AND CONTINGENCIES

In March 2005, the FASB issued FIN No. 47, specifying the accounting treatment for conditional asset retirement obligations under the provisions of SFAS No. 143. As of May 31, 2007 we do not own any properties and therefore have not identified conditional asset retirement obligations. Under FIN 47, we are required to record the fair value of these conditional liabilities if they can be reasonably estimated. As of May 31, 2007, we have no contingencies associated with asset retirement obligations.

Trailing Fees

In May of 2007, we entered into a Managing Broker-Dealer Agreement which requires the payment of certain fees. The most significant fees are:

•	Managing Broker Dealer Fee. We must pay 1% of the offering proceeds plus deferred and subordinated Trailing Fees equal to 3% of net asset disposition proceeds. The trailing fees are payable in amounts equal to 3% of the cash flow received by the Company from time to time derived solely from the disposition of any real estate asset owned by the Company, after payment by the Company of (i) all indebtedness related to the Company Asset being sold, (ii) all selling expenses related to the Company Asset being sold, (iii) the establishment of reasonable, necessary and prudent capital reserves by the Company from the proceeds received by the Company from the Company Asset being sold, and (iv) the payment and distribution with

Proinvest Realty Fund, LLC
(A Development Stage Company)

Notes to Financial Statements — (Continued)

respect to the Units of all amounts necessary for the Units to achieve an eight percent (8%) internal rate of return.

•	Broker Dealer Selling Concessions or Commissions. We must pay up to 6% of offering proceeds.

•	Marketing Fees and Expenses of Participating Broker Dealers. We must pay up to 1% of the offering proceeds.

The Manager and the Company have entered into an Amended and Restated Marketing Agreement to assist the Company in its marketing efforts to fully subscribe this offering. The agreement requires us to pay certain fees and the most significant fees are:

•	Consultant Fees. We shall pay consultant fees in the amount equal to .25% (or $25.00) per Unit sold and for which the Company actually receives funds.

•	Trailing Consultant Fees. We are required to pay trailing consultant fees in an amount equal to 2% of the cash flow received by the Company from time to time derived solely from the disposition of any real estate asset owned by the Company, and after payment by the Company of (i) all indebtedness related to the company asset being sold, (ii) all selling expenses related to the company asset being sold, and (iii) the establishment of reasonable capital reserves, (iv) the payment and distribution with respect to the Units of all amounts necessary for the Units to achieve an eight percent (8%) internal rate of return.

NOTE E —	RELATED PARTY TRANSACTIONS

Transactions with the Manager

Our Manager is managed through a Board consisting of three Managing Directors. Our Chairman G N Olson and another director, T E Millard serve on the Board of Managing Directors of our Manager along with a third party. In general, a majority vote by the Manager’s board is binding.

Our Manager and its affiliates will receive compensation, expense reimbursements and fees for services in connection with the due diligence relating to potential investments, actual investment and management of the Company and our properties, some of which are not the result of arm’s-length negotiations. The most significant items are:

•	Property Advisory Fee. We will pay our Manager a property advisory fee equal to 2% of the investment cost for each property acquired, payable at the closing of each purchase. The investment cost shall include the amount actually paid for the property plus the amount budgeted for development, construction, rehabilitation and improvement with respect to such property.

•	Management Fee. We will pay our Manager an annual management fee equal to the sum of (i) not more than one percent (1.0%) of the aggregate book value of our assets (other than cash held in bank accounts, accounts receivable, or money market funds), plus (ii) not more than one-half of one percent (0.5%) of cash held in bank accounts, money market funds, or similar accounts. The fee will be payable on the tenth day of each month in an amount equal to one-twelfth of the annual management fee percentage, calculated as of the last day of the immediately preceding month. Accrued but unpaid management fees for any period shall be deferred without interest and shall be payable in subsequent periods from any funds available to the Company.

•	Disposition Fee. We will pay our Manager a disposition fee equal to 2% of the gross sales price or finance amount for each property we sell, payable at the closing of the sale.

•	Refinancing Fee. We will pay our Manager a refinancing fee equal to .75% of the principal amount of any loan incurred to finance or refinance a property, excluding any loan incurred in connection with the initial

Proinvest Realty Fund, LLC
(A Development Stage Company)

Notes to Financial Statements — (Continued)

acquisition of the property. The refinancing fee shall be paid to the Manager promptly upon the closing of the loan.

•	Construction Management and Supervision Fees. We will pay our Manager construction management and supervision fees with respect to properties that require substantial completion work in redevelopment, renovation or rehabilitation and with respect to development joint ventures. These amounts will not exceed 10% of the cost of the construction work for the redevelopment, renovation or rehabilitation or joint venture development of each such property.

•	Real Estate Commissions to Dominus Commercial, Inc. Our Manager is affiliated with the Dominus Commercial, Inc. group of companies through its president, Stephen J. LaMure. Mr. LaMure owns a minority membership interest in our Manager. It is anticipated that Dominus Commercial, Inc. will serve as the primary real estate broker in connection with acquisitions and sales of our real estate assets and will be paid industry standard fees for such services.

•	Fees to be paid under the Administrative and Financial Services Agreement. Under the terms of that agreement, Seneca Mortgage Company LLC (doing business as Seneca Investments). will provide certain administrative and financial staff to our Manager on a contract basis. Seneca is an affiliate of the Manager through a minority membership interest. Seneca Investments has engaged David Mickits, CPA, an accounting firm, to provide accounting services.

•	Subordinated Equity Interest. Our Manager will receive a 25% subordinated equity interest in the Company. No distributions can be made with respect to such 25% subordinated equity interest until the investor members have received an 8% internal rate of return.

Transactions with Other Related Parties

Accounting & Administrative Services Agreement

On February 27, 2007, our Manager entered into an Accounting and Administrative Services Agreement with Seneca Mortgage Company, LLC. Seneca Mortgage Company LLC owns a twenty percent interest of the Manager. Pursuant to the terms of the agreement, our Company and the Manager shall pay Seneca Mortgage Company $14,361 and $2,500 per month from April 2007 thru December 2007 for financial services provided to us and our manager, respectively. Thereafter, the parties to the agreement will negotiate financial terms. The term of the agreement is indefinite but, may be terminated upon ninety day written notice. In exchange for the monthly fee, Seneca will prepare and maintain our books and records, provide cash management services and other consulting services to our Manager.

License Agreement

On February 27, 2007, G N Olson & Company LLC (“Olson LLC”), G N Olson, and our Manager entered into a License Agreement (“License Agreement”) pertaining to certain copyrighted and proprietary policies, procedures, forms, documents, and related materials (all together, “Licensed Products”) authored by Mr Olson and owned by Olson LLC. The owner of Olson LLC is the spouse of Mr Olson, our Chairman. The Licensed Products relate to the establishment, implementation, operation, and administration of a commercial real estate investment and asset management company. The License Agreement requires, inter alia, the payment by our Manager to Olson LLC of license fees (“License Fees”) of $5,000 per month until August 1, 2007, thereafter $10,417 per month until December 1, 2007, and thereafter $20,833 per month until the expiration of the term of the License Agreement on February 27, 2017. We will reimburse our Manager for a portion of the License Fees paid by our Manager based on the utilization of the Licensed Products by us and for our direct benefit of as a part of the services provided by our Manager to us under the terms of a Management Agreement (“Management Agreement”) by and between our Manager and us. Olson LLC is a member of our Manager. Patricia R Olson, the wife of Mr Olson, is the sole member

Proinvest Realty Fund, LLC
(A Development Stage Company)

Notes to Financial Statements — (Continued)

and a manager of Olson LLC, and is the Senior Vice President — Marketing of our Manager. Mr Olson is the Chairman of the Board of Managing Directors, the President, and the Chief Executive Officer of our Manager, and is the Chairman of our Board of Managing Directors. As of May 31, 2007, the Company has not paid any license fees to Olson LLC.

Real Estate Commissions to Dominus Commercial, Inc.

Our Manager is affiliated with the Dominus Commercial, Inc. group of companies through its president, Stephen J. LaMure. It is anticipated that Dominus Commercial, Inc. will enter into an agreement with us to serve as the primary real estate broker in connection with acquisitions, leasing and sales of our real estate assets. The commissions paid to Dominus Commercial shall not exceed industry standards.

Legal Fees

T E Millard, a Managing Director of our Company, is a licensed attorney in the State of Texas and a managing director of our Manager which controls the day-to-day operations of our company. Mr. Millard has performed legal services on our behalf since March 2007. As of May 31, 2007, we have not paid Mr. Millard any fees for legal services.

EXHIBIT A

LIMITED LIABILITY COMPANY AGREEMENT
OF
PROINVEST REALTY FUND, LLC
Dated May 1, 2007

ARTICLE I.
Company		A-1
1.1	Name	A-1
1.2	Principal Place of Business	A-1
1.3	Registered Office and Registered Agent	A-1
1.4	Term	A-1
1.5	Business of Company	A-1

ARTICLE II.
Admission of Members and Authorized Units		A-1
2.1	Initial Members	A-1
2.2	Admission of Members	A-2
2.3	Authorized and Issued Units	A-2
2.4	Certificates for Units	A-2

ARTICLE III.
Capital Contributions and Capital Accounts		A-2
3.1	Initial Capital Contributions	A-2
3.2	Capital Accounts	A-2
3.3	Offering	A-2
3.4	Escrow	A-3
3.5	Additional Capital Contributions	A-3
3.6	Loans to Company	A-3
3.7	No Withdrawal of Capital Contributions	A-3
3.8	Return of Capital	A-3
3.9	No Right of Partition	A-4
3.10	Return of Uninvested Contributions	A-4
3.11	Deficit Capital Accounts	A-4
3.12	Interest on Capital Contributions	A-4
3.13	Ownership by Member of Interest in Affiliates of Board or Manager	A-4

ARTICLE IV.
Rights and Duties of Board and Manager		A-4
4.1	Board of Managing Directors	A-4
4.2	Manager	A-5
4.3	Certain Powers of Board	A-7
4.4	Limitations on Powers of the Board	A-9
4.5	Liability for Certain Acts	A-13
4.6	Competing Activities	A-13
4.7	Indemnity of Persons	A-14
4.8	Resignation or Withdrawal of Manager	A-15
4.9	Removal of Manager	A-15
4.10	Event of Dissociation of Manager	A-15
4.11	Vacancy	A-15
4.12	Termination of Executory Contracts	A-15

A-i

ARTICLE V.
Compensation To Manager		A-16
5.1	Manager Compensation	A-16
5.2	Payment to Withdrawn or Removed Manager	A-16
5.3	Reimbursement to Manager	A-17
5.4	Property Management Services	A-17
5.5	Rebates and Other Arrangements	A-18

ARTICLE VI.
Allocations		A-18
6.1	Net Loss	A-18
6.2	Net Income	A-18
6.3	Qualified Income Offset	A-19
6.4	Allocation Among Members	A-19
6.5	Item Prorations	A-19
6.6	Allocations in Respect to Transferred Units	A-19
6.7	Allocations in Respect to Repurchased Units	A-20
6.8	Disputes	A-20
6.9	Expenses of the Company	A-20

ARTICLE VII.
Distributions		A-22
7.1	Distributions of Net Cash from Operations	A-22
7.2	Distributions of Net Disposition Proceeds	A-22
7.3	Dissolution and Distributions Upon Dissolution	A-23
7.4	Distribution Dates	A-24
7.5	Allocation Among Managers	A-24
7.6	Allocation of Distribution Among Members	A-24

ARTICLE VIII.
Transactions Between the Manager and the Company		A-24
8.1	Sales and Leases to the Company	A-24
8.2	Sales and Leases to the Manager	A-25
8.3	Loans	A-25
8.4	Intellectual Property Rights	A-25

ARTICLE IX.
Books, Reports, Fiscal and Tax Matters		A-25
9.1	Books and Records	A-25
9.2	Reports	A-26
9.3	Fiscal Year	A-27
9.4	Tax Elections	A-27
9.5	Bank Accounts	A-27
9.6	Insurance	A-28
9.7	Tax Matters	A-28

A-ii

ARTICLE X.
Rights and Liabilities of the Members		A-28
10.1	Powers of the Members	A-28
10.2	Restrictions on Power to Amend	A-29
10.3	Right of Board to Amend	A-29
10.4	Limited Liability	A-29
10.5	Meetings of, or Actions by, the Members	A-29
10.6	Merger, Exchange and Conversion	A-30
10.7	Rights of Dissenting Members	A-31

ARTICLE XI.
Assignability of Interests		A-32
11.1	Members Interest	A-32
11.2	Restrictions on Transfers	A-32
11.3	Substituted Members	A-33
11.4	Assignment of Membership Interest Without Substitution	A-33
11.5	Withdrawal of Member	A-33
11.6	Event of Dissociation of Member	A-33
11.7	Elimination or Modification of Restrictions	A-34

ARTICLE XII.
Power of Attorney, Certificates and Other Documents		A-34
12.1	Power of Attorney	A-34
12.2	Required Signatures	A-35

ARTICLE XIII.
Dissolution and Termination of the Company		A-35
13.1	Dissolution	A-35
13.2	Events Not Causing Dissolution	A-36

ARTICLE XIV.
Dissolution and Winding Up Of Company		A-36
14.1	Effect of Dissolution	A-36
14.2	Distribution Upon Dissolution	A-36
14.3	Time of Liquidation	A-36
14.4	Liquidation Statement	A-36
14.5	Distribution in Kind	A-36
14.6	Termination	A-37
14.7	Return of Contribution Nonrecourse to Other Members	A-37
14.8	Escheat of Distributions	A-37

A-iii

ARTICLE XV.
General Provisions		A-37
15.1	Application of Delaware Law	A-37
15.2	Execution of Additional Instruments	A-37
15.3	Construction	A-37
15.4	Headings	A-37
15.5	Waivers	A-37
15.6	Rights and Remedies Cumulative	A-37
15.7	Heirs, Successors and Assigns	A-37
15.8	Creditors	A-37
15.9	Counterparts	A-37
15.10	Notice	A-38
15.11	Certification of Non-Foreign Status	A-38
15.12	Invalidity	A-38
15.13	Determination of Matters Not Provided For In This Agreement	A-38
15.14	Other Ventures	A-38
15.15	No Partnership Intended for Non-Tax Purposes	A-39
15.16	Confidential Information	A-39
15.17	Non-Circumvention	A-39
15.18	Payment in U.S. Dollars	A-39
15.19	Entity Classification	A-39
15.20	Survival	A-40
15.21	Company Counsel	A-40
15.22	Jurisdiction	A-40

ARTICLE XVI.
Definitions		A-40

A-iv

LIMITED LIABILITY COMPANY AGREEMENT
OF
PROINVEST REALTY FUND, LLC

This Limited Liability Company Agreement of PROINVEST REALTY FUND, LLC, a Delaware limited liability company, has been adopted as of the effective date set out below. Terms used in this Agreement shall have the meanings defined in Article XVI, Definitions.

ARTICLE I.

COMPANY

1.1 Name.  The name of the Company is Proinvest Realty Fund, LLC. The business of the Company may be conducted under this name and any assumed names adopted by the Company.

1.2 Principal Place of Business.  The principal place of business of the Company is located at 8333 Douglas Avenue, Suite 1450, Dallas, Texas 75225-5852. The Company may locate its places of business at any other place or places as the Company may from time to time deem advisable.

1.3 Registered Office and Registered Agent.  The Company’s registered office shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The initial registered agent is The Corporation Trust Company. The registered office and registered agent may be changed from time to time pursuant to the Delaware Act and the applicable rules promulgated thereunder.

1.4 Term.  The term of the Company shall commence on the date the Certificate of Formation was filed with the Secretary of State of Delaware and shall continue until the Company is dissolved and its affairs wound up in accordance with the provisions of this Agreement or the Delaware Act.

1.5 Business of Company.  The principal purpose of the Company is to acquire, develop, construct, rehabilitate, own, operate, improve, lease and otherwise manage for investment purposes, either alone or in association with others, a diversified portfolio of income-producing commercial, residential, undeveloped land or industrial properties as shall from time to time be acquired by the Company. The Company is authorized to engage in any or all general business activities related to or incidental to such principal purpose. The Company shall not engage in any significant activity other than the principal purpose, unless expressly approved by a Super-Majority Vote of the Members.

The business of the Company shall be conducted with the following objectives:

(a) To preserve, protect and return the Members’ capital investment in the Company;

(b) To generate and distribute to the Members cash flow from the operation of the Company Properties;

(c) To realize growth in the value of Company Properties upon sale; and

(d) To liquidate or merge the Company within ten (10) years after termination of the Offering.

ARTICLE II.

ADMISSION OF MEMBERS AND AUTHORIZED UNITS

2.1 Initial Members.  The initial Members shall be the Manager and the individual Member who are signatories to this Agreement as of the effective date of this Agreement. The initial individual Member shall acquire one Unit for a Capital Contribution of $100. Upon the admission of any other Member, the Company shall redeem such Unit for $100, and the initial individual Member shall cease to have any Membership Interest in the Company as to that Unit. The Manager shall make a Capital Contribution of $1,000 to the Company. In addition, the Manager or its Affiliates may purchase Units on the same terms provided to other investors, and shall thereafter share in allocations and distributions made to Investor Members on the same basis as Investor Members with respect to such purchased Units.

2.2 Admission of Members.  The Company may issue Units and admit persons as new or substitute Members at any time or from time to time upon such terms and for such consideration as the Board shall determine. The Board may refuse to accept subscriptions for Units or to admit any person as a Member for any reason whatsoever. Any Managing Director shall have the authority to accept or reject subscriptions on behalf of the Board. No Member shall have any preferential or preemptive rights to acquire Membership Units or other debt or equity securities issued by the Company.

2.3 Authorized And Issued Units.

(a) Authorized Units.  The aggregate number of authorized Units is 15,000 units of the same class. The Board shall not have the authority to authorize or issue Units in excess of 15,000 without a Super-Majority Vote of Members or as provided below.

(b) Additional Classes of Units.  The Company may, by a Super-Majority Vote of Members, create additional authorized Units and/or classes or series of Membership Interests having such relative rights, powers and duties as the Company may establish, including rights, powers and duties senior to existing classes and series of Membership Interests.

(c) Issued Units.  The Company shall maintain a record of issued and outstanding Units including the name of each Member holding Units, the number of Units held by each Member, and the Capital Contribution made by each Member. The Units issued to Members are not required to be proportionate to their respective Capital Contributions.

(d) Merger, Exchange or Conversion.  The Board is authorized to cause the Company to create or issue additional Units to Members pursuant to the terms of any plan of merger, plan of exchange or plan of conversion adopted by the Company pursuant to the provisions of Section 10.6 hereof.

2.4 Certificates for Units.  The Company may, but shall not be required to, issue certificates for Units or certificates of membership interests, which certificates may be executed by any Managing Director. If the Company issues certificates for Units or certificates of membership interest, such certificates shall be transferable only upon the records of the Company and only in compliance with this Agreement. The books and records of the Company shall be prima facie evidence of the identity of Members, the number of Units held by each Member, the Capital Contribution and Net Capital Contribution of each Member, the substitution of an assignee for a Member, and all other such matters regarding membership in the Company.

ARTICLE III.

CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

3.1 Initial Capital Contributions.  The Capital Contribution for each Unit issued in the initial Offering of Units shall be deemed to be $10,000, without regard to any commissions, discounts or similar arrangements. After the close of the initial Offering, a prospective Member shall subscribe for an initial Capital Contribution in an amount agreed between the Board and such Member. The Board is authorized to accept only Capital Contributions paid in U.S. dollars in immediately available funds in the initial Offering.

3.2 Capital Accounts.  The Company shall establish and maintain a Capital Account for each Member. The Company shall determine and maintain the Capital Accounts of the Members in accordance with Treasury Regulation Section 1.704-1(b), or any successor regulation, as amended from time to time. The Board is authorized to modify the manner in which the Capital Accounts are maintained if the Board determines that such modification (a) is required or prudent to comply with the Code or Treasury Regulations, and (b) is not likely to have a material effect on the amounts distributable to any Investor Member upon the dissolution of the Company.

3.3 Offering.  The Company is authorized to offer up to 10,000 Units in a public offering following the effective date of the Registration Statement. An Investor Member’s Capital Account shall be credited with the amount of the deemed Capital Contribution per Unit. Subject to compliance with applicable state securities laws and regulations, the public Offering may extend for up to two years from the effective date of the Registration Statement, and may be extended at the discretion of the Board. Members shall be admitted in the public offering on the first day of the month following the month in which their subscription is accepted by the Board. Except as otherwise provided in this Agreement, the Board shall have sole and complete discretion in determining the terms and conditions of the public Offering and is hereby authorized and directed to do all things which it deems to be necessary, convenient, appropriate or advisable in connection therewith, including, but not limited to, the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the Board shall determine, and the execution or performance of agreements with a managing broker dealer and others concerning the marketing of the Units, all on such basis and upon such terms as the Board shall determine.

3.4 Escrow.  Until subscriptions for the Minimum Offering are received and accepted by the Board, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds. Funds held in escrow shall be invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), all in the discretion of the escrow agent or agents appointed by the Board. All monies tendered by persons whose subscriptions are rejected shall be returned, without interest, to such persons promptly after such rejection. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon. The Board shall have discretion to modify the terms of the escrow to reflect any particular requirements of federal law or any state in which the Units are offered. The Board is authorized to enter into one or more escrow agreements on behalf of the Company in such form as is satisfactory to the Board reflecting the requirements of this section and containing such additional terms as are not inconsistent with this section.

3.5 Additional Capital Contributions.  No Member shall be required to make any Capital Contribution in excess of its initial Capital Contribution. To the extent approved by the Board, from time to time, one or more Members may be permitted to make additional Capital Contributions and receive Units or partial Units therefor if and to the extent such Members so desire, and if the Board determines that such additional Capital Contributions are necessary or appropriate in connection with the conduct of the Company’s business (including without limitation, expansion or diversification). In such event, the Board may, but is not required to, offer the other Members, or any class of Members, the opportunity (but not the obligation) to participate in such additional Capital Contributions on a pro rata basis in accordance with their Units held prior to the additional Capital Contributions.

3.6 Loans to Company.  To the extent approved by the Board, and except as otherwise specifically provided in this Agreement, any Member may make a secured or unsecured loan to the Company. If any Member shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be deemed to be an additional Capital Contribution by the lending Member or entitle such lending Member to an increase in its share of the distributions of the Company, or subject such Member to any greater proportion of the losses which the Company may sustain. The amount of any such loan or advance shall be a debt due from the Company to such lending Member repayable upon such terms and conditions and bearing interest at such rates as shall be mutually agreed upon by the lending Member and the Board; provided, however, that a Manager or a Managing Director as a lending Member may not receive interest and other financing charges or fees in excess of the amount which would be charged by unrelated banks on comparable loans for the same purpose in the same area. No prepayment charge or penalty shall be required by a Manager or a Managing Director on a loan to the Company. Notwithstanding the foregoing, no Member shall be under any obligation whatsoever to make any such loan or advance to the Company.

3.7 No Withdrawal of Capital Contributions.  Except upon dissolution and liquidation of the Company, no Member shall have the right to withdraw its Capital Contributions.

3.8 Return of Capital.  Except upon dissolution and liquidation of the Company as set forth in this Agreement, there is no agreement for, nor time set for, return of any Capital Contribution of any Member. The Board of Managing Directors, the individual Managing Directors, and the Manager shall not be personally liable for the return of all or any part of the Capital Contributions of the Members. Any such return shall be made solely from Company assets.

3.9 No Right of Partition.  Each Member expressly waives any right such Member might have to cause a partition or other distribution of property to him. The Members and assignees shall have no right to receive Company Property in kind, nor shall such Members or assignees have the right to partition the Company Property at any time, including upon the dissolution and termination of the Company.

3.10 Return of Uninvested Contributions.  Any proceeds of the Offering of the Units not invested or committed to the acquisition or development of specific real properties within the later of two years from the date the Minimum Offering is achieved or one year after the termination of the Offering, including any extension of the Offering (except for necessary operating expenses and any reserves deemed appropriate by the Board) shall be distributed pro rata to the Investor Members as a return of capital. For purposes of the foregoing, funds will be deemed to have been committed and will not be distributed to the extent such funds would be required to acquire, develop or improve property with respect to which contracts, agreements in principle or letters of understanding have been executed; provided that, if it is subsequently determined that the Company will not acquire, develop or improve such property, such funds will be distributed pro rata to Investor Members as a return of capital, except to the extent such funds have been used to make non-refundable contingent payments in connection with the proposed acquisition, development or improvement. Any return of capital pursuant to this Section 3.10 shall be deemed to have been consented to by the Members.

3.11 Deficit Capital Accounts.  The Members shall not be required to reimburse the Company or any other Member for deficiencies in their Capital Accounts. In addition, except as may be required under applicable law, the Manager shall not be required to reimburse the Company or the Members for deficiencies in its Capital Account.

3.12 Interest on Capital Contributions.  No interest shall be paid on any Capital Contributions.

3.13 Ownership by Member of Interest in Affiliates of Board or Manager.  No Member (other than a Manager or Managing Director, in the event that it is also a Member) shall at any time, either directly or indirectly, own any stock or other interest in any Affiliate of any Manager or Managing Director if such ownership, by itself or in conjunction with the stock or other interest owned by other Members would, in the opinion of counsel for the Company, jeopardize the classification of the Company as a partnership for federal income tax purposes. The Board shall be entitled to make such reasonable inquiry of the Members and prospective Members as is required to establish compliance by the Members with the provisions of this Section 3.13.

ARTICLE IV

RIGHTS AND DUTIES OF BOARD AND MANAGER

4.1 Board of Managing Directors.  The Company shall be managed by one or more managers, who shall collectively be known as the Board of Managing Directors (the “Board”), and each individually as a Managing Director.

(a) Initial Managing Directors.  The initial Managing Directors shall be Gerald Nels Olson and T. E. Millard.

(b) Authority and Power.  The Board shall manage the business and affairs of the Company. The Board shall have full and complete authority, power and discretion, subject to the provisions of this Agreement, to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters in its sole discretion, and to perform any and all other acts or activities customary or incident to the business of the Company.

(c) Number, Tenure and Qualifications.  The number of Managing Directors of the Company shall be fixed from time to time by a Majority Vote of the Board of Managing Directors. In no instance shall there be less than one Managing Director. A Managing Director need not be a resident of the state of Delaware.

(d) Chairman of the Board.  The Board shall annually elect a Chairman of the Board, who shall call meetings or request consents of the Board from time to time as required or appropriate.

(e) Actions of Board.  All decisions and actions of the Board of Managing Directors shall require a Majority Vote of the Managing Directors, or the unanimous consent of the Managing Directors if there are two Managing Directors. The Board shall not be required to hold periodic meetings. The Board may act by written consent or through a telephone conference or similar means of communication.

(f) Removal or Dissociation of Managing Director.  A Managing Director may be removed at any time without notice and with or without cause by a Super-Majority Vote of the remaining Managing Directors. A Managing Director may be removed, upon not less than sixty days prior notice to the Company and to each Managing Director, at a meeting of the Members and upon a Super-Majority Vote of the Members. The notice of such meeting shall give notice of the proposed removal and shall explain the reasons for the proposed removal. A Managing Director shall cease to be a Managing Director upon the occurrence of an Event of Dissociation as to such Managing Director. If the last remaining Managing Director is removed or suffers an Event of Dissociation, the effective date of such removal or of the cessation of status as a Managing Director shall be one hundred twenty (120) days after the date of the vote for removal or the Event of Dissociation. The Members shall be obligated, within such one hundred twenty (120) days, to appoint at least one new Managing Director, or to amend the Certificate of Formation of the Company, and this Agreement, to provide that the Company shall be managed by its members.

(g) Resignation of Managing Director.  Any Managing Director may resign at any time by giving written notice of the resignation to the Chairman of the Board. Any notice shall be effective on the date stated in such notice, and need not be accepted by the Chairman of the Board, the Board or the Company to be effective.

(h) Election of Managing Directors.  The Managing Directors shall not be required to be elected or re-elected on any periodic basis. The Board of Managing Directors shall have the exclusive power to propose a successor or additional Managing Director from time to time, and any such proposed Managing Director shall become a Managing Director upon the Majority Vote of the Members.

(i) Committees of the Board.  The Board shall form, and appoint members to, an Executive Committee, an Audit Committee and such other committees as the Board shall determine from time to time. Each such committee shall have such authority and responsibilities as shall be delegated to the committee by the Board in writing from time to time. Each member of any committee shall serve on the committee at the pleasure of the Board, and may be removed with or without cause at any time without notice. Each committee shall continue in existence until terminated by the Board.

4.2 Manager.  The Board shall, by Super-Majority Vote, appoint one or more persons to serve as Manager of the Company, which Manager may be delegated such powers and responsibilities of the Board as shall be provided by the Board from time to time. Unless and until another Manager is appointed by the Board, Proinvest Realty Advisors, LLC shall serve as the Manager. Proinvest Realty Advisors, LLC may be removed as Manager at any time with or without cause upon the Super-Majority Vote of the Board. If Proinvest Realty Advisors, LLC is removed or resigns as Manager, the number of Managers of the Company shall be fixed from time to time by a Majority Vote of the Board and the Managers shall be elected by Majority Vote of the Board, but in no instance shall there be less than one Manager. Subject to the foregoing, each Manager shall hold office until their resignation or removal or the occurrence of an Event of Dissociation regarding such Manager. At any time when there is more than one Manager, all decisions and actions of the Managers shall require the affirmative consent of a majority of the Managers voting per capita, or the unanimous consent of the Managers if there are two Managers.

Without limiting the power of the Board to appoint Managers and delegate functions, the Board may require that the Manager or Managers perform any or all of the following services, subject to any conditions set out here or in any management agreement to which the Manager is subject:

(a) Property Due Diligence Services.  The Manager may provide a continuing program to acquire, manage and dispose of Company Properties consistent with the investment objectives of the Company and may perform due diligence services in connection with the review and evaluation of potential properties for the Company, which services may include, but shall not be limited to: (a) serving as the Company’s advisor and providing research and economic and statistical data in connection with real property acquisitions and investment policies; (b) analyzing each potential Company Property investment including an analysis of the following (i) the geographic market in which any such property is located, including market demand analyses, (ii) the physical condition of any existing structures, appurtenances and service systems, (iii) the availability of contractors and engineers, (iv) zoning and other governmental restrictions applicable to the use or development of the property, (v) environmental studies, (vi) income and expense forecasts and (vii) other appropriate review and evaluation of the potential investment; (c) structuring and negotiating the terms and conditions under which investments in Company Properties will be made; and (d) establishing a budget for each Company Property, which shall be approved by the Board prior to completion of the acquisition of such Company Property.

(b) Management Services.  The Manager or any of its affiliates may perform management services in connection with the operation and holding of the Company’s assets, which may include, but is not limited to:

(i) Analysis and management of the use of Company capital and cash flow;

(ii) Analysis and management of return on investment in Company Properties or investments and advice as to the timing of disposition and terms and conditions of disposition of such investments;

(iii) Daily management of Company Properties, including entering into leases of real property and service contracts, and, to the extent necessary, performing all other operational functions for the maintenance and administration of such properties;

(iv) Investigate, select and, on behalf of the Company, engage and conduct business with such persons as the Manager deems necessary to the proper performance of its obligations, including but not limited to consultants, accountants, appraisers, valuation experts, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, agents for collection, insurers, insurance agents, financial institutions and intermediaries, builders, developers, engineering firms, property owners, mortgage companies, property management companies, transfer agents and any and all agents for any of the foregoing, including affiliates, and persons acting in any other capacity deemed by the Manager necessary or desirable for the performance of any of the foregoing services; and

(v) Provide the Company with all necessary investor relations and cash management services.

(c) Insurance Services.  The Manager or any of its affiliates may provide insurance brokerage services in connection with obtaining insurance on the Company Properties so long as the cost of such insurance, including any brokerage fees or commissions payable to the Manager or its affiliates, is no greater than the lowest quote obtained from two unaffiliated insurance agencies and the coverage and terms are likewise comparable. In no event may such services be provided by the Manager or any of its affiliates unless they are independently engaged in the business of providing such services to persons other than affiliates and at least seventy-five percent (75%) of their insurance brokerage service gross revenue is derived from persons other than affiliates.

(d) Development and Construction Services.  The Manager or any of its affiliates may provide services in connection with the development or construction of Company Properties. The Company may pay Development Fees or Construction Fees to the Manager or any of its affiliates in an amount not exceeding ten percent (10%) of the direct costs of any development or construction, excluding from such direct costs construction site personnel of the Company and construction site utilities chargeable to the Company. Each Development Fee or Construction Fee must be comparable to and competitive with amounts charged by third parties in the same geographic area. Each proposed Development Fee or Construction Fee must be set out in the budget prepared for a Company Property prior to acquisition. If construction has commenced before a property is acquired, the completion of the construction shall be guaranteed at the price contracted by an adequate completion bond or other arrangements.

(e) Real Estate Brokerage.  The Manager or any of its affiliates may perform real estate brokerage services for the Company in connection with the resale or leasing of Company Property; provided that (1) the compensation to the Manager in connection with the sale of a Company Property shall not exceed the lesser of (a) fifty percent (50%) of the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) three percent (3%) of the gross sales price or capitalized lease price of the property; (2) payments of said compensation shall be deferred and made only after the Company has distributed to each Investor Member or his assignee, an aggregate amount in cash which is equal to one hundred percent (100%) of his Net Capital Contribution, and has distributed to each Investor Member or assignee from all sources an additional amount equal to the Preferential Return; and (3) the Manager may receive such real estate commission only if it provides substantial services in connection with the sales effort. The aggregate real estate commission paid to all parties involved in the sale of a Company Property shall not exceed the lesser of: (a) the reasonable, customary and competitive real estate brokerage commission normally paid for the sale of a comparable property in light of the size, type and location of the property, or (b) six percent (6%) of the gross sales price of such property. Notwithstanding the foregoing, no Sponsor shall be granted an exclusive right to sell or exclusive employment to sell any Company Property. A Sponsor may perform real estate brokerage services for the Company in connection with the acquisition of Company Property, provided that any compensation to the Sponsor in connection with the acquisition of a Company Property shall not exceed the reasonable, customary and competitive real estate brokerage commission normally paid for the acquisition of a comparable property under the same circumstances in light of the marketability, size, type and location of the property, and the person receiving such compensation shall perform substantial services in connection with the acquisition of the Company Property.

(f) Other Services.  The Manager shall not receive any fees or other compensation from the Company except as specifically provided for in this Agreement or as described in the Prospectus.

4.3 Certain Powers of Board.  Without limiting the generality of Section 4.1, the Board shall have the right, power and authority, on behalf of the Company and on behalf of any other entity managed in whole or in part by the Company or in which the Company has an interest, to take all actions, or to permit or require the Manager to take all actions, which it deems necessary, proper or advisable, including, but not limited to, the following:

(a) To offer and sell Units in the Company pursuant to the terms of the Offering, or, following the close of the Offering, upon such terms and conditions, and at such price, as the Board shall determine in its sole discretion;

(b) To take all actions necessary, appropriate or advisable in connection with the Offering, including the execution and performance of agreements to sell the Units, or on such terms and conditions as the Board shall determine in its sole discretion;

(c) To acquire, construct, develop, redevelop, rehabilitate, hold, lease, manage, conduct a Disposition of, or abandon Company Properties or interests in other entities or similar interests;

(d) To employ, oversee and dismiss from employment any and all employees, agents, independent contractors, real estate managers, contractors, engineers, architects, developers, designers, brokers, attorneys and accountants;

(e) To enter into any agreement leading to a Disposition of all or substantially all or any portion of any Company Property, at such price or amount, for cash, securities or other property and upon such other terms as the Board, in its sole discretion, deems proper;

(f) To lease all or any portion of the Company Properties for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of the termination of the Company and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others;

(g) To create, by grant or otherwise, easements and servitudes;

(h) To acquire, lease, sell, hold or dispose of any assets or investments in the name or for the account of the Company or enter into any contract or endorsement in the name or for the account of the Company with respect to any such assets or investments or in any other manner bind the Company to acquire, lease, sell, hold or dispose of any such assets or investments whatsoever on such terms as the Board shall determine and to otherwise deal in any manner with the assets of the Company in accordance with the purposes of the Company;

(i) To borrow money on behalf of the Company subject to the limitations set out in this agreement, grant mortgages or deeds of trust to secure debt on all or any part of Company Properties, or enter into transactions having a similar leveraging effect on behalf of the Company, from any source or with any party, upon such terms and conditions as the Board may deem advisable and proper, execute promissory notes, drafts, bills of exchange and other instruments and evidences of indebtedness and secure the payment thereof by mortgage, pledge or assignment of or security interest in all or any part of any property then owned or thereafter acquired by the Company, and refinance, recast, modify or extend any of the obligations of the Company and the instruments securing those obligations;

(j) To construct, alter, improve, repair, raze, replace or rebuild all or any portion of any Company Property;

(k) To execute, acknowledge or verify and file any notification, application, statement and other filing which the Board considers either required or desirable to be filed with any state or federal securities administrator or commission;

(l) To place record title to any of its assets in the name of a nominee, agent or a trustee;

(m) To monitor the transfer of Company interests to determine if such interests are being traded on “an established securities market or a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code, and take (and cause affiliates to take) all steps reasonably necessary or appropriate to prevent any such trading of interests, including without limitation, voiding transfers if the Board reasonably believes such transfers will cause the Company to be treated as a “publicly traded partnership” under the Code or Treasury Regulations thereunder;

(n) To open, maintain and close accounts with brokers, dealers, banks, currency dealers and others, and issue all instructions and authorizations to entities regarding the purchase and sale or entering into, as the case may be, of assets, instruments or agreements consistent with the objectives and purposes of the Company, and to authorize, draw, make, accept, endorse, execute or deliver checks, drafts, commercial paper, negotiable instruments or other orders for the payment of monies;

(o) To vote at, or give any proxy regarding, any regular or special meeting of corporate shareholders or the equity owners or creditors of any other entity, or give or withhold any consent as an equity owner or creditor;

(p) To exercise or fail to exercise or waive, on behalf of the Company, in such manner as the Board in its sole judgment deems appropriate, all voting and other rights, elections and options granted or imposed by any governing document or agreement, statute, rule, regulation, or order, including the exercise, modification or waiver of any option or subscription rights in connection with any investment;

(q) To use the funds and revenues of the Company, and lend money to the Company, on any terms the Board deems appropriate, for any purpose, including without limitation the conduct or financing, in whole or in part, of the activities of the Company, and the repayment of any loans used to finance such operations or activities;

(r) To negotiate and execute on any terms deemed desirable in its discretion any account agreements, subscriptions, limited partnership agreements, limited liability company regulations or agreements or any similar documents or instruments, considered useful to the making, management or liquidation of any investment, including without limitation, negotiate and execute any lease or exchange agreement or negotiate and execute any agreements for the management or liquidation of any person;

(s) To control any matters affecting the rights and obligations of the Company, including collecting any sums due the Company or exercising any right to demand payment of all or any part of any investment or instituting or defending litigation or arbitration and compromising or settling claims or litigation, and in connection with such activities, employ attorneys or other professionals to advise and otherwise represent the Company;

(t) To exercise the rights granted to the Board to amend this Agreement;

(u) To execute, on behalf of the Company or any managed entity, any contracts between the Company and any person (including any affiliate of the Manager), providing administration, due diligence, accounting or other professional services, monitoring or consulting services or any other services on such terms and for such consideration as determined by the Board in its discretion;

(v) To make such elections under the Code and other relevant tax laws as to the treatment of items of Company income, gain, loss, deduction and credit, and as to all other relevant matters, as may be provided herein or as the Board deems necessary or appropriate; including, without limitation, elections referred to in Section 754 of the Code, determination of which items of cash outlay are to be capitalized or treated as current expenses, and selection of the method of accounting and bookkeeping procedures to be used by the Company;

(w) To possess and exercise, as may be required, all of the rights and powers of managers as more particularly provided by the Act, except to the extent that any of such rights may be limited or restricted by the express provisions of this Agreement;

(x) To execute, acknowledge and deliver any and all instruments and take such other steps as are necessary to effectuate the foregoing. Any such instruments may be executed on behalf of the Company by the Manager, except that any instrument pursuant to which the Company acquires or disposes of any interest in real property shall require the signature, personally or by attorney-in-fact, of a Managing Director; and

(y) To incur all costs and make all expenditures in any way related to any of the foregoing.

4.4 Limitations on Powers of the Board.  The Board shall observe the following policies in connection with Company operations:

(a) Pending initial investment of its funds, or to provide a source from which to meet contingencies, including, without limitation, any working capital reserve, the Company may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as government obligations, bank or savings and loan association certificates of deposit, short-term debt obligations and interest-bearing accounts; provided that, following one year after the commencement of the operations of the Company, no more than forty-five percent (45%) of the value (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended) of the Company’s total assets (excluding cash items) will consist of, and no more than forty-five percent (45%) of the Company’s net income after taxes (for any four consecutive fiscal quarters combined) will be derived from, securities other than (i) government securities; (ii) securities issued by majority owned subsidiaries of the Company which are not investment companies; and (iii) securities issued by companies, which are controlled primarily by the Company, through which the Company engages in a business other than that of investing, reinvesting, owning, holding or trading in securities, and which are not investment companies.

(b) The Company shall not acquire unimproved or non-income producing property, except in amounts and upon terms which can be financed by the Offering proceeds or from Cash Flow and provided investment in such properties shall not exceed the lesser of twenty-five percent (25%) of gross Offering proceeds available for Investment in Properties or ten percent (10%) of Asset Value, in each case calculated as of the end of the month immediately preceding such acquisition. Properties shall not be considered non-income producing if they are expected to produce income within a reasonable period of time after their acquisition, and for purposes hereof, two years shall be deemed to be presumptively reasonable.

(c) The Company shall not be required to obtain an appraisal upon the acquisition or Disposition of any Company Property. If the Company obtains an appraisal of a Company Property for any reason, such appraisal shall be prepared by a Qualified Appraisal Expert, the Company shall maintain a copy of such appraisal in the Company records, and the Company shall make such copy available for inspection and duplication by any Member for at least five (5) years after obtained [or until dissolution of the Company if earlier].

(d) The Board shall not have the authority to incur indebtedness which is secured by the Company Properties or assets, except as specifically authorized pursuant to this Section 4.4(d). The Board shall have the authority to borrow funds (i) for Company operating purposes; (ii) to finance or refinance the acquisition of a Company Property, and (iii) to finance rehabilitation of or improvements to Company Properties; provided, however, that the aggregate amount of Company borrowings outstanding at any one time shall not exceed sixty five percent (65%) of the sum of (A) the aggregate Contract Purchase Price of all properties which have not been refinanced, plus (B) the aggregate fair market value, as determined by the lender at the date of refinancing, of all Company Properties which have been refinanced, plus (C) the aggregate amount of all sums spent or budgeted to be spent to construct, renovate, rehabilitate or repair Company Properties. The Company may borrow such funds from the Manager, its affiliates or others, provided that if any such borrowing is from the Manager or its affiliates, (i) interest and other financing charges or fees charged on any such borrowing may not exceed amounts which would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as the Company Property if the loan is made in connection with a particular Company Property; and (ii) no prepayment charge or penalty shall be required with respect to any such borrowing, except a borrowing secured by either a first or a junior or all-inclusive trust deed, mortgage or encumbrance on a Company Property, and then only to the extent that such pre-payment charge or penalty is attributable to the underlying encumbrance.

(e) The Company shall not reinvest Cash Flow or any proceeds from the Disposition of a Company Property (excluding proceeds from a financing or refinancing of a Company Property) in new properties. The Company shall have the authority to reinvest proceeds from the financing or refinancing of Company Properties as set out in this Section 4.4(e); provided, that the Company shall endeavor to distribute a portion of such proceeds sufficient to cover any increase in Members’ federal and state income taxes attributable to the financing or refinancing (assuming a thirty percent (30%) combined federal and state tax bracket) in time to pay such increase. The Company may reinvest the proceeds from the financing or refinancing of any Company Property during the seven (7) years following the date the Registration Statement is declared effective. Beginning on a date which is seven (7) years after the date the Registration Statement was declared effective, no reinvestment of the proceeds from any financing or refinancing of any Company Property shall be allowed.

(f) The Board shall exercise its fiduciary duty for the safekeeping and use of all funds and assets of the Company, whether or not in its immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company.

(g) The Company shall maintain reasonable reserves for normal repairs, replacements and contingencies or for specified or unspecified tenant improvements or leasing commissions relating to Company Properties, in such amounts as the Board in its sole and absolute discretion determines from time to time to be adequate, appropriate or advisable in connection with the operations of the Company. The amount of initial working capital reserves for each Company Property shall be established by the Board at the time of acquisition. As expenditures are made from any such reserves, future operating revenues may be allocated to such reserves to the extent deemed necessary by the Board for the maintenance of reasonable reserves.

(h) The Company shall not own or lease property jointly or as a participant with unrelated entities except in entities which own and operate one or more particular properties, and where (i) the management of such entity is under the control of the Company in that the Company or an affiliate of the Company possesses the power to direct or to cause the direction of the management and policies of any such entity; (ii) the Company, as a result of such joint ownership or participation is not charged, directly or indirectly, more than once for the same services; (iii) the joint ownership or participation does not authorize or require the Company to do anything as a participant with respect to the property which the Company or the Manager could not do directly because of this Agreement; and (iv) the Manager and its affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under this Agreement. The ownership of the common areas located on property through a condominium association or other similar form of real property ownership shall not be considered a joint ownership of property for purposes of this paragraph. The Prospectus shall disclose the potential risk of impasse on joint venture decisions since no joint venture participant controls such decisions and the potential risks that while a joint venture participant may have the right to buy the property from the Company or joint venture, it may not have the resources to do so.

(i) The Company shall not own or lease property jointly or as a participant with an affiliate of the Manager unless the Company controls the affiliate, and unless (i) such affiliate has substantially identical investment objectives as those of the Company with respect to such property; (ii) the Company, as a result of such participation, is not charged, directly or indirectly, more than once for the same services; (iii) the compensation payable to the Manager and its affiliates is substantially identical in each program; (iv) the Company will have a right of first refusal to buy the property held by such joint venture in the event that such affiliate elects to sell its interest in the joint venture; (v) the investment by the Company and such affiliate are on substantially the same terms and conditions; and (vi) the investment is necessary to relieve any Sponsor from commitments to temporarily acquire or hold property pending acquisition by the Company. The ownership of the common areas located on property through a condominium association or other similar form of real property ownership shall not be considered a joint ownership of property for purposes of this paragraph. The Prospectus shall disclose the potential risk of impasse on joint venture decisions since no joint venture participant controls such decisions and the potential risks that while a joint venture participant may have the right to buy the property from the Company or joint venture, it may not have the resources to do so.

(j) The Company shall not invest in limited liability company interests of any other limited liability company of which the Manager also serves as a manager unless the Manager will receive no duplicate fees or compensation beyond what is permissible under the NASAA Guidelines. The Company may not invest in limited liability company interests of any other limited liability company unless it, alone or with any of its affiliates, acquires a controlling interest in such other limited liability company and no person receives duplicate fees or compensation beyond what is permissible under the NASAA Guidelines.

(k) The Company may invest in membership interests, partnership interests or similar equity interests of other entities (the “Lower-Tier Companies”) only if all of the following conditions, if applicable, are met:

(i) If the manager of the Lower-Tier Company is a Sponsor, the Company may not invest in the Lower-Tier Company unless:

(A) the governing agreement of the Lower-Tier Company contains provisions substantially similar to the provisions of Section 4.4 and Article V of this Agreement, and provisions acknowledging privity between the Lower-Tier manager and the Members; and

(B) the compensation payable in the aggregate from both levels shall not exceed the amounts permitted under Article V of this Agreement.

(ii) If the manager of the Lower-Tier Company is not a Sponsor of the Company, the Company may not invest in the Lower-Tier Company unless (A) the governing agreement of the Lower-Tier Company contains provisions substantially similar to the provisions of Section 4.4 and Article V of this Agreement, and (B) the compensation payable at both tiers shall not exceed the amounts permitted under Article V of this Agreement.

(iii) Each Lower-Tier Company shall have as its equity owners only the Manager and its affiliates; provided, however, that special equity owners not affiliated with the Manager shall be permitted if the interests taken result in no diminution in the control exercisable by the Manager and its affiliates.

(iv) The Company is not structured with more than two tiers.

(v) The Company, as a result of an investment in the Lower-Tier Company, is not charged, directly or indirectly, more than once for the same services.

(vi) The Members can, upon a Majority Vote and without the concurrence of the Manager, direct the Manager to take any action permitted to an equity owner in the Lower-Tier Company.

(vii) The Prospectus shall fully and prominently disclose the two-tiered arrangement and any risks related thereto.

(viii) Notwithstanding clauses (ii) through (vii) above, if the manager of the Lower-Tier Company is not a Sponsor, the Company may invest in a Lower-Tier Company that owns and operates a particular property to be qualified pursuant to Section 42(g) of the Code if equity owners at both tiers are provided all of the rights and obligations required by Section VII. of the NASAA Guidelines, and there are no payments of duplicate fees.

(l) The completion of improvements which are to be constructed or are under construction on Company Property shall be guaranteed at the price contracted either by an adequate completion bond or by other satisfactory assurances; provided, however, that such other satisfactory assurances shall include at least one of the following: (i) a written personal guarantee of one or more of the general contractor’s principals accompanied by the financial statements of such guarantor indicating a substantial net worth; (ii) a written fixed price contract with a general contractor that has a substantial net worth; (iii) a retention of a reasonable portion of the purchase consideration as a potential offset to such purchase consideration in the event the seller does not perform in accordance with the purchase and sale agreement; or (iv) a program of disbursements control which provides for direct payments to subcontractors and suppliers.

(m) The Company shall make no construction loans to builders of Company Properties and shall make no periodic progress or other advance payments to such builders unless the Company has first received an architect’s certification as to the percentage of the project which has been completed and as to the dollar amount of the construction then completed.

(n) The Company shall not acquire property in exchange for Units.

(o) The Company shall not lend any money to a Managing Director, the Manager, any Member, or any affiliate of any of them.

(p) An “all-inclusive” or “wrap-around” note and deed of trust (referred to herein as the “all-inclusive note”) may be used to finance the purchase of a Company Property only if the following conditions are complied with: (i) the Sponsor under the all-inclusive note shall not receive interest on the amount of the underlying encumbrance included in the all-inclusive note in excess of that payable to the lender on that underlying encumbrance; (ii) the Company shall receive credit on its obligation under the all-inclusive note for payments made directly on the underlying encumbrance; and (iii) a paying agent, ordinarily a bank, escrow company, or savings and loan, shall collect payments (other than any initial payment of prepaid interest or loan points not to be applied to the underlying encumbrance) on the all-inclusive note and make disbursements therefrom to the holder of the underlying encumbrance prior to making any disbursement to the holder of the all-inclusive note, subject to the requirements of subparagraph (i) above, or, in the alternative, all payments on the all-inclusive and underlying note shall be made directly by the Company.

(q) The Manager shall not have the authority on behalf of the Company to:

(i) list, recognize or facilitate the trading of Units (or any interest therein) on any established securities market (or the equivalent thereof) within the meaning of Section 7704 of the Code, or permit any of its affiliates to take such actions, if as a result thereof, the Company would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a publicly traded partnership; or

(ii) create for the Units (or any interest therein) a secondary market (or the equivalent thereof) within the meaning of Section 7704 of the Code or otherwise permit, recognize or facilitate the trading of any such Units (or any interest therein) on any such market or permit any of its affiliates to take such actions, if as a result thereof, the Company would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a publicly traded partnership.

(r) The funds of the Company shall not be commingled with the funds of any other person, except in the case of making capital contributions to another entity in which the Company holds an interest permitted pursuant to the provisions of this Section 4.4. Nothing in this Section 4.4 shall prohibit the Company or the Sponsor from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of affiliated entities, provided that Company funds are protected from claims of such other partnerships and their creditors.

(s) The Company shall not be authorized to enter into or effect any roll-up, i.e., any transaction that involves the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of a resulting entity. Such prohibition does not include a transaction that (a) involves securities of the Company that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or (b) involves the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following rights or terms, as compared to such rights and terms in effect for the Company prior to such transaction: (i) voting rights of holders of the class of securities to be held by Members, (ii) the term of existence of the surviving or resulting entity, (iii) compensation to the Sponsor of the surviving or resulting entity; or (iv) the investment objectives of the surviving or resulting entity.

(t) The Company shall not invest in junior trust deeds and other similar obligations.

(u) The Company shall not purchase or lease property in which a Sponsor has an interest, other than property which a Sponsor has purchased in its own name and temporarily held title to for the purpose of facilitating the acquisition of such property or the borrowing of money or obtaining of financing or completion of construction or for any other purpose related to the business of the Company, provided that the property is ultimately transferred to the Company at the same price and on financing terms at least as favorable as those extended to the Sponsor. The Company shall not sell any Company Property to any Sponsor. The Company shall not lease any Company Property to a Sponsor except leases of not more than ten percent (10%) of leasable space owned by the Company made on comparable terms offered to persons who are not Sponsors.

(v) Unless authorized to do so by the Board or Manager of the Company, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any pecuniary purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized by the Board or Manager to act as an agent of the Company in accordance with the previous sentence.

4.5 Liability for Certain Acts.  No Manager or Managing Director has guaranteed or shall have any obligation with respect to the return of a Member’s Capital Contributions or profits from the operation of the Company. The Manager shall not be liable to the Company or any Member of the Company for any loss or liability sustained by the Company or any Member if the Board of Managing Directors has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company, the loss or liability was not the result of gross negligence or intentional misconduct by the Manager, and the loss or liability did not arise out of a transaction in which the Manager received a personal benefit in violation or breach of the provisions of this Agreement. No Managing Director or Officer of the Company shall be liable to the Company or to any Member for any loss or liability sustained by the Company or any Member except loss or liability resulting from intentional misconduct or knowing violation of law or a transaction for which such Managing Director or Officer received a personal benefit in violation or breach of the provisions of this Agreement. Each Managing Director shall be entitled to rely on information, opinions, reports or statements, including but not limited to financial statements or other financial data prepared or presented by: (i) any one or more Members, Officers or employees of the Company or the Manager whom the Managing Director reasonably believes to be reliable and competent in the matter presented, (ii) legal counsel, public accountants, or other persons as to matters the Managing Director reasonably believes are within the person’s professional or expert competence, or (iii) a committee of Members of which the Managing Director is not a member if the Managing Director reasonably believes the committee merits confidence.

4.6 Competing Activities.  The Manager and its affiliates and each Managing Director may engage for their own account or for the account of others, including other investors, in all aspects of the real estate business, including, without limitation, acquiring properties, real property interests or leases, making investments in persons engaged in real estate related activities, consulting with or performing services for persons engaged in real estate related activities, establishing other managed entities, or the management of real estate related investments. The Manager or its affiliates or any Managing Director may begin or continue such activities, individually, jointly with others, or as owners or managers of any person; may deal with the Company as counterparties or through any other person in which they may be interested, subject to the provisions of this Agreement; may sell assets to the Company or any entity managed by the Company or buy assets from the Company or any entity managed by the Company on terms at least as favorable to the Company as are then available for arms-length transactions, subject to the provisions of this Agreement; may participate in other persons, as investors or otherwise; and shall not be required to permit the Company or the Members to participate in any other persons or investments in which the Manager or any affiliate or any Managing Director may be interested or share in any profits or other benefits therefrom.

4.7 Indemnity of Persons.  The Company shall have the power, right and obligation to indemnify persons as set out here.

(a) The Company shall indemnify any person who was or is a party to or witness in or is threatened to be made a party to or witness in any threatened, pending or completed Proceeding (whether or not by or in the right of the Company) by reason of the fact that the person is or was a Managing Director or a Manager of the Company, against expenses (including attorneys fees, accountants fees, and expenses of investigation), judgments, fines and amounts paid in settlement incurred by such person, provided that all of the following conditions are met: (i) the Board of Managing Directors has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the person was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of gross negligence or intentional misconduct by the person seeking indemnification; and (iv) such indemnification shall be recoverable only out of Company assets and not from Members. Any Sponsor or any person acting as broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws associated with an offer and sale of Units unless one of the following conditions are met as to the person seeking indemnification: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations; (ii) such claims have been dismissed with prejudice by a court of competent jurisdiction; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made after such court has been advised of the position of the Securities and Exchange Commission and of any state securities regulatory authority in which Units were offered or sold. The Company shall advance expenses to any current or former Managing Director or Manager (or their affiliates) at such times and in such amounts as shall be requested by such person provided that: the Proceeding relates to the performance of duties or services on behalf of the Company, the Proceeding was initiated by a person who is not a Member or the advancement of expenses is specifically approved by a court of competent jurisdiction, and the person receiving the advance undertakes to repay the funds advanced if it is ultimately determined that such person is not entitled to indemnification. The Company shall have the power to indemnify any person other than the Manager or a Managing Director or their affiliates who was or is a party to or witness in or is threatened to be made a party to or witness in any threatened, pending or completed Proceeding (whether or not by or in the right of the Company) by reason of the fact that the person is or was an officer or employee or agent of the Company, or is or was serving at the request of the Company as a manager, director, officer, trustee, receiver, general partner, employee, agent of or in a similar capacity for another person, against expenses (including attorneys fees, accountants fees, and expenses of investigation), judgments, fines and amounts paid in settlement incurred by the person in connection with such Proceeding, upon the determination by the Board of Managing Directors that indemnification is appropriate and subject to such terms and conditions or undertakings as the Board of Managing Directors in their discretion shall impose. The Company may advance expenses to any such person (other than the Manager or a Managing Director or their affiliates) at such times and in such amounts as shall be requested by such person and approved by the Board of Managing Directors in their discretion. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that indemnification or the advancement of expenses by the Company was not appropriate or breached any law or constituted a breach of any duty by any person.

(b) If a person has been successful on the merits or otherwise as a party to any Proceeding, or with respect to any claim, issue or matter therein (to the extent that a portion of the expenses can be reasonably allocated thereto), the person shall be indemnified against expenses (including attorneys fees, accountants fees and expenses of investigation) actually and reasonably incurred by the person in connection with the Proceeding.

(c) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement or action of the Company, and shall continue as to a person who has ceased service in the capacity indemnified, and shall inure to the benefit of the heirs, executors and administrators of such a person.

(d) The Company may purchase and maintain directors and officers’ liability insurance or errors and omissions insurance or similar insurance on behalf of any person, whether or not the Company would have the power to indemnify such person under the provisions of this Agreement, except that the Company may not incur costs for liability insurance for any liability as to which Company indemnification is prohibited.

4.8 Resignation or Withdrawal of Manager.

(a) Any Manager, while serving as a Manager, shall not take any voluntary step to dissolve itself or to otherwise terminate its business.

(b) The Board may at any time designate one or more persons to be additional Managers, with such participation in the Manager’s interest as the Board, each then current Manager and such successor or additional Manager may agree upon, provided that the interests of the Investor Members shall not be affected thereby.

(c) Except as provided in this Section 4.8, no Manager shall have any right to resign or withdraw voluntarily from the Company, or to sell, transfer or assign the Manager’s interest without the concurrence of the Board by a Majority Vote. Any Manager may, with the Majority Vote of the Board (i) cause to be admitted to the Company an additional Manager or Members if it deems such admission to be necessary or desirable to assure that the Company will be classified as a partnership for federal income tax purposes or as may be required by state securities laws or the rules thereunder; provided, however, that such additional Manager or Members shall have no authority to manage or control the Company under this Agreement, there is no change in the identity of the persons who have authority to manage or control the Company, and the admission of such additional Manager or Members does not materially adversely affect the Investor Members; or (ii) substitute in its stead as Manager any entity which has, by merger, consolidation or otherwise, acquired substantially all of such Manager’s assets, membership interest or other evidence of equity interest and continued its business.

(d) Proinvest Realty Advisors, LLC may resign as Manager only after two years following the effective date of the Registration Statement; and only if it has identified a successor person to serve as Manager, and such successor has been approved as successor Manager by a Majority Vote of the Board after being given ninety (90) days notice. Any other Manager of the Company may resign at any time only if it has identified a successor person to serve as Manager, and such successor has been approved as successor Manager by a Majority Vote of the Board, or if, following its resignation, the Company will have at least one remaining Manager who has agreed to continue to serve as Manager. The resignation of any Manager shall take effect upon the effective date of the vote of the Board in accordance with this section, or the date of the resignation if no vote is required, and the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager as a Manager shall not affect the Manager’s rights as a Member or its Capital Account, which shall be governed by Section 5.2, and shall not constitute a withdrawal of the Manager as a Member or an Event of Dissociation as to the Manager.

4.9 Removal of Manager.  Subject to the provisions of Section 4.2 regarding Proinvest Realty Advisors, LLC, all or any lesser number of Managers may be removed at any time, with or without cause, by the Majority Vote of the Board. The removal of a Manager as a Manager shall not affect the Manager’s rights as a Member or its Capital Account, which shall be governed by Section 5.2, and shall not constitute a withdrawal by such Manager as a Member or an Event of Dissociation as to such Manager.

4.10 Event of Dissociation of Manager.  A Manager shall cease to be such upon the occurrence of an Event of Dissociation of such Manager; provided, however, the last remaining Manager shall not cease to be a Manager until one hundred twenty (120) days after the occurrence of an Event of Dissociation.

4.11 Vacancy.  Any vacancy occurring for any reason in the number of Managers of the Company may be filled by the Majority Vote of the Managing Directors. Any Manager’s position to be filled by reason of an increase in the number of Managers shall be filled by the Majority Vote of the Managing Directors.

4.12 Termination of Executory Contracts.  Upon the removal or occurrence of an Event of Dissociation of a Manager, all executory contracts between the Company and such Manager or any affiliate thereof (unless such affiliate is also an affiliate of any remaining or new Manager) may be terminated and canceled by the Company without prior notice or penalty, excluding any executory contract or agreement regarding the compensation, rights to indemnification or similar rights of the Manager. Such Manager or any affiliate thereof (unless such affiliate is also an affiliate of a remaining or new Manager or Manager) may also terminate and cancel any such executory contract effective upon sixty (60) days prior written notice of such termination and cancellation to the remaining or new Manager or Managers, if any, or to the Company.

ARTICLE V.

COMPENSATION TO MANAGER

5.1 Manager Compensation.  The Manager shall be compensated as follows:

(a) Property Advisory Fee.  The Manager shall be paid a Property Advisory Fee in the amount of two percent (2%) times the gross Contract Purchase Price of any Company Property and two percent (2%) times the capitalized amount of any funds used to develop, construct, rehabilitate or improve a Property. The gross Contract Purchase Price shall include the stated purchase price plus all other amounts paid by the Company or for which the Company or any affiliate is liable, including but not limited to, debt secured by the Property. The capitalized amount shall include all amounts capitalized on the financial statements of the Company in connection with any development, construction or improvement of a Property, including any capitalized costs for environmental studies, inspections, zoning or rezoning applications, structural or engineering studies and all similar costs. The Property Advisory Fee shall be paid to the Manager promptly upon the closing of the purchase of any Property based upon the approved budget for that Property. Property Advisory Fees shall be paid for services actually rendered regarding a specific Property.

The total of all Acquisition Fees, including the Property Advisory Fees paid to the Manager or its affiliates, shall not at any time during the duration of the Company exceed the compensation customarily charged in arm’s-length transactions by others rendering similar services as an ongoing public activity in the same geographic location and for comparable property.

(b) Refinancing Fee.  The Manager shall be paid a Refinancing Fee in the amount of seventy five basis points (0.75%) times the principal amount of any loan incurred to finance or refinance a Company Property, excluding any loan incurred in connection with the initial acquisition of the Company Property. The Refinancing Fee shall be paid to the Manager promptly upon the closing of the loan.

(c) Disposition Fee.  The Manager shall be paid a Disposition Fee in the amount of two percent (2%) of the gross sales price or finance amount or capitalized lease amount [for any long-term lease in excess of ten years] upon any Disposition of any Company Property. The Disposition Fee shall be paid to the Manager promptly upon the closing of any Disposition.

(d) Management Fee.  The Manager shall be paid an annual Management Fee equal to the sum of (1) not more than one percent (1.0%) of the Asset Value, plus (2) not more than one-half of one percent (0.5%) of cash held in bank accounts, money market funds or similar accounts. The fee will be payable on the tenth day of each month in an amount equal to one-twelfth of the annual Management Fee, calculated as of the last day of the immediately preceding month. Accrued but unpaid Management Fees for any period shall be deferred without interest and shall be payable in subsequent periods from any funds available to the Company after payment of all other costs and expenses of the Company, including any reserves then determined by the Manager to no longer be necessary to be retained by the Company. If a Manager is terminated, the Manager shall be paid Management Fees through the date of such termination.

(e) Change in Compensation.  The compensation of the Manager may be changed from time to time by a Super-Majority Vote of the Investor Members and of the Board of Managing Directors.

5.2 Payment to Withdrawn or Removed Manager.  Upon the resignation, withdrawal, removal or Event of Dissociation of a Manager, the Company shall be required to pay such Manager any amounts then accrued and owing to such Manager under this Agreement. The method of payment to any such Manager must be fair and must protect the solvency and liquidity of the Company. In addition, the Company shall have the right, but not the obligation, to terminate any such Manager’s interest in Company income, losses, distributions and capital upon payment to such Manager of an amount equal to the value of its interest in Company income, losses, distributions and capital on the date of such resignation, withdrawal, removal or Event of Dissociation. Such interest shall be computed taking into account the Manager’s economic interest in the Company under Articles III, IV, V, VI and VII hereof. In the event such Manager (or its representative) and the Company cannot mutually agree upon such value within ninety (90) days following such resignation, withdrawal, removal or Event of Dissociation, such value shall be determined by arbitration before a panel of three appraisers, one of whom shall be selected by such Manager (or its representative) and one by the Company, and the third of whom shall be selected by the two appraisers so selected by the parties. Such arbitration shall take place in Dallas, Texas and shall be in accordance with the rules and regulations of the American Arbitration Association then in force and effect. The expense of arbitration shall be borne equally by such Manager and the Company. Payment to such Manager of the value of its interest in Company income, losses, distributions and capital shall be made, if the termination was voluntary, by the delivery of an unsecured promissory note, bearing no interest and having principal payable, if at all, from distributions which the Manager would have otherwise received under this Agreement had the Manager not terminated. Payment to such Manager of the value of its interest in Company income, losses, distributions and capital shall be made, if the termination was involuntary, at the option of the Manager, (i) by the delivery of a promissory note, secured by a letter of credit issued by Texas Capital Bank, N.A. or other bank acceptable to the Manager, coming due in five years from the date of termination, and bearing interest at the rate of the greater of nine percent (9%) per annum or the rate of interest most recently announced by Texas Capital Bank, N.A. as its “prime rate” as of the date of the termination plus one percent (1%) per annum, with principal and interest payable annually in equal installments; or (ii) by the issuance to the Manager of Units of Membership Interest in the Company equaling twenty-five percent (25%) of Units outstanding immediately prior to such issuance, which Units shall thereafter participate in allocations and distributions on the same basis as Units held by Investor Members. In addition, within one hundred twenty (120) days after the determination of the value of the former Manager’s interest, upon the vote of a majority of the Managing Directors, the Company may sell such interest to one or more persons who may be Affiliates of the remaining Manager or Managers and admit such person or persons to the Company as substitute Manager or Members; provided, however, that the purchase price to be paid to the Company for the interest of the former Manager shall not be less than its value as determined by the procedure described above. Such substitute Manager or Members may pay said purchase price in up to five equal annual installments. If such Manager’s interest is not terminated by the Company pursuant to the provisions set forth above, such interest shall convert automatically to a special membership interest having the same interest in the Company’s income, losses, distributions and capital as was attributable to such interest as a Manager. In either event, any such Manager who has resigned or withdrawn, has been removed or with respect to which an Event of Dissociation has occurred shall have no further right to participate in the management of the Company.

5.3 Reimbursement to Manager.  The Manager shall be reimbursed by the Company for all Acquisition Expenses relating to property acquisitions by the Company, such as legal fees, travel expenses, title insurance premium expenses and other closing costs, in an amount not to exceed one-half percent (.5%) of the Contract Purchase Price of each Company Property. The Manager shall be reimbursed for all Acquisition Expenses related to properties that are not acquired by the Company, in the actual amount incurred, which expenses shall be accrued as incurred and submitted for reimbursement by the Manager to the Company from time to time. In addition, the Company shall bear the expenses of independent appraisers, market analysts, zoning consultants, environmental consultants, or other such persons not affiliated with the Manager who may be engaged to evaluate potential real estate acquisitions and developments by or on behalf of the Company.

5.4. Property Management Services.  The Manager may cause the Company to employ a property management company (which may be an affiliate of the Manager) to perform professional property management and leasing services for the Company. In the event the property management company is a Sponsor, the compensation payable to such Sponsor shall be equal to the lesser of (a) fees which are competitive for similar services in the same geographic area, or (b) five percent (5%) of Gross Revenues of residential properties managed and three percent (3%) of Gross Revenues for industrial and commercial property, unless the affiliate performs leasing, re-leasing and leasing related services, in which case the maximum shall be six percent (6%) of Gross Revenues. In the case of industrial and commercial properties which are leased on a long-term (ten or more years) net lease basis, the maximum property management fee from such leases shall be one percent (1%) of Gross Revenues, except for a one time initial leasing fee of three percent (3%) of Gross Revenues on each lease payable over the first five full years of the original term of the lease. Gross Revenues shall mean all amounts actually collected as rents or other charges for the use and occupancy of all managed Company Properties, but shall exclude interest and other investment income of the Company and proceeds received by the Company from a Disposition of Company Property. The term “net lease” shall mean a lease which requires the tenant to coordinate and pay directly all real estate taxes, sales and use taxes, utilities, insurance and other operating expenses relating to the leased property. In addition, the Company may also pay a separate fee for the leases of new tenants and renewals of leases with existing tenants in an amount not to exceed the fee customarily charged by others rendering similar services in the same geographic area except to the extent such compensation is specifically included in the foregoing property management fees. The Company may also pay to non-affiliated third party leasing agents leasing fees for procuring tenants and negotiating the terms of tenant leases. In no event may the aggregate of all property management and leasing fees paid to a Sponsor exceed six percent (6%) of Gross Revenues. The foregoing limitation will include all leasing, re-leasing and leasing related services provided, however, that such limitation is not intended to preclude the charging of a separate competitive fee for the one-time initial rent-up or leasing-up of a newly constructed property or totally rehabilitated property if such service is not included in the Contract Purchase Price of the Company Property.

5.5. Rebates and Other Arrangements.

(a) No rebates or give-ups may be received by any Managing Director, the Manager or their Affiliates regarding Company business or properties nor may any Managing Director, the Manager or their Affiliates participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement.

(b) None of the Managing Directors, the Manager nor any of their Affiliates shall, or shall knowingly permit any underwriter, dealer or salesman to, directly or indirectly, pay or award any finder’s fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to recommend the purchase of interests in the Company; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person (including any Managing Director, the Manager and their affiliates) or a discounted purchase price or net asset value price for investment advisory clients regarding their purchase of Units.

ARTICLE VI.

ALLOCATIONS

6.1 Net Loss.  Net Loss for each applicable accounting period shall be allocated to the Investor Members as a group. Net Loss allocated to the Investor Members as a group shall be further allocated among the Investor Members in the proportion the number of Units owned by each bears to all Units held by Investor Members and outstanding on the date of allocation.

6.2 Net Income.  Subject to the provisions of Sections 6.3 through 6.7 hereof, Net Income for each applicable accounting period shall be allocated to the Members as follows:

(a) first, to the Members to the extent of and in proportion to allocations of Net Loss to the Members pursuant to Section 6.1;

(b) second, each Unit outstanding on the date of allocation shall receive a special allocation in an amount equal to its cumulative Preferential Return for the expired portion of the current fiscal year, minus any prior allocations to that Unit for the Preferential Return for the expired portion of the current fiscal year, calculated through the end of the month in which the allocation is made;

(d) third, each Unit outstanding on the date of allocation shall receive a special allocation in an amount equal to its cumulative Preferential Return for all prior fiscal years, minus any prior allocations for its cumulative Preferential Return for all prior fiscal years;

(e) fourth, an allocation shall be made to each Unit outstanding on the date of allocation in an amount up to the amount by which the Net Capital Contribution related to that Unit exceeds the amount of the Capital Account related to that Unit; such Net Income shall be further allocated among the Investor Members in the proportion the number of Units owned by each bears to all Units held by Investor Members and outstanding on the date of allocation; and

(f) finally, any remaining Net Income shall be allocated twenty-five percent (25%) to the Manager, and seventy-five percent (75%) to the Investor Members as a group, and shall be further allocated among the Investor Members in the proportion the number of Units owed by each bears to all Units held by Investor Members and outstanding on the date of allocation.

To the extent that the tax allocation provisions of this Article VI would fail to produce such final Capital Account balances which would cause distributions upon dissolution pursuant to Section 7.3 to be made in the same manner and priority as set forth in Section 6.2, (a) such provisions shall be amended by the Board if and to the extent necessary to produce such result, and (b) Net Income and Net Loss of the Company for the current year shall be reallocated by the Board among the Members to the extent necessary to produce such result and, to the extent it is not possible to achieve such result with allocations of items of Net Income and Net Loss for the current year, Net Income and Net Loss of the Company for prior open years shall be reallocated by the Board among the Members to the extent necessary to produce such result. The provisions of this paragraph shall control notwithstanding any reallocation or adjustment of Net Income, taxable loss or items thereof by the Internal Revenue Service or any other taxing authority.

6.3 Qualified Income Offset.  Notwithstanding any provision to the contrary contained herein, in the event that any Member receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704- 1(b)(2)(ii)(d)(4), (5) or (6) which causes a deficit balance in such Member’s Capital Account, such Member will be allocated items of income or gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible, all in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(d). (It is the intent of the Members that the foregoing provision constitute a qualified income offset, as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and the foregoing provision shall in all events be interpreted so as to constitute a valid qualified income offset.)

6.4 Allocation Among Members.  Except as otherwise provided in this Article VI, all allocations made to the Investor Members as a group under this Article VI shall be apportioned among the Investor Members in the proportion that the Units held by each Investor Member bears to the aggregate Units held by all Investor Members as of the date of allocation. If, however, Investor Members are admitted to the Company on different dates during any fiscal year, such allocations under this Article VI for such fiscal year (and, if necessary, subsequent years) shall be divided among the persons who own Units from time to time during such year in accordance with Section 706 of the Code, using any conventions permitted by law and selected by the Board, in its sole discretion. If there is more than one Manager, all allocations to the Manager shall be allocated among the Managers in the manner agreed among them from time to time, or, in the absence of agreement, in accordance with the positive balance in the Capital Account of each at the time of allocation.

6.5 Item Prorations.  Any fiscal year of the Company in which the Company realizes any gain on Disposition of a Company Property shall be divided into multiple accounting periods, the first of which shall begin on the first day of such fiscal year and shall end on the sale date, and the second of which shall begin on the day following such sale date and shall end on the following sale date, if any, and if no further sale date occurs, then on the last day of such fiscal year. Any Net Income realized by the Company in any of such accounting periods shall be allocated to the Members in the manner provided in Section 6.2 hereof as if such accounting period were a complete fiscal year of the Company. Any Net Loss, depreciation, amortization or cost recovery deductions incurred by the Company in any of such accounting periods shall be allocated to the Members in the manner provided in Section 6.1 hereof as if such accounting period were a complete fiscal year of the Company.

6.6 Allocations in Respect to Transferred Units.  If any Units are transferred during any fiscal year, all items attributable to such Units for such year shall be allocated between the transferor and the transferee by taking into account their varying interests during the year in accordance with Section 706(d) of the Code, utilizing any conventions permitted by law and selected by the Board, in its sole and absolute discretion. Solely for purposes of making such allocations, the Company shall recognize the transfer of such Units as of the end of the calendar quarter during which it receives written notice of such transfer, provided that if the Company does not receive a written notice stating the date such Units were transferred and such other information as may be required by this Agreement or as the Manager may reasonably require within thirty (30) days after the end of the year during which the transfer occurs, then all such items shall be allocated to the person who, according to the books and records of the Company, on the last day of the year during which the transfer occurs, was the owner of the Units. The Board and the Company shall incur no liability for making allocations in accordance with the provisions of this Section 6.6, whether or not the Board or the Company have knowledge of any transfer of ownership of any Units.

6.7 Allocations in Respect to Repurchased Units.  The Company shall have the power to repurchase Units, but does not intend to repurchase any Units. If any Units are repurchased for any reason during any fiscal year, all items attributable to such Units for such year shall be determined by the Board (a) pro rata with respect to the number of months such Units were outstanding during such year, (b) on the basis of an interim closing of the Company books, or (c) in accordance with any other method established by the Board in accordance with applicable provisions of the Code and Treasury Regulations.

6.8 Disputes.  Except with respect to matters as to which the Board is granted discretion hereunder, the opinion of the independent public accountants retained by the Company from time to time shall be final and binding with respect to all disputes and uncertainties as to all computations and determinations required to be made under Articles V, VI and VII hereof (including but not limited to any computations and determinations in connection with any distribution or allocation pursuant to a dissolution and liquidation).

6.9 Expenses of the Company.

(a) Expenses to be paid by Company.  Subject to the provisions of paragraphs (b) and (c) of this Section 6.9, the Company shall pay each of the following expenses of the Company:

(i) Organization and Offering Expenses.  Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) which do not exceed four percent (4.0%) of the gross proceeds of the Offering of Units.

(ii) Underwriting and Marketing Expenses.  (A) Underwriting compensation, including broker-dealer selling commissions and the managing broker dealer fee, payable in an amount not to exceed seven percent (7.0%) of the gross proceeds of the Offering of Units; (B) marketing fees and expenses of participating broker-dealers in an amount not to exceed one percent (1.0%) of the gross proceeds of the Offering of Units; (C) a marketing consultant fee not to exceed twenty-five basis points (0.25%) of the gross proceeds of the Offering of Units; and (D) trailing fees payable to the managing broker-dealer and the marketing consultant as described in Section 6.9(a)(iii) below. The Board may in its discretion agree to any fee remissions, Capital Contributions reflecting net capital contributions excluding any amounts otherwise payable as commissions, volume fee discounts, and such other concessions and arrangements as the Board shall determine, provided that all such arrangements and reductions shall be subject to any limitations imposed on such payments by NASD, Inc. rules, regulations, and notices to members.

(iii) Trailing Fees.  A trailing fee to the managing broker-dealer in the Offering in an amount not to exceed three percent (3.0%) of Net Disposition Proceeds, and a trailing fee to the marketing consultant in the Offering in an amount not to exceed two percent (2.0%) of Net Disposition Proceeds. All trailing fees shall be subject to any limitations imposed on such payments by NASD, Inc. rules, regulations, and notices to members. All such trailing fees shall be paid only (A) as and when distributions are made to the Members at the discretion of the Board, (B) out of Net Disposition Proceeds, (C) after payment to the Investor Members of all amounts required for each Unit to have received an amount equal to the Preferential Return, through the date of distribution, (D) after payment to the Investor Members of an aggregate amount equal to the Net Capital Contributions of all Investor Members as of the date of distribution, (E) as the Manager is entitled to receive Net Disposition Proceeds, and in proportion to the amount of distributions of Net Disposition Proceeds made to the Manager, and (F) from Net Disposition Proceeds otherwise distributable to the Investor Members. For example, if the Company has $56,000 in Net Disposition Proceeds remaining to be distributed or paid after the Investor Members have received distributions of the Preferential Return plus all Net Capital Contributions, the managing broker-dealer would be entitled to a payment of $1680 in trailing fees, the marketing consultant would be entitled to a payment of $1120 in trailing fees, 25% of the $56,000 would be distributed to the Manager [$14,000] and the remaining 70% of the $56,000 would be distributed to the Investor Members as a group [$39,200]. Trailing fees shall not accrue, and shall not be considered a debt or liability of the Company unless and until a corresponding distribution of Net Disposition Proceeds to the Manager is declared by the Board. If, as and when paid, trailing fees shall be allocated as expenses to the Investor Members as a group, and shall be allocated among the Investor Members in the manner provided in section 6.1.

(iv) Operating Expenses.  All expenses actually and necessarily incurred by the Company or by the Manager on behalf of the Company, which may include, but are not limited to: (A) all costs of personnel employed by the Company or directly involved in the business of the Company [including persons who may also be employees of the Manager or any other person] including but not limited to, salaries, withholding, benefits and other payroll expenses, travel, professional development, professional or license fees and other reimbursable expenses of employees; (B) all costs of borrowed money, taxes and assessments on Company Properties and other taxes applicable to the Company; (C) legal, accounting, audit, brokerage and other fees; (D) fees and expenses paid to independent contractors, third-party administrators, leasing agents, consultants, on-site managers, real estate brokers, mortgage brokers, insurance brokers and other agents; (E) expenses in connection with the disposition, replacement, alteration, repair, remodeling, refurbishment, leasing, maintenance and operation of Company Properties; (F) due diligence expenses; (G) expenses of obtaining title opinions or insurance; (H) expenses incurred in any Proceeding; and (I) general and administrative overhead and compensation paid to third parties for services rendered to the Company, including fees paid to affiliates of the Manager for services performed on behalf of the Company. Operating Expenses shall include salaries and related payroll expenses for officers and employees of the Company and the Manager other than controlling persons of the Manager.

(v) Accounting and Reporting.  All accounting, documentation, professional and reporting expenses of the Company, which may include, but are not limited to: (A) preparation and documentation of Company bookkeeping, accounting and audits; (B) preparation and documentation of budgets, economic surveys, Cash Flow projections and working capital requirements; (C) preparation and documentation of Company federal and state tax returns; (D) printing, engraving and other expenses and documents evidencing ownership of an interest in the Company or in connection with the business of the Company; (E) expenses of insurance as required in connection with the business of the Company, including, without limitation, life and disability insurance with respect to any individual; (F) expenses in connection with distributions made by the Company to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Members, including the costs of printing and mailing to such persons certificates for the Units and reports of the Company, and of preparing proxy statements and soliciting proxies in connection therewith; (G) expenses in connection with preparing and mailing reports required to be furnished to Members for investing, tax reporting or other purposes, including reports required to be filed with the Securities and Exchange Commission and other federal or state regulatory agencies, or expenses associated with furnishing reports to Members which the Manager deems to be in the best interests of the Company; (H) expenses of revising, amending, converting, modifying or terminating the Certificate of Formation of the Company or this Agreement; (I) costs incurred in connection with any Proceeding; (J) costs of any computer equipment or services used for or by the Company; (K) costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Company; (L) costs of preparation and dissemination of information and documentation relating to potential sale, financing or other disposition of Company Properties; and (M) supervision and expenses of professionals employed by the Company in connection with any of the foregoing, including attorneys, accountants and appraisers.

(b) Expenses to be reimbursed by Company.  Except as provided in this Section 6.9, all of the Company’s expenses shall be billed directly to and paid by the Company. The Company shall reimburse the Manager and its affiliates for the actual cost to them of services, goods and materials used for or by the Company and obtained from entities unaffiliated with the Manager. The Manager shall be reimbursed for the administrative services provided by the Manager or its affiliates and necessary to the prudent operation of the Company; provided that the reimbursement shall be at the lower of the Manager’s actual cost or the amount the Company would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services for which the Manager is entitled to compensation by way of a separate fee under Section 5.1. Excluded from allowable reimbursements shall be: (i) rent or depreciation, utilities, capital equipment, or other administrative or overhead items of the Manager; and (ii) salaries, fringe benefits, tax withholding amounts, and other payroll administrative items allocated to any controlling persons of the Manager. A controlling person, for purposes of this Section 6.9(b), shall be deemed to include, but not be limited to, any person, whatever his title, who is a salaried employee of the Manager and who performs functions for the Manager similar to those of a chairman or member of the Board of Directors or of executive management, including the Manager,

President, Chief Operating Officer, Vice President, Executive Vice President or Senior Vice President, Company Secretary and Treasure. The annual report to investors shall include a breakdown of the costs reimbursed to the Manager pursuant to this subsection. Within the scope of the annual audit of the Company’s financial statements, the independent certified public accountant shall verify the allocation of such costs to the Company.

(c) Expenses to be paid by the Manager.  The Manager or its affiliates shall pay, at no additional cost to the Company (i) rent or depreciation, utilities, capital equipment, or other administrative or overhead items of the Manager; (ii) salaries, fringe benefits, tax withholding amounts, and other payroll administrative items allocated to any controlling persons of the Manager; and (iii) all other administrative expenses which are unrelated to the business of the Company. The Manager or its affiliates shall pay, at no additional cost to the Company, Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation and any trailing fees) to the extent they exceed four percent (4.0%) of the gross proceeds of the Offering of Units.

ARTICLE VII

DISTRIBUTIONS

7.1 Distributions of Net Cash from Operations.  The Board shall have the sole discretion to determine whether or when any distribution of Net Cash from Operations shall be made and the amount, if any, of such distribution. Except as otherwise provided for distributions upon dissolution pursuant to Section 7.3, Net Cash from Operations for each applicable accounting period shall be distributed to the Members as follows:

(a) first, to the Investor Members as a group in an amount equal to the Preferential Returns which have been allocated but not yet distributed, regarding the current fiscal year, and further allocated among the Investor Members in the manner provided in Section 7.1(e);

(b) second, to the Investor Members as a group in an amount equal to the Preferential Returns which have been allocated but not yet distributed regarding any prior fiscal year, and further allocated among the Investor Members in the manner provided in Section 7.1(e);

(c) third, to the Investor Members as a group in an aggregate amount up to the aggregate Net Capital Contributions of all Investor Members, and further allocated among the Investor Members in the manner provided in Section 7.1(e); and

(d) finally, to the Members as follows: twenty-five percent (25%) shall be distributed to the Manager, and seventy-five percent (75%) shall be distributed to the Investor Members as a group, and further allocated among the Investor Members in the proportion the number of Units owed by each bears to all Units held by all Investor Members outstanding on the date of such distribution.

(e) If any distribution shall be insufficient to pay the entire amount of the Preferential Return for the applicable period, such distribution shall be allocated among the Investor Members in the proportion that the accrued Preferential Return for each Investor Member bears to the aggregate accrued Preferential Return for all Investor Members. If any distribution shall be sufficient to pay the entire amount of the Preferential Return under sections (a) and (b) above, but shall not be sufficient to pay the entire amount of the Net Capital Contributions of the Investor Members, such distribution shall be further allocated among the Investor Members in the proportion that the Net Capital Contribution of each Investor Member bears to the Net Capital Contributions of all Investor Members.

7.2 Distributions of Net Disposition Proceeds.  The Company anticipates that Net Disposition Proceeds will be determined only upon the Disposition of all or substantially all of the assets of the Company. Therefore, distributions from Net Disposition Proceeds may not be made before the Company is dissolved. The Board shall have the sole discretion to determine whether or when any distribution of Net Disposition Proceeds shall be made and the amount, if any, of such distribution. The Board shall note in the records of the Company each time a distribution of Net Disposition Proceeds is made, and shall not commingle distributions of Net Cash from Operations and of Net Disposition Proceeds, except in distributions upon dissolution as provided in Section 7.3. In connection with each distribution of Net Disposition Proceeds, the Board shall determine whether any amount of trailing fees shall be payable out of such Net Disposition Proceeds, and shall reserve appropriate amounts out of such Net Disposition Proceeds for such payment in connection with the distribution of such Net Disposition Proceeds. Except as otherwise provided for distributions upon dissolution pursuant to Section 7.3, Net Disposition Proceeds for each applicable accounting period shall be distributed to the Members as follows:

(a) first, to the Investor Members as a group in an amount equal to the Preferential Returns which have been allocated but not yet distributed, regarding the current fiscal year, and further allocated among the Investor Members in the manner provided in Section 7.2(e);

(b) second, to the Investor Members as a group in an amount equal to the Preferential Returns which have been allocated but not yet distributed regarding any prior fiscal year, and further allocated among the Investor Members in the manner provided in Section 7.2(e);

(c) third, to the Investor Members as a group in an aggregate amount up to the aggregate Net Capital Contributions of all Investor Members, and further allocated among the Investor Members in the manner provided in Section 7.2(e); and

(d) finally, the Company shall pay and distribute the remaining Net Disposition Proceeds as follows: three percent (3%) of such remaining Net Disposition Proceeds shall be paid to the managing broker/dealer, two percent (2%) of such remaining Net Disposition Proceeds shall be paid to the marketing consultant, twenty-five percent (25%) of such remaining Net Disposition Proceeds shall be distributed to the Manager, and seventy percent (70%) of such remaining Net Disposition Proceeds shall be distributed to the Investor Members as a group, and further allocated among the Investor Members in the proportion the number of Units owed by each bears to all Units held by all Investor Members outstanding on the date of such distribution.

(e) If any distribution shall be insufficient to pay the entire amount of the Preferential Return for the applicable period, such distribution shall be allocated among the Investor Members in the proportion that the accrued Preferential Return for each Investor Member bears to the aggregate accrued Preferential Return for all Investor Members. If any distribution shall be sufficient to pay the entire amount of the Preferential Return under section (a) and (b) above, but shall not be sufficient to pay the entire amount of the Net Capital Contributions of the Investor Members, such distribution shall be further allocated among the Investor Members in the proportion that the Net Capital Contribution of each Investor Member bears to the Net Capital Contributions of all Investor Members.

7.3 Dissolution and Distributions upon Dissolution.  Upon dissolution, the Company shall proceed to liquidate its assets and make distributions as follows:

(a) Subject to any applicable limitations of law, upon dissolution of the Company, the assets of the Company shall be converted to cash. The Company shall be given adequate time to collect any notes received with respect to the sale of such assets and collect any other debts outstanding. All allocations of Net Income or Net Loss shall be made pursuant to the provisions of Article VI. All cash and other assets of the Company shall be applied and distributed as follows:

(i) All of the debts and liabilities of the Company, except indebtedness to Members, shall first be paid and satisfied or adequate provision, including the setting up of any reserves which the Board in its sole discretion deems reasonably necessary or desirable, shall be made for the payment or satisfaction thereof.

(ii) The Manager shall be paid an amount equal to any accrued Management Fee or any other fee which has not been previously paid.

(iii) All debts of the Company to Members shall next be paid on a pro rata basis without respect to the date on which such debts were incurred, or adequate provision, including the setting up of any reserves which the Manager in its sole discretion deems reasonably necessary or desirable, shall be made for the payment or satisfaction thereof.

(iv) The Investor Members as a group shall be paid an amount equal to the Preferential Returns which have accrued but not been allocated out of Net Income, or which have been allocated but not yet distributed, regarding the current or any prior fiscal year, calculated through the end of the month in which the distribution is made, and further allocated among the Investor Members in the manner provided in Section 7.1(e).

(v) The Investor Members as a group shall be paid an aggregate amount up to the aggregate Net Capital Contributions of all Investor Members, and further allocated among the Investor Members in the manner provided in Section 7.1(e).

(vi) The Board shall determine what percentage of the amount remaining for distribution represents Net Disposition Proceeds, and shall reserve and pay or distribute such remaining Net Disposition Proceeds as follows: three percent (3.0%) of such remaining Net Disposition Proceeds shall be paid to the managing broker-dealer, two percent (2.0%) of such remaining Net Disposition Proceeds shall be paid to the marketing consultant, twenty-five percent (25%) of said Net Disposition Proceeds shall be distributed to the Manager, and the remaining seventy percent (70%) if said Net Disposition Proceeds shall be distributed to the Investor Members as a group, and further allocated among the Investor Members in the proportion that the positive balance of the Capital Account of each Investor Member bears to the aggregate positive balances of all Capital Accounts of all Investor Members, without giving effect to such distribution. If a distribution upon dissolution is made from combined Net Cash from Operations and Net Disposition Proceeds, payments of amounts under 7.3(a)(i) through 7.3(a)(v) above shall be deemed paid first from Net Disposition Proceeds and then from Net Cash from Operations or other sources.

(b) Upon dissolution, each Member shall look solely to the assets of the Company for the return of his investment, and if the Company assets remaining after payment or discharge of the debts and liabilities of the Company, including debts and liabilities owed to one or more of the Members and the Preferential Return, is insufficient to return the aggregate Capital Contributions of each Member, each Member shall have no recourse against the Manager, any Managing Director or any other Member. Upon dissolution, each person entitled to trailing fees shall look solely to the assets of the Company for the payment of such fees, and if the Company assets remaining after payment or discharge of amounts as provided in Section 7.3(a)(i) through (v) above is not sufficient to pay all or any part of such trailing fees [in proportion to payments provided in Section 7.3(a)(vii)], such person shall have no recourse against the Manager, any Managing Director or any other Member.

7.4 Distribution Dates.  The Company intends to make distributions of Net Cash from Operations periodically as and when funds are available for distribution. All distributions made to the Investor Members pursuant to this Article VII shall be paid to those persons who were Members or assignees as of the last day of the period in respect to which the distribution is made, as determined by the Board.

7.5 Allocation Among Managers.  If there is more than one Manager, all amounts distributed to the Manager under this Article VII shall be apportioned among the Managers in such percentages as they may from time to time agree upon among themselves.

7.6 Allocation of Distribution Among Members.  Distributions shall be allocated among the Investor Members as provided in Section 7.1; provided, however, any distribution may be further prorated by the Board with respect to any Unit issued by the Company during such period to take into account the days such Unit was outstanding relative to all other Units receiving the distribution.

ARTICLE VIII.

TRANSACTIONS BETWEEN THE MANAGER AND THE COMPANY

8.1 Sales and Leases to the Company.  The Company shall not purchase or lease investment properties in which any of the Manager or its affiliates have an interest or from any entity in which the Manager or its affiliates have an interest. The Manager or its affiliates may temporarily enter into contracts relating to investment properties to be assigned to the Company prior to closing or may purchase property in their own names (and assume loans in connection therewith) and temporarily hold title thereto for the purpose of facilitating the acquisition of such property for the Company or the borrowing of money or obtaining of financing for the Company or completion of construction of the property or any other purpose related to the business of the Company, provided that (a) such property is purchased by the Company for a price no greater than the cost of such property to the Manager or its affiliates (including closing and carrying costs), (b) in no event shall the Company purchase property from the Manager or its affiliates if such entity has held title to such property for more than twelve (12) months prior to the commencement of the Offering, (c) the Manager or its affiliates shall not sell property to the Company if the cost of the property exceeds the funds reasonably anticipated to be available to the Company to purchase such property, (d) there is no other benefit to the Manager or any Affiliate of the Manager apart from compensation otherwise permitted by this Agreement and (e) all income generated and expenses associated with the property so acquired attributable to the temporary holding period shall be treated as belonging to the Company.

8.2 Sales and Leases to the Manager.  The Company shall not sell or lease any Company Property to the Manager or its affiliates, except leases of not more than ten percent (10%) of leasable space owned by the Company made on comparable terms offered to persons who are not the Manager or its affiliates.

8.3 Loans.  No loans may be made by the Company to the Manager or its affiliates.

8.4 Intellectual Property Rights.  Intellectual Property Rights shall mean all rights, titles and interests, whether foreign or domestic, in and to any and all trade secrets, confidential information as described in Section 5.16, rights, patents, invention rights, copyrights, service marks, trademarks, know-how, or similar intellectual property rights and all applications and rights to apply for such rights, as well as any and all moral rights, rights of privacy, publicity and similar rights and license rights of any type under the laws or regulations of any governmental, regulatory, or judicial authority, foreign or domestic and all renewals and extensions thereof. The Manager may employ its Intellectual Property Rights or Intellectual Property Rights licensed to it or develop Intellectual Property Rights in the performance of its duties on behalf of the Company. The Company shall not, through such use or development or otherwise, acquire any right, title or interest in such Intellectual Property Rights.

ARTICLE IX.

BOOKS, REPORTS, FISCAL AND TAX MATTERS

9.1 Books and Records.  The Manager shall maintain full and complete books and records for the Company at its principal office.

(a) Information regarding Members.  The Manager shall maintain an alphabetical list of the names, addresses and business telephone numbers of the Members of the Company along with the number of Units held by each of them (the “Member List”) as a part of the books and records of the Company, which shall be available for inspection by any Member or his designated representative at the principal office of the Company during normal business hours upon the request of the Member. The Member List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Member List shall be mailed to any Member requesting the Member List within ten (10) days of the request. The copy of the Member List to be mailed to a Member shall be printed in alphabetical order, on white paper, and in readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Company. The purposes for which a Member may request a copy of the Member List include, without limitation, matters relating to the Members’ voting rights under this Agreement and the exercise of the Members’ rights under federal proxy laws. If the Manager of the Company neglects or refuses to exhibit, produce or mail a copy of the Member List as requested, it shall be liable to the Member requesting the list for the costs, including attorneys’ fees, incurred by that Member for compelling the production of the Member List and for actual damages suffered by the Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for a request for inspection of or a request for a copy of the Member List is to secure such list of Members or other information for the purpose of selling such list or copies thereof or for the purpose of using the same for a commercial purpose other than in the interest of the applicant as a Member relative to the affairs of the Company. The Manager may require any Member requesting the Member List to represent that the list is not requested for a commercial purpose unrelated to such Member’s interest in the Company. The remedies provided hereunder to Members requesting copies of the Member List are in addition to, and shall not in any way limit, other remedies available to Members under federal law or under the laws of any state.

(b) Financial Records.  The books of account for financial accounting purposes shall be kept in accordance with generally accepted accounting principles. The Manager shall maintain the books of account and other records of the Company. Any Managing Director shall have the right to inspect and copy such books and records at any time during normal business hours. Any Managing Director shall have the right, not more often than once per year, to designate a certified public accountant who is a senior member of a nationally recognized public accounting firm to examine or audit the financial records of the Company, which audit shall be at the joint expense of the Company and such Managing Director. Any Member shall have the right, not more often than once per year, to designate a certified public accountant who is a senior member of a nationally recognized public accounting firm to examine or audit the financial records of the Company, at the expense of such Member. Each person desiring to examine or audit the books or records of the Company shall, prior to being provided access to the books or records, execute agreements and assurances acceptable to the Board regarding the Confidential Information of the Company, and regarding compliance with disclosure requirements under federal and state securities laws, including but not limited to Regulation FD promulgated by the Securities and Exchange Commission.

9.2 Reports.  The Manager shall prepare or cause to be prepared and, as required or requested, shall furnish to the appropriate federal or state regulatory and administrative bodies, the following reports:

(a) Acquisition Reports.  Until the proceeds of the Offering available for investment have been invested or committed for investment, the Company shall prepare and send to the Members a quarterly report of any real property acquisitions within the prior quarter. Such report shall contain the following information (i) a description of the geographic location of the property acquired within such quarter; (ii) a statement of the Contract Purchase Price including terms of the purchase; (iii) the present or proposed use of such properties; (vi) the terms of any material lease affecting any property; (v) a description of the proposed method of financing, including estimated down payment and leverage ratio; and (vi) a statement regarding the amount of proceeds of the Offering (in both dollar amount and as a percentage of the net proceeds of the Offering available for investment) which remain unexpended or uncommitted. If and for as long as the Company is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, such report shall be sent to the Members at the time such quarterly report is filed, and may be included within such quarterly report.

(b) Annual Reports.  If and for as long as the Company is required to file annual reports on Form 10-K with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such annual report shall be sent to the Members within one hundred twenty (120) days after the end of such fiscal year. Whether or not such reports are required to be filed, each Member shall be furnished within one hundred twenty (120) days after the end of each fiscal year, an annual report containing (i) audited financial statements accompanied by an auditors report [which may contain a qualified, adverse, or disclaimer opinion or explanatory paragraph]; (ii) a report of the activities of the Company for such year; (iii) a report on the distributions of (A) Net Cash from Operations during such period, (B) Net Cash from Operations during prior periods which had been held as reserves, (C) Net Disposition Proceeds, and (D) reserves from the proceeds of the Offering; and (iv) a report setting forth the compensation paid and the costs reimbursed to the Manager during such year and a statement of the services performed in consideration therefor. Such annual report shall also include the breakdown of the costs reimbursed to the Manager pursuant to the requirements of Section 6.9 hereof and such other information as is deemed reasonably necessary by the Manager to advise the Members of the activities of the Company during the year covered by the report.

(c) Quarterly Reports.  If and for as long as the Company is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report for a quarter shall be sent to the Members within sixty (60) days after the end of such quarter. Whether or not such reports are required to be filed, each Member shall be furnished within sixty (60) days after the end of each of the first three quarters of each Company fiscal year an unaudited financial report for that quarter including a profit and loss statement, a balance sheet and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the Manager to advise the Members of the activities of the Company during the quarter covered by the report.

(d) Report of Fees.  The Company’s annual and quarterly reports on Form 10-K and 10-Q for any period during which the Manager received fees from the Company shall set forth (i) a statement of the services rendered, and (ii) the amount of fees received.

(e) Tax Information.  The Company shall provide to all the Members and assignees all information necessary for the preparation of each person’s federal income tax return and state income and other tax returns and shall endeavor to provide such information within seventy-five (75) days after the end of each fiscal year which is on a calendar year basis, and within one hundred twenty (120) days after the end of each fiscal year which is an annual period other than a calendar year.

(f) Performance Reporting.  The Company’s annual and quarterly reports on Form 10-K and 10-Q shall set forth the year-to-date amount of Net Cash from Operations and shall contain a detailed reconciliation of the Company’s net income for financial reporting purposes to the Company’s Net Cash from Operations for the periods covered by the report. In addition, the notes to the Company’s financial statements included in its annual reports on Form 10-K shall contain a detailed reconciliation of the Company’s net income for financial reporting purposes to net income for tax purposes for the periods covered by the report.

(g) Expense Reporting.  The notes to the Company’s financial statements included in its annual reports on Form 10-K shall contain a category-by-category breakdown of the general and administrative expenses incurred by the Company for the periods covered by the report. This breakdown shall reflect each type of general and administrative expense incurred by the Company (e.g. investor relations, independent accountants, salaries, rent, utilities, insurance, filing fees, legal fees, etc.) and the amount charged to the Company for each category of expense incurred.

(h) Other Reports.  The Manager shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Member shall be provided with a copy of any such report upon request without expense to him.

(i) Cessation of Reports.  In the event the Securities and Exchange Commission promulgates rules that allow a reduction in reporting requirements, or the Company is no longer required to file annual reports on Form 10-K or quarterly reports on form 10-Q, the Company may cease preparing and filing certain of the above reports if the Manager determines such action to be in the best interests of the Company; provided, however, that the Company will continue to file any reports mandated under state law and the Company will comply with any additional reporting requirements imposed by rules adopted by the Securities and Exchange Commission subsequent to the date hereof applicable to the Company.

9.3 Fiscal Year.  The Board shall adopt a fiscal year for the Company, which fiscal year may end on a date other than the last day of December of each year (except that the last fiscal year shall end at the termination of the Company); provided, however, that the Board in its sole discretion may at any time or from time to time, without the approval of the Members, change the Company’s fiscal year to a period to be determined by the Board.

9.4 Tax Elections.

(a) No election shall be made by the Company or any Member to be excluded from the application of the provisions of Subchapter K of the Code or from any similar provisions of state or local income tax laws.

(b) Upon the transfer of all or part of a Member’s or assignee’s interest in the Company or upon the death of an individual Member or assignee, or upon the distribution of any property to any Member or assignee, the Company, at the Board’s option and in its sole discretion, may file an election, in accordance with applicable Treasury Regulations, to cause the basis of Company Property to be adjusted for federal income tax purposes, as provided by Sections 734, 743 and 754 of the Code; and similar elections under provisions of state and local income tax laws may, at the Board’s option, also be made.

9.5 Bank Accounts.  The cash funds of the Company shall be deposited in commercial bank account(s) at such banks or other institutions insured by the Federal Deposit Insurance Corporation as the Board shall determine. Disbursements therefrom shall be made by the Company in conformity with this Agreement.

9.6 Insurance.  The Company shall at all times maintain comprehensive insurance, including fire, liability and extended coverage insurance in amounts determined by the Manager to be adequate for the protection of the Company. In addition, the Company shall carry appropriate worker’s compensation insurance and such other insurance with respect to the real property owned by it as shall be customary for similar property, similarly located, from time to time.

9.7 Tax Matters.

(a) The Board may or may not, in its sole and absolute discretion, make any or all elections which it is entitled to make on behalf of the Company and the Members for federal, state and local tax purposes, including, without limitation, any election, if permitted by applicable law: (i) to extend the statute of limitations for assessment of tax deficiencies against Members with respect to adjustments to the Company’s federal, state or local tax returns; and (ii) to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company and the Members in their capacity as Members and to execute any agreements or other documents relating to or settling such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company or the Members.

(b) The Board shall use its best efforts to ensure that the Company will be, and continue to be classified as a partnership for federal income tax purposes.

(c) Proinvest Realty Advisors, LLC is designated as the “Tax Matters Partner” in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to manage administrative tax proceedings conducted at the Company level by the IRS with respect to Company matters. Any Member has the right to participate in such administrative proceedings relating to the determination of company items at the Company level. Expenses of such administrative proceedings undertaken by the Tax Matters Partner will be paid for out of the assets of the Company. Each Member who elects to participate in such proceedings will be responsible for any expense incurred by such Member in connection with such participation. Further, the cost to a Member of any adjustment and the cost of any resulting audit or adjustment of a Member’s return will be borne solely by the affected Member. The designation made in this Section 9.7(c) is expressly consented to by each Member as an express condition to becoming a Member. The Company hereby indemnifies Proinvest Realty Advisors, LLC from and against any damage or loss (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, gross negligence, breach of fiduciary duty or intentional misconduct. In the event the Company should become required to register with the IRS as a tax shelter, Proinvest Realty Advisors, LLC shall be the “designated organizer” of the Company and the “designated person” for maintaining lists of investors in the Company, and shall take such actions as shall be required to register the Company and to maintain lists of investors in the Company as may be required pursuant to Sections 6111 and 6112 of the Code.

ARTICLE X.

RIGHTS AND LIABILITIES OF THE MEMBERS

10.1 Powers of the Members.  The Members shall take no part in the management of the business or transact any business for the Company and shall have no power to sign for or bind the Company; provided, however, that the Members, without the concurrence of the Manager or any Managing Director, shall have the right to:

(a) Amend this Agreement by a Super-Majority Vote, but not as to the matters specified in Article V hereof, which may be amended by a Super-Majority Vote of the Managing Directors and a Super-Majority Vote of the Investor Members;

(b) Dissolve the Company by a Super-Majority Vote;

(c) Remove a Managing Director or any successor Managing Director by a Super-Majority Vote;

(d) Elect a successor Managing Director, proposed by the Board, by a Super-Majority Vote upon the removal of a Managing Director, or upon the occurrence of an Event of Dissociation of a Managing Director;

(e) Approve a plan of merger, plan of exchange or a plan of conversion by a Super-Majority Vote; and

(f) Approve or disapprove the sale of all or substantially all of the Company Properties as part of a single plan or transaction, except in connection with the orderly liquidation and winding up of the business of the Company upon its termination and dissolution.

10.2 Restrictions on Power to Amend.  Notwithstanding Section 10.1 hereof, this Agreement shall in no event be amended to change the limited liability of the Members without the vote or consent of all of the Members, nor shall this Agreement be amended to diminish the rights or benefits to which any of the Manager or Members are entitled under the provisions of this Agreement, without the consent of a majority of the Units held by the Members who would be adversely affected thereby, and in the case of the Manager being singularly affected, then by a consent of the Manager.

10.3 Right of Board to Amend.  The Board shall have the power to amend this Agreement without the consent or vote of any of the Members: (i) to reflect the addition or substitution of Members or the reduction of Capital Accounts upon the return of capital to Members; (ii) to add to the responsibilities, duties or obligations of the Board or Manager or surrender any right or power granted herein to the Board or Manager for the benefit of the Members; (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iv) to delete or add any provision from or to this Agreement requested to be so deleted or added by the staff of the Securities and Exchange Commission or by the staff of any state regulatory agency, the deletion or addition of which provision is deemed by the staff of any such regulatory agency to be for the general benefit or protection of the Members; (v) to attempt to have the provisions of this Agreement comply with federal income tax law and regulations thereunder; and (vi) to facilitate the operation of the Company in order to qualify for any tax status elected for the Company by the Board.

10.4 Limited Liability.  No Member shall be liable for any debts or obligations of the Company in excess of his or its Capital Contribution.

10.5 Meetings of, or Actions by, the Members.

(a) Meetings of the Members to vote upon any matters as to which the Members are authorized to take action under this Agreement may be called at any time by the Board and shall be called by the Board upon the written request of Members holding ten percent (10%) or more of the outstanding Units by delivering written notice within ten days after receipt of such written request, either in person or by certified mail, to the Members entitled to vote at such meeting to the effect that a meeting will be held at a reasonable time and place convenient to the Members and which is not less than fifteen (15) days nor more than sixty (60) days after the receipt of such request; provided, however, that such maximum periods for the giving of notice and the holding of meetings may be extended for an additional sixty (60) days if such extension is necessary to obtain qualification or clearance under any applicable securities laws of the matters to be acted upon at such meeting or clearance by the appropriate governing agency of the solicitation materials to be forwarded to the Members in connection with such meeting. The Board shall use its best efforts to obtain such qualifications and clearances. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording on any resolution proposed for adoption by the Members and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Company.

(b) A Member shall be entitled to cast one vote for each Unit that he owns. Attendance by a Member at any meeting and voting in person shall revoke any written proxy submitted with respect to action proposed to be taken at such meeting. Any matter as to which the Members are authorized to take action under this Agreement or under law may be acted upon by the Members without a meeting and any such action shall be as valid and effective as action taken by the Members at a meeting assembled, if written consents to such action by the Members are signed by the Members entitled to vote upon such action at a meeting who hold the number of Units required to authorize such action and are delivered to a Manager. The record date for any written consent shall be the date the consent is first signed by any Member. Prompt notice of the taking of any action by less than unanimous written consent of the

Members without a meeting shall be given to the Members who have not consented in writing to the taking of the action.

(c) The Board shall be responsible for enacting all needed rules of order for conducting all meetings and shall keep, or cause to be kept, at the expense of the Company, an accurate record of all matters discussed and action taken at all meetings or by written consent. The records of all said meetings and written consents shall be maintained at the principal place of business of the Company and shall be available for inspection by any Member at reasonable times.

10.6 Merger, Exchange and Conversion.

(a) The Company may (i) adopt a plan of merger and may merge with or into one or more domestic or foreign companies or other entities, resulting in there being one or more surviving entities, (ii) adopt a plan of exchange by which a domestic or foreign company or other entity is to acquire all of the outstanding interests of the Company in exchange for cash, securities or other property of the acquiring domestic or foreign company or other entity or (iii) adopt a plan of conversion and convert to a foreign company or other entity. Any such plan of merger, plan of exchange or plan of conversion shall in all events comply with the applicable requirements of the Delaware Act and this Agreement.

(b) Any such merger shall be conditioned upon the merger being permitted by the laws under which each other entity that is a party to the merger is incorporated or organized or by the constituent documents of such other entity that are not inconsistent with such laws. Any such plan of exchange shall be conditioned upon the issuance of shares or other interests of the acquiring foreign companies or other entity being permitted by the laws under which such foreign company or other entity is incorporated or organized or is not inconsistent with such laws. Any such conversion shall be conditioned upon such conversion being permitted by, or not inconsistent with, the laws of the jurisdiction in which the converted entity is to be incorporated, formed or organized, and the incorporation, formation or organization of the converted entity shall be effected in compliance with such laws.

(c) The Company may adopt a plan of merger, plan of exchange or plan of conversion if the Board and the Members (if required by Section 10.6(d) below) approve the plan of merger, plan of exchange or plan of conversion in the manner prescribed in Section 10.6(d) below.

(d) The Board shall submit the plan of merger, plan of exchange or plan of conversion for approval by the Members, and in order for such plan of merger, plan of exchange or plan of conversion to be approved:

(i) the Board shall adopt a resolution recommending that the plan of merger, plan of exchange or plan of conversion, as the case may be, be approved by the Members, unless the Board determines that for any reason it should not make that recommendation, in which case the Board shall adopt a resolution directing that the plan of merger, plan of exchange or plan of conversion, as the case may be, be submitted to the Members for approval without recommendation and, in connection with the submission, communicate the basis for its determination that the plan of merger, plan of exchange or plan of conversion be submitted to the Members without any recommendation; and

(ii) the Members entitled to vote on the plan of merger, plan of exchange or plan of conversion must approve the plan by a Super-Majority Vote.

The Board may condition its submission to the Members of a plan of merger, plan of exchange or plan of conversion, and the effectiveness of such plan, on any basis including without limitation that a specified percentage in excess of a Super-Majority Vote be required for the approval of the plan of merger, plan of exchange or plan of conversion.

The Board shall notify each Member, whether or not entitled to vote, of the meeting of the Members at which the plan of merger, plan of exchange or plan of conversion is to be submitted for approval in accordance with this Section 10.6(d) and applicable law. The notice shall be given at least twenty (20) days before the meeting and shall state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, plan of exchange or plan of conversion and shall contain or be accompanied by a copy or summary of the plan of merger, plan of exchange or plan of conversion. Any such approval may be by written consent of the requisite Members as would be required to approve the plan of merger, plan of exchange or plan of conversion at any meeting where all the Members are present.

(e) Unless applicable law otherwise requires (in which case the approval of the Members shall continue to be required and the provisions of Section 10.6(d) shall continue to apply), (1) approval by the Members of a plan of exchange shall not be required, and the provisions of Section 10.6(d) do not apply, if the Company is the acquiring entity in the plan of exchange, and (2) approval by the Members of a plan of merger, plan of exchange or a plan of conversion shall not be required, and the provisions of Section 10.6(d) do not apply, if either:

(i) (a) a limited liability company is the sole surviving or resulting entity;

(b) the company agreement of the surviving or resulting company will not differ from this Agreement before the merger or conversion in any manner other than as to application of applicable law, a change of name or domicile or both, or other insignificant conforming differences;

(c) Members who held interests in the Company immediately before the effective date of the merger or conversion will hold the same interests in the same proportions, immediately after the effective date of the merger or conversion; and

(d) the Board adopts a resolution approving the plan of merger, plan of exchange or plan of conversion; or

(ii) the transaction involves the conversion to corporate, trust or association form of only the Company and, as a consequence of the transaction, there will be no significant adverse change in any of the following rights or terms, as compared to such rights and terms in effect for the Company prior to such transaction:

(a) voting rights of holders of the class of securities to be held by Members;

(b) the term of existence of the surviving or resulting entity;

(c) compensation to the Sponsor of the surviving or resulting entity; or

(d) the investment objectives of the surviving or resulting entity.

(f) After a plan of merger, plan of exchange or plan of conversion is approved, and at any time before the merger, exchange or conversion has become effective, the plan of merger, plan of exchange or plan of conversion may be abandoned (subject to any contractual rights by any of the entities that are a party thereto), without action by the Members, in accordance with the procedures set forth in the plan of merger, plan of exchange or plan of conversion or, if no such procedures are set forth in such plan, in the manner determined by the Board.

10.7 Rights of Dissenting Members.

(a) A Dissenting Member shall mean any Member who casts a vote against a plan of merger, plan of exchange or plan of conversion; except that, for purposes of a transaction which involves an exchange or a tender offer, Dissenting Member shall mean any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders to be received in connection with the transaction during the period in which the offer is outstanding. In the absence of fraud in the transaction, the remedy provided by this Section 10.7 to a Dissenting Member is the exclusive remedy for the recovery from the Company of the value of his Units or money damages with respect to such plan of merger, plan of exchange or plan of conversion. If the existing, surviving, or new corporation or company (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Section 10.7, any Dissenting Member who fails to comply with the requirements of this Section 10.7 shall not be entitled to bring suit for the recovery of the value of his Units or money damages with respect to the transaction. Notwithstanding any of the foregoing, this Section 10.7 shall not operate to limit the liability of the Manager or its affiliates in contravention of the provisions of this Agreement.

(b) Within sixty (60) days after a Dissenting Member votes against any plan of merger, plan of exchange or plan of conversion, or, with respect to a plan of merger, plan of exchange or plan of conversion approved by written consent, within sixty (60) days after notice to the Members of the receipt by the Company of written consents sufficient to approve such merger, exchange or conversion, the Dissenting Member may demand in writing that payment for his Units be made in accordance with this Section 10.7, and the Manager shall (i) make a notation on the records of the Company that such demand has been made and (ii) within a reasonable period of time after the later of the receipt of a payment demand or the consummation of the merger, exchange or conversion, cause the Company to pay to the Dissenting Member the fair value of such Dissenting Member’s Units without interest. The fair value of a Dissenting Member’s Units shall be an amount equal to the Dissenting Member’s pro rata share of the fair market value of the net assets of the Company.

(c) If a Dissenting Member shall fail to make a payment demand within the period provided in Section 10.7(b) hereof, such Dissenting Member and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger, conversion or exchange and shall be bound thereby, the right of such Member to be paid the alternative compensation for his Units in accordance with this Section 10.7 shall cease, and his status as a Member shall be restored without prejudice to any proceedings which may have been taken during the interim, and such Dissenting Member shall be entitled to receive any distributions made to Members in the interim.

(d) Units of Dissenting Members for which payment has been made shall not thereafter be considered outstanding for the purposes of any subsequent vote of Members.

ARTICLE XI.

ASSIGNABILITY OF INTERESTS

11.1 Members Interest.  A Member may sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, all or any part of his or its interest in the Company only in compliance with the conditions contained in this Agreement. Any assignment which does not comply with this Agreement shall be void ab initio. The Board shall have sole discretion to determine whether an attempted assignment complies with this Agreement.

11.2 Restrictions on Transfers.

(a) No Unit may be transferred, sold, assigned or exchanged if the transfer or sale of such Unit, when added to the total of all other transfers or sales of Units within the period of twelve (12) consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Company, result in the termination of the Company under Section 708 of the Code unless the Company and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such termination.

(b) No transfer or assignment may be made if, as a result of such transfer, a Member (other than one transferring all of his Units) will own fewer than one Unit, unless such transfer is made on behalf of a Retirement Plan, or such transfer is made by gift, inheritance, intra-family transfer, family dissolution or to an affiliate.

(c) No transfer or assignment of any Unit may be made if counsel for the Company is of the opinion that such transfer or assignment would be in violation of any state securities or “Blue Sky” laws (including investment suitability standards) applicable to the Company.

(d) No transfer or assignment of any Unit may be made if counsel for the Company is of the opinion that such transfer or assignment would result in the requirement that the Company be registered as an investment company or a commodity pool or that the Manager be registered as an investment advisor or commodity pool operator.

(e) No transfer or assignment of any Unit shall be made unless the transferee shall have paid or, at the election of the Manager, obligated himself to pay, all reasonable expenses connected with such transfer. A Member requesting a transfer of Units shall be required, as a condition to effecting such transfer, to pay a reasonable transfer fee in an amount determined by the Manager to be sufficient to cover the costs to the Company associated with such transfer. A fee of one hundred dollars ($100) shall be deemed reasonable, but shall not preclude a conclusion by the Manager that a higher fee is reasonable.

(f) With the exception of intra-family transfers or transfers made by gift, inheritance or family dissolution, no transfer or assignment of any Unit shall be made unless the transferee has (i) either (A) a net worth of at least forty-five thousand dollars ($45,000) and an annual gross income of at least forty-five thousand dollars ($45,000) or (B) a net worth of at least one hundred fifty thousand dollars ($150,000) and (ii) satisfied any higher suitability standards that may apply in the transferee’s state of primary residence. For purposes of the foregoing standards, net worth is computed exclusive of home, furnishings and automobiles. Each transferee will be required to represent that he complies with the applicable standards, or that he is purchasing in a fiduciary capacity for a person meeting such standards, or that he is purchasing with funds directly or indirectly supplied by a donor who meets such standards. No transfer may be made to any person who does not make such representation.

(g) No Member may transfer or assign any Units or beneficial ownership interests therein (whether by sale, exchange, repurchase, redemption, pledge, hypothecation or liquidation), and any such purported transfer shall be void ab initio and shall not be recognized by the Company or be effective for any purpose unless (i) the Manager determines, in its sole discretion, that the Company would be able to satisfy any of the secondary market safe harbors contained in Treasury Regulations Section 1.7704-1 (or any other applicable safe harbor from publicly traded partnership status which may be adopted by the IRS) for the Company’s taxable year in which such transfer otherwise would be effective or (ii) the Company has received an opinion of counsel satisfactory to the Manager or a favorable IRS ruling that any such transfer will not result in the Company’s being classified as a publicly traded partnership for federal income tax purposes. The Members agree to provide all information with respect to a proposed transfer that the Manager deems necessary or desirable in order to make such determination, including but not limited to, information as to whether the transfer occurred on a secondary market (or the substantial equivalent thereof).

(h) Any purported transfer or assignment not satisfying all of the foregoing conditions shall be void ab initio, and no purported transfer or assignment shall be of any effect unless all of the foregoing conditions have been satisfied.

11.3 Substituted Members.  Except as otherwise provided in this Agreement, an assignee of the whole or any portion of a Unit in the Company shall not have the right to become a substituted Member in place of his assignor unless (a) the assignment instrument shall have been in form and substance satisfactory to the Manager; (b) the assignor and assignee named therein shall have executed and acknowledged the assignee’s agreement in writing that he will not, directly or indirectly, create for the Company, or facilitate the trading of such interest on, a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code; (c) the assignment shall be accompanied by such assurances of genuineness and effectiveness and by such consents and authorizations of any person which are necessary to demonstrate such effectiveness to the Manager; and (d) the assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended. Assignees of Units will be recognized by the Company as substituted Members as of the commencement of the first fiscal quarter of the Company following the fiscal quarter which includes the effective date of the assignment and in which the foregoing conditions are satisfied, notwithstanding the time consumed in preparing the documents necessary to effectuate the substitution.

11.4 Assignment of Membership Interest Without Substitution.  Subject to the transfer restrictions of Section 11.2, a Member shall have the right to assign all or part of such Member’s interest in Units by a written instrument of assignment. The assigning Member shall deliver to the Manager a written instrument of assignment in form and substance satisfactory to the Manager, duly executed by the assigning Member or his personal representative or authorized agent, including an executed acceptance by the assignee of all the terms and provisions of this Agreement and the representations of the assignor and assignee that the assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements). Such assignment shall be accompanied by such assurance of genuineness and effectiveness and by such consents or authorizations of any person as may be reasonably required by the Manager. The Company shall recognize any such assignment not later than the last day of the fiscal quarter following receipt of notice of the assignment and all required documentation, and an assignee shall be entitled to receive distributions and allocations from the Company attributable to the Company interest acquired by reason of any such assignment from and after the first day of the fiscal quarter following the fiscal quarter in which the assignment of such interest takes place. The Company and the Manager shall be entitled to treat the assignor of such Company interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor. A Manager who has assigned his entire interest in any Unit shall cease to have any rights as a Member regarding that Unit, whether or not the assignee becomes a Substituted Member.

11.5 Withdrawal of Member.  Except as otherwise specifically permitted by this Agreement, no Member shall be entitled to withdraw or retire from the Company.

11.6 Event of Dissociation of Member.  Upon an Event of Dissociation of a Member, the estate, personal representative, guardian or other successor in interest of such Member shall have all of the rights and be liable for all the obligations of the Member in the Company to the extent of such Member’s interest therein, subject to the terms and conditions of this Agreement, and, with the prior written consent of the Board, which may be withheld at its sole discretion, may be substituted for such Member.

11.7 Elimination or Modification of Restrictions.  Notwithstanding any of the foregoing provisions of this Article XI, the Board shall amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary.

ARTICLE XII.

POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS

12.1 Power of Attorney.  Each Member, by becoming a Member and adopting this Agreement, constitutes and appoints the Manager and any successor to the Manager as his true and lawful attorney-in-fact, in his name, place and stead, from time to time:

(a) To execute, acknowledge, swear to, file and/or record all agreements or amendments to this Agreement that may be appropriate:

(i) To reflect a change of the name or the location of the principal place of business of the Company;

(ii) To reflect the disposal by any Member of his interest in the Company, or any Units constituting a part thereof, in any manner permitted by this Agreement, and any return of the Capital Contribution of a Member (or any part thereof) provided for by this Agreement;

(iii) To reflect the addition or substitution of Members or the reduction of Capital Accounts upon the return of capital to Members;

(iv) To reflect a change in any provision of this Agreement or the exercise by any person of any rights hereunder not requiring the consent of said Member;

(v) To add to the responsibilities, duties or obligations of the Board or Manager or surrender any right or power granted to the Board or Manager herein for the benefit of the Members;

(vi) To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with law or with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with law or with the provisions of this Agreement;

(vii) To delete, add or modify any provision to this Agreement requested to be so deleted, added or modified by the staff of the Securities and Exchange Commission, the NASD, Inc. or by the staff of any State regulatory agency, which addition, deletion or modification is deemed by such staff to be for the benefit or protection of the Members;

(viii) To make all filings as may be necessary or proper to provide that this Agreement shall constitute, for all purposes, a limited liability company agreement under the laws of the State of Delaware as they may be amended from time to time;

(ix) Upon notice to all Members, to amend the provisions of Articles VI and VII of this Agreement, or any other related provision of this Agreement to ensure that (A) the allocations and distributions contained in Articles VI and VII comply with Treasury Regulations relating to Section 704 of the Code or any other statute, regulation or judicial interpretation relating to such allocations, or (B) the periodic allocations set forth in Article VI will be respected under Section 706 of the Code or any other statute, regulation or judicial interpretation relating to such periodic allocations, or (C) the provisions of this Agreement will comply with any applicable federal or state legislation enacted after the date of this Agreement; provided, the Board shall approve such amendment by a Super-Majority Vote and is empowered to amend such provisions only to the minimum extent necessary (in accordance with the advice of accountants and counsel) to comply with any applicable federal or state legislation, rules, regulations or administrative interpretations thereof after the date of this Agreement,

(x) to take such steps as the Board determines are advisable or necessary in order to preserve the tax status of the Company as an entity which is not taxable as a corporation for federal income tax purposes including, without limitation, to compel a dissolution and termination of the Company;

(xi) to terminate the Offering of Units;

(xii) to compel a dissolution and termination of the Company or to restructure the Company’s activities to the extent the Board deems necessary (after consulting with counsel) to comply with any exemption in the “plan asset” regulations adopted by the Department of Labor in the event that either (I) the assets of the Company would constitute “plan assets” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (II) the transactions contemplated hereunder would constitute “prohibited transactions” under ERISA or the Code and an exemption for such transactions is not obtainable or not sought by the Board from the United States Department of Labor; and

(xiii) To eliminate or modify any restriction on substitution or assignment contained in this Agreement at such time as the restriction is no longer necessary.

(b) To execute, acknowledge, swear to, file or record such certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction, or as may be appropriate for the Members to execute, acknowledge, swear to, file or record to reflect any changes in or amendments of this Agreement which have been adopted in accordance with the provisions of this Agreement.

Each of such agreements, certificates, instruments and documents shall be in such form as the Manager and legal counsel for the Company shall deem appropriate. Each Member hereby authorizes the Manager to take any further action which the Manager shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or convenient to be done in and about the foregoing as fully as said Member might or could do if personally present and hereby ratifies and confirms all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The power hereby conferred shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Members under this Agreement will be relying upon the power of the Manager to act as contemplated by this Agreement in any filing and other action by them on behalf of the Company, and shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any person hereby giving such power and the transfer or assignment of all or any part of the Units of such person; provided, however, that in the event of the transfer by a Member of all of his Units, the foregoing power of attorney of a transferor Member shall survive such transfer only until such time as the transferee shall have been admitted to the Company as a substituted Member and all required documents and instruments shall have been duly executed, sworn to, filed and recorded to effect such substitution.

12.2 Required Signatures.  Any writing to amend this Agreement to reflect the addition of a Member need be signed only by a Managing Director and by the person to be substituted or added as a Member. Any writing to amend this Agreement to reflect the removal or withdrawal of a Manager in the event the business of the Company is continued pursuant to the terms of this Agreement need be signed only by a Managing Director.

ARTICLE XIII.

DISSOLUTION AND TERMINATION OF THE COMPANY

13.1 Dissolution.  Except as otherwise provided in this Section 13, no Member shall have the right to cause dissolution of the Company before the expiration of the term for which it is formed. The Company shall be dissolved and terminated upon the happening of any of the following events:

(a) The expiration of ten (10) years after the effective date of the Registration Statement, unless the Board and the Members elect to extend the term of the Company by up to another ten (10) years by a Super-Majority Vote of the Board and of the Members;

(b) The decision by a Super-Majority Vote of the Members to dissolve and terminate the Company;

(c) The entry of a decree of judicial dissolution by a court of competent jurisdiction, provided that the foregoing shall not apply if the Company files a voluntary petition seeking reorganization under the bankruptcy laws;

(d) The Disposition of all of Company Properties (including, without limitation, purchase money security interests and interests in joint ventures or other entities owning interests in real estate), unless the Board has determined to reinvest the proceeds consistent with the provisions of this Agreement;

(e) The election by the Board to terminate the Company, without the consent of any Member, in the event that either (i) the Company’s assets constitute “plan assets,” as such term is defined for purposes of ERISA, or (ii) any of the transactions contemplated by this Agreement constitute a “prohibited transaction” under ERISA or the Code and no exemption for such transaction is obtainable from the United States Department of Labor or the Board determines in its discretion not to seek such an exemption; or

(f) At any time following the date which is three (3) years after the termination of the Offering, the election by the Board to dissolve and terminate the Company.

13.2 Events not Causing Dissolution.  The Company shall not be dissolved or terminated by the admission of any new Member or the substitution of an assignee as a Member or by the withdrawal or an Event of Dissociation as to any Member other than the last remaining Member. Upon the occurrence of any event that terminates the continued membership of the last remaining Member, the personal representative of the last remaining Member shall be obligated to (i) agree in writing to continue the existence of the Company and to agree to the admission of the personal representative of such Member or its nominee or designee to the Company as a Member, effective as of the occurrence of the event that terminated the membership of the prior last remaining Member, or (ii) to cause the Board to admit a new Member, within ninety (90) days after the occurrence of the event that terminated the membership of the prior last remaining Member, as provided in Section 2.2 of this Agreement, such admission to be effective as of the occurrence of the event that terminated the continued membership of the prior last remaining Member.

ARTICLE XIV.

DISSOLUTION AND WINDING UP OF COMPANY

14.1 Effect of Dissolution.  Upon dissolution, the Company shall cease to carry on its business, except as permitted by the Delaware Act. The Manager, or if there is no remaining Manager, any Managing Director, or any person selected by the Members if there is no remaining Manager or Managing Director [referred to as the liquidator], shall wind up the business of the Company in accordance with the provisions of the Delaware Act.

14.2 Distribution Upon Dissolution.  Upon dissolution, the assets of the Company shall be converted to cash and shall be paid and distributed as provided in Section 7.3.

14.3 Time of Liquidation.  A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the liquidator to minimize the losses or maximize any gains upon a liquidation.

14.4 Liquidation Statement.  Each of the Members shall be furnished with a statement prepared or caused to be prepared by the liquidator, which shall set forth the assets and liabilities of the Company as of the date of complete liquidation.

14.5 Distribution in Kind.  If the liquidator determines that a portion of the Company’s assets should be distributed in kind to the Members, an independent appraisal of the fair market value of each such asset as of a date reasonably close to the date of liquidation shall be obtained. Any unrealized appreciation or depreciation with respect to any asset to be distributed in kind shall be allocated among the Members (in accordance with the provisions of Article VI, and assuming that the assets were sold for the appraised value) and taken into consideration in determining the balance in the Members’ Capital Accounts as of the date of final liquidation. Distribution of any such asset in kind to a Member shall be considered a distribution of an amount equal to the asset’s fair market value for purposes of Section 7.3.

14.6 Termination.  Upon completion of liquidation and distribution of the liquidation statement, the liquidator shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Company, whereupon the Company shall cease to exist and each Member shall cease to have any remaining membership interest in the Company.

14.7 Return of Contribution Nonrecourse to Other Members.  Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of the Member’s Capital Account. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Account of one or more Members, including, without limitation, all or any part of that Capital Account attributable to Capital Contributions, then such Member or Members shall have no recourse against any other Member.

14.8 Escheat of Distributions.  If, upon termination and dissolution of the Company, there remains outstanding on the books of the Company (after a reasonable period of time determined in the sole discretion of the liquidator) a material amount of distribution checks which have not been negotiated for payment by the Members, the liquidator may, if deemed to be in the best interest of the Company, cause such amounts to be redistributed pro rata to Members of record on such final distribution date who have previously cashed all of their distribution checks; provided, however, that neither the liquidator nor the Company shall be liable for any subsequent claims for payment of such redistributed distributions. The liquidator is not required to make such a redistribution, in which case such amounts may eventually escheat to the appropriate state.

ARTICLE XV.

GENERAL PROVISIONS

15.1 Application of Delaware Law.  This Agreement, and the application or interpretation hereof, shall be governed exclusively by its terms and by the Delaware Act.

15.2 Execution of Additional Instruments.  Each Member hereby agrees to execute and deliver in a timely fashion such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with this Agreement or any laws, rules or regulations.

15.3 Construction.  Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

15.4 Headings.  The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

15.5 Waivers.  No waiver of, or failure to object to any breach of, or failure to perform, the terms of this Agreement shall constitute a waiver of any other or further breach of, or failure to perform, the terms of this Agreement. Any waiver must be in writing signed by the party alleged to have granted a waiver.

15.6 Rights and Remedies Cumulative.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use that right or remedy again or to use any or all other rights or remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

15.7 Heirs, Successors and Assigns.  Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

15.8 Creditors.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any person not a party hereto.

15.9 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

15.10 Notice.

(a) Method.  Any notice or document sent to the Company or any Member may be sent by hand delivery or by facsimile providing confirmation of receipt or by U.S. Postal Service regular mail or Federal Express or similar courier delivery or by certified mail, return receipt requested, to the party entitled to receive such notice or other document at the address provided herein for the Company or provided to the Company by any Member in its initial subscription agreement or any such other address as such party may request in a written notice made in compliance herewith.

(b) Change in Address.  The address of any Member may be changed by written notice to the other Members in the event of a change of address by the Manager or to the Manager in the event of a change of address by another Member; provided, however, that in the event of a transfer of rights hereunder, no notice to any such transferee shall be required, nor shall such transferee have any rights hereunder, until notice thereof shall have been given to the Manager. Any transfer of rights hereunder shall not increase the duty to give notice, and in the event of a transfer of rights hereunder to more than one party, notice to any owner of any interest in such rights shall be notice to all owners thereof.

(c) Time Notice Deemed Given.  Any notice shall be considered given, and any applicable time shall run, from the date such notice is placed in the U.S Postal Service or with Federal Express or any courier, or send via facsimile, as to any notice given by the Board or Manager and shall be considered given when received as to any notice given by any other Person.

(d) Effectiveness of Notice.  Any notice to a Member other than the Manager, including a notice requiring concurrence or nonconcurrence, shall be effective, and any failure to respond shall be binding, irrespective of whether or not such notice is actually received, and irrespective of any Event of Dissociation to which such Member is subject, whether or not known to the Member giving such notice.

(e) Failure to Respond.  Any Member who fails to respond in writing within the time specified for such response (which time shall be not less than ten (10) business days from the date notice of such request is deemed given) to a request by the Board or Manager for approval of or concurrence in a proposed action shall be conclusively deemed to have approved such action.

15.11 Certification of Non-Foreign Status.  In order to comply with § 1445 of the Code, in the event of the disposition by the Company of a United States real property interest as defined in the Code, each Member shall provide to the Company an affidavit stating, under penalties of perjury, (i) the Member’s address, (ii) the Member’s United States taxpayer identification number, and (iii) that the Member is not a foreign person as that term is defined in the Code. Failure by any Member to provide such affidavit by the date of such disposition shall authorize the Manager to withhold ten percent (10%) of each such Member’s distributive share of the amount realized by the Company on the disposition and to pay any withholding to the Internal Revenue Service.

15.12 Invalidity.  The invalidity or inability to enforce any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. If any particular provision herein is construed to be in conflict with the provisions of the Delaware Act, the provisions of this Agreement shall control to the fullest extent permitted by applicable law. Any provision found to be invalid or unenforceable shall not affect or invalidate the other provisions hereof, and this Agreement shall be construed in all respects as if such conflicting provision were omitted.

15.13 Determination of Matters Not Provided For In This Agreement.  The Board shall decide any and all questions arising with respect to the Company and this Agreement that are not specifically or expressly provided for in this Agreement.

15.14 Other Ventures.  Any of the Members, specifically including the Managing Directors and the Manager, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, management, syndication, brokerage and development of real property of any kind whatsoever (including properties which may be similar to those owned by the Company), and neither the Company nor any of the Members shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom, provided that no Managing Director or Manager shall in any way be relieved of its fiduciary duty owed to the Company.

15.15 No Partnership Intended for Non-Tax Purposes.  The Members have formed the Company under the Delaware Act, and expressly disavow any intention to form a partnership under the Delaware Uniform Partnership Law, the Delaware Limited Partnership Law or the partnership act or laws of any other state. The Members do not intend to be partners or joint venturers one to another or partners or joint venturers as to any third party by virtue of this Agreement or the formation or operation of the Company. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

15.16.  Confidential Information.  Each Member acknowledges that it might receive or have access to non-public information pertaining to the Company or any other Member or their affiliates or any Company Property, pursuant to their participation in the Company or otherwise in connection with the Company (all such information is referred to as “Confidential Information”). Confidential Information shall include any analyses, studies or other documents or records prepared by such Member, its affiliates, or any representative or other person acting on behalf of such Member (collectively, its “Authorized Representatives”), which contain or otherwise reflect or are generated from Confidential Information. Each Member agrees to preserve the confidentiality of all Confidential Information and agrees that it will not, and will not permit any of its Authorized Representatives to, disclose any Confidential Information, provided that any Member (or its Authorized Representative) may disclose any such information: (a) as has become generally available to the public; (b) as may be required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over such Member (or its Authorized Representative) but only that portion of the data and information which, in the written opinion of counsel for such Member or Authorized Representative is required or would be required to be furnished to avoid liability for contempt or the imposition of any other material judicial or governmental penalty or censure; (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation; (d) as may be required to be disclosed pursuant to Regulation FD under the Securities Exchange Act of 1934; or (e) as to which the Manager has consented in writing. Notwithstanding anything herein to the contrary, any Member (and Authorized Representative of such Member) may disclose to appropriate tax or state authorities, such Member’s U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated hereby relating to such Member and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure.

15.17.  Non-Circumvention.  Each Member acknowledges and agrees that it will not solicit, make or accept any investment in any Company Property or potential Company Property except any investment made through the Company, without the prior written consent of the Manager. Each Member acknowledges and agrees that it will not use any Confidential Information [as described in the preceding section] for the benefit of any person other than the Company.

15.18 Payment in U.S. Dollars.  Unless otherwise requested by the Manager, all payments required to be made pursuant to this Agreement (other than Distributions in kind by the Company) shall be payable only in U.S. Dollars and shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than U.S. Dollars, or any other realization in such other currency, whether as proceeds of set-off, distributions or otherwise, except to the extent that such tender, recovery or realization shall result in the effective receipt by the person to whom such payment was owed of the full amount of U.S. Dollars due and payable hereunder.

15.19.  Entity Classification.  It is the intention of the Members that the Company be treated as a partnership for income tax purposes. The Tax Matters Member is authorized to make a protective election to be treated as a partnership for federal income tax purposes on IRS Form 8832, Entity Classification Election, in the manner described under Section 301.7701-3(c) of the Treasury Regulations. By executing this Agreement, each of the Members hereby consents to any election made by the Tax Matters Member for the Company to be treated as a partnership for federal income tax purposes.

15.20.  Survival.  Except as otherwise expressly provided herein, all indemnities and reimbursement obligations made pursuant to this Agreement shall survive dissolution and liquidation of the Company until expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified or reimbursed, as the case may be.

15.21.  Company Counsel.  Each Member hereby acknowledges and agrees that any law firm retained by the Manager in connection with the organization of the Company, the offering of interests in the Company, the management and operation of the Company, or any dispute between the Company or Manager and any Member, is acting as counsel to the Manager or the Company and as such does not represent such Member or the Members as a group.

15.22.  Jurisdiction.  Each Member irrevocably consents and agrees that any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of Texas or the United States federal courts for the Northern District of Texas, Dallas Division, and, by execution and delivery of this Agreement, each Member hereby submits to and accepts for itself and in respect of its interest in the Company, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each Member further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof in the manner set forth in this Agreement for the giving of notices. Each Member hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Manager or the Company to serve process in any other manner permitted by law or to commence legal actions or proceedings in any other jurisdiction. Nothing in this section shall be deemed to constitute a submission to jurisdiction, consent or waiver with respect to any matter not specifically referred to herein.

ARTICLE XVI.

DEFINITIONS

A. Acquisition Expenses.  Expenses, including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

B. Acquisition Fees.  The total of all fees and commissions paid by any person to any person in connection with the purchase, development or construction of property by the Company, including the Property Advisory Fees payable to the Manager or its Affiliates, real estate brokerage commissions, finder’s fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, or any other fees of a similar nature, however designated, but excluding any Development Fees and Construction Fees paid to a person not affiliated with the Sponsor in connection with the actual development or construction of a property.

C. Affiliate [whether or not capitalized].  (a) any person directly or indirectly controlling, controlled by or under common control with another person, (b) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person, (c) any officer, director, partner or manager of such person, and (d) if such other person is an officer, director, partner or manager, any other person for which such affiliated person acts as an officer, director, partner or manager, or in which such affiliated person owns ten percent or more of the outstanding voting securities, or otherwise controls such other person.

D. Agreement.  This limited liability company agreement, as amended in accordance with the provisions of this Agreement and the Delaware Act, or modified or supplemented from time to time.

E. Asset Value.  The aggregate book value of the assets of the Company (other than cash held in bank accounts, money market funds or other similar accounts, or accounts receivable) at the time of measurement before deducting depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets.

F. Assignee.  A person who has acquired a Member’s beneficial interest in one or more Units and has not become a substituted Member.

G. Capital Account.  The account established and maintained for each Member pursuant to Section 3.2 hereof.

H. Capital Contribution.  The aggregate gross amount of investments in the Company by any Member (or the predecessor holders of the interests of such Member). The Capital Contribution made by each Investor Member in the Offering shall be deemed to be $10,000 per Unit.

I. Cash Flow.  Cash funds from operations of the Company, including without limitation interest and other investment income and lease payments on net leases from builders and sellers but excluding Capital Contributions and Net Disposition Proceeds and without deduction for depreciation or amortization, after deducting funds used to pay or to provide for the payment of all operating expenses of the Company and each Company Property, debt service [if any], capital improvements and replacements.

J. Code.  The Internal Revenue Code of 1986, as amended from time to time.

K. Company.  Proinvest Realty Fund, LLC, a limited liability company formed under the laws of the State of Delaware, and any successor person.

L. Company Property or Company Properties.  Any and all land and improvements purchased, constructed or owned by the Company, either directly or indirectly or jointly with another person, and all repairs, replacements or renewals thereof, together with all intangible rights, all accessions, and all personal property acquired by the Company, directly or indirectly, which is from time to time located thereon or specifically used in connection therewith. Company Property includes any equity interest in another entity formed to own, acquire, develop, operate or dispose of any Company Property.

M. Construction Fees.  Any fees or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and/or coordinate projects or to provide major repairs or rehabilitation of a Company Property.

N. Contract Purchase Price.  The amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Company Property, exclusive of Acquisition Fees and Acquisition Expenses.

O. Delaware Act.  The Delaware Limited Liability Company Act and all amendments to the Delaware Act.

P. Development Fees.  Any fees or other remuneration for the packaging of a Company Property, including financing, negotiating and approving plans, assisting in obtaining zoning and necessary variances and financing for a specific property, either initially or at a later date, and related matters.

Q. Disposition.  Any sale, exchange, assignment, condemnation or other governmental taking, financing or refinancing, lease financing or other long-term lease, casualty or abandonment of or transfer of rights in or assignments of rights to or any similar transaction involving all or any part of any Company Property, which transaction substantially terminates the Company’s ownership interest in the Company Property. The term “Disposition” shall not include any such action by another entity in which the Company is a participant unless (i) the Board determines that such action constitutes a Disposition by the Company, or (ii) such action substantially terminates the Company’s equity interest in such other entity or substantially eliminates any remaining value in the equity interest in such other entity. The term “Disposition” shall be construed to include all events or circumstances under which the Investor Members might reasonably expect to receive a return of all or part of their Capital Contribution. The Board shall have discretion to determine whether a particular transaction shall constitute a Disposition.

R. Event of Dissociation.  As to all Members, an event that causes a Member to cease to be a Member of the Company as described in Section 18-304 of the Delaware Act. As to a Member or Managing Director who is a natural person, the person’s death or adjudication of incompetency. As to a Member or Managing Director who is an entity, the termination, dissolution, or cessation of business of the person. As to any Manager, any event that would constitute an Event of Dissociation as to a Member, or the revocation of the Manager’s charter and the lapse of ninety (90) days after notice to the Manager of revocation without reinstatement of its charter.

S Investment in Properties.  The amount of Capital Contributions actually paid or allocated to the purchase, development, construction, or improvement of properties acquired by the Company, including the purchase of properties, working capital reserves not in excess of five percent and other cash payments such as interest and taxes, but excluding fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company, including Organization and Offering Expenses, Acquisition Fees (including Property Advisory Fees), Acquisition Expenses, interest on deferred fees and expenses, if applicable, and any other similar fees, however designated. The Company shall make an Investment in Properties equal to at least 82% of Capital Contributions.

T. Investor Member.  A person admitted as a Member upon the purchase of Units in the Offering or the purchase of Units thereafter for a substantially equivalent Capital Contribution or a Capital Contribution substantially equal to the net asset value of a Unit at the time of such purchase, and any successor in interest to an Investor Member.

U. IRS.  The Internal Revenue Service.

V. Majority Vote.  As to a vote by the Members, the affirmative vote or written consent of Members then owning of record more than fifty percent (50%) of the outstanding Units of the Company; provided, however, that any Units owned or otherwise controlled by the Manager or its affiliates may not be voted and will not be included in the total number of outstanding Units for purposes of this definition unless such Units are the only Units outstanding as of the date of determination. Units held by assignees or other successors in interest who have not been admitted as Members shall not be entitled to vote nor considered outstanding Units for the purpose of determining a Majority Vote. As to a vote by the Managing Directors, the affirmative vote or written consent of a majority of the Managing Directors.

W. Management Fee.  The fee paid to the Manager or its designee pursuant to Section 5.1(d) for management services rendered to the Company and not otherwise separately compensated.

X. Manager.  Proinvest Realty Advisors, LLC, or any other person that joins or succeeds it in that capacity.

Y. Managing Director.  Any person named in this Agreement as a Managing Director and any successor or additional Managing Director appointed or elected pursuant to this Agreement from time to time.

Z. Member.  The Manager, the Investor Members, and any person admitted as an additional or substituted Member.

AA  Membership Interest.  A Member’s (i) share of the Company’s net profits, net loss and distributions pursuant to this Agreement and the Delaware Act; (ii) share in allocations of income, gain, loss, deduction, credit or similar items; (iii) Capital Account; (iv) in the case of Membership Interests owned by Investor Members, the right to the Preferential Return; and (v) right to participate in the management or affairs of the Company as provided in this Agreement. A Membership Interest held by an Investor Member is expressed in Units. The Membership Interest of a Manager shall be referred to as a Membership Interest, and shall not be expressed in Units. The Membership Interest of a Manager shall have only those rights specifically granted under this Agreement.

BB. Minimum Offering.  The receipt and acceptance by the Board of subscriptions for Units aggregating at least thirty million dollars ($30,000,000) in deemed Capital Contributions.

CC. Minimum Offering Expiration Date.  The first anniversary of the effective date of the Registration Statement, which date may be extended in accordance with the Registration Statement.

DD. NASAA Guidelines.  The Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc., as in effect on the effective date of the Registration Statement.

EE. Net Capital Contribution.  With respect to any Member, the Member’s Capital Contribution as reduced from time to time by distributions to such Member constituting a return of capital pursuant to Section 3.10 hereof, or by distributions to such Member of Net Disposition Proceeds pursuant to Section 7.2, but excluding distributions of Net Cash From Operations made pursuant to Section 7.1 hereof.

FF. Net Cash from Operations.  Cash Flow, less the amounts set aside for restoration or creation of reserves.

GG. Net Disposition Proceeds.  The aggregate net cash proceeds received by the Company derived solely from the Dispositions of Company Property, after deduction of (i) all Company liabilities and indebtedness secured by or directly related to each Company Property disposed; (ii) all expenses of preparing each Company Property for Disposition; (iii) all transaction expenses related to the Disposition of each Company Property; (iv) reserves established by the Company, in amounts deemed reasonable, necessary and prudent by the Board, from the proceeds received by the Company from all Dispositions of Company Property.

HH. Net Income or Net Loss.  The net income or loss realized or recognized by the Company for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax.

II. Offering.  The offering and sale of Units to the public pursuant to the terms and conditions set forth in the Prospectus.

JJ. Officer or Executive Officer.  One or more persons appointed by the Board to whom the Board delegates responsibilities. The Board may, but shall not be required to, create such offices as it deems appropriate. The officers shall have such duties as are assigned to them from time to time by the Board. All officers shall serve at the pleasure of the Board and the Board may remove any officer at any time with or without cause.

KK. Organization and Offering Expenses.  Those expenses incurred in connection with organizing the Company, preparing the Company for registration and subsequently offering and distributing the Units to the public, including without limitation, legal and accounting fees, sales commissions paid to broker-dealers in connection with the distribution of the Units and all advertising expenses.

LL. Person [whether or not capitalized].  A natural person, trust [including pension and profit sharing trusts], estate, or any incorporated or unincorporated organization, including general or limited partnerships, limited liability companies, corporations, joint ventures and cooperatives, and all heirs, executors, administrators, legal representatives, successors and assigns of such person where permitted or required by the context.

MM. Preferential Return.  A preferential right to allocations of income and to distributions equal to a cumulative eight percent (8%) return, compounded daily [i.e. an 8% internal rate of return], calculated on an Investor Member’s Net Capital Contribution from time to time. Each Investor Member’s Preferential Return as to any Unit shall be calculated beginning as of the beginning of the first day of the calendar month following the month in which such Investor Member’s Capital Contribution for that Unit was accepted by the Company.

NN. Proceeding.  Any administrative, judicial, or other proceeding, including, without limitation, litigation, arbitration, any inquiry, subpoena or request for information by any person, any internal or external investigation, any administrative adjudication, mediation, and appeal or review of any of the foregoing. A proceeding shall also include any governmental or quasi-governmental process by which rights are granted, established or terminated.

OO. Property Advisory Fee.  The fee payable to the Manager or its affiliates for performing advisory services in connection with, or for the review and evaluation of, real property acquired or proposed to be acquired by the Company or any development, construction, rehabilitation or improvement of any Company Property.

PP. Property Management Fee.  A fee paid for day-to-day professional property management service in connection with a Company Property.

QQ. Prospectus.  The prospectus used by the Company in connection with its initial offer and sale of Units to the public pursuant to a Registration Statement filed under the Securities Act of 1933, as amended.

RR. Qualified Appraisal Expert.  A person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company and who is qualified to perform such work. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification.

SS. Registration Statement.  The registration statement filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public, including all amendments thereto.

TT. Retirement Plans.  Individual Retirement Accounts established under Section 408 or Section 408A of the Code and Keogh or corporate pension or profit sharing plans established under Section 401(a) of the Code.

UU. Sponsor.  Any person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Company, (ii) will manage or participate in the management of the Company, other than a person whose only relationship with the Company is that of an independent property manager and whose only compensation is as such, (iii) takes the initiative, directly or indirectly, in founding or organizing the Company, either alone or in conjunction with one or more other persons, (iv) receives a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Company, (vi) possesses significant rights to control Company Properties, (vii) receives fees for providing services to the Company which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Company on a basis which was not negotiated at arm’s-length with the Company. The term a Sponsor shall include each of the Managing Directors and the Manager of the Company, but shall not include any other person who serves on the Board of Managing Directors of the Manager, nor shall it include any affiliate of a Managing Director of the Manager, which affiliate provides goods or services to the Company and which affiliate, prior to the formation of the Company, was in the business of rendering such services or selling or leasing comparable goods, generally to the public on competitive terms. Any services or goods for which such person, excluded from the definition of Sponsor under the previous sentence, will receive compensation must be embodied in a written contract which precisely describes the services to be rendered or the goods to be provided, and all compensation to be paid to such person, which compensation may in no event exceed the lesser of (i) the compensation charged by such person generally to the public, and (ii) the compensation for comparable goods or services charged by other persons in the same geographic area.

VV. Super-Majority Vote.  As to any vote by the Members, the affirmative vote or written consent of Members owning not less than sixty-seven percent (67%) of all outstanding Units; provided, however, that any Units owned or otherwise controlled by the current Manager or its affiliates may not be voted and will not be included in the total number of outstanding Units for purposes of this definition unless such Units are the only Units outstanding as of the date of determination. Units held by assignees or other successors in interest who have not been admitted as Members shall not be entitled to vote nor considered outstanding Units for the purpose of determining a Super-Majority. As to a vote by the Managing Directors, the affirmative vote or written consent of at least two-thirds of the Managing Directors.

WW. Treasury Regulation(s).  The permanent, temporary, proposed, or proposed and temporary regulations of Department of the Treasury under the Code as such regulations may be lawfully changed from time to time.

XX. Unit.  The membership interest held by an Investor Member and entitling the holder to all applicable rights and benefits under this Agreement, including, but not limited to, an interest in the income, loss, distributions and capital of the Company to be allocated to holders of Units as provided in this Agreement. All Units issued in the Offering shall represent a Capital Contribution of ten thousand dollars ($10,000.00) each (irrespective of the fact that because of discounts in sales commissions and other fees under certain circumstances, certain Units may be sold and issued for a gross consideration of less than that amount), shall be issued as fully paid and nonassessable and shall have the same rights, privileges and preferences except as expressly provided herein.

Each gender shall include all other genders. The singular shall include the plural and vice versa, as required by the context. Each reference to a law, code, rule or regulation shall mean that law, code, rule or regulation, as amended from time to time, and as interpreted by rule, regulation, administrative opinion or judicial opinion. References to a “section” or a “subsection” are, unless otherwise specified, to a section or a subsection of this Agreement. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend or otherwise affect the scope or intent of this Agreement or any provision hereof.

All accounting terms used in this Agreement, and not otherwise defined shall have the meaning accorded to them in accordance with generally accepted accounting principles and, except as expressly provided herein, all accounting determinations shall be made in accordance with such principles, consistently applied. Any reference to the Company shall include, where appropriate to the context, all subsidiaries of the Company and any other special purpose entity in which the Company has an interest.

The undersigned have executed this Agreement effective as of May 1, 2007.

MANAGER:

Proinvest Realty Advisors, LLC

By	/s/ Gerald Nels Olson
Gerald Nels Olson, JD, PhD (London)
President and Chief Executive Officer

INITIAL MEMBER:

G N Olson & Company LLC

By	/s/ Patricia R. Olson
Patricia R. Olson, Sole Member and a Manager

EXHIBIT B

SUBSCRIPTION AGREEMENT

TO:	Proinvest Realty Fund LLC
8333 Douglas Avenue
Suite 1450
Dallas, Texas 75225

Gentlemen:

The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of units of membership interest (“Units”) of Proinvest Realty Fund, LLC, a Delaware limited liability company (the “Company”), set forth on such Subscription Agreement Signature Page. Payment for the Units is hereby made by check payable to “Proinvest Realty Fund, LLC Escrow Account.”

Payments for Units will be held in escrow until the Company has received and accepted subscriptions for a minimum of $30,000,000. I understand that if $30,000,000 of Units have not been sold by June 1, 2008 (which may be extended up to 120 days), the offering will be terminated and funds will be refunded to me within 15 days, along with my pro rata share of interest on the escrow account. If my subscription is not accepted for any reason, funds will be returned to me within 15 days after the subscription is rejected.

I hereby acknowledge receipt of the Prospectus of Proinvest Realty Fund, LLC dated          , 2007 (the “Prospectus”), which includes the Limited Liability Company Agreement of Proinvest Realty Fund, LLC (the “Company Agreement”) in the form attached as Exhibit A to the Prospectus.

I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus and that, if admitted to the Company, I shall be bound by the terms and conditions of the Company Agreement, including the power of attorney granted to the manager in Section 12.1 thereof. I understand that subscriptions may be rejected in whole or in part by the Company or the managing broker dealer in their sole and absolute discretion, and that my subscription will be deemed to be accepted only when signed by authorized representatives of the Company and the managing broker dealer. Once accepted by the Company and the managing broker dealer, I understand that this subscription is irrevocable except as required by applicable state securities laws.

I further acknowledge that:

(a) No federal or state agency has made any finding or determination as to the fairness of the offering, or any recommendation or endorsement, of the Units.

(b) The assignability and transferability of the Units is restricted and will be governed by the Company Agreement and all applicable laws as described in the Prospectus.

(c) There is no public market for the Units and, accordingly, it may not be possible to readily liquidate an investment in the Company.

(d) The offering has been registered under the Securities Act of 1933 (the “Securities Act”) and the state “blue sky” securities laws of various states, and the Registration Statement on Form S-11 (as amended from time to time), File No. 333-          , of which the Prospectus forms a part, has been declared effective by the Securities and Exchange Commission (the “SEC”); and the Company does not intend to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(e) None of the Company, the manager, the managing broker dealer, nor any of their affiliates is authorized to render investment advice or act as a fiduciary with respect to an investment in the Units.

(f) The Company, the manager, and their respective affiliates will be subject to various conflicts of interest in carrying out their responsibilities to the Company.

(g) I am purchasing for my own account and will bear the entire investment risk. I have reviewed the merits of this investment based on the disclosures contained in the Prospectus prior to making a decision to invest in the Units. I have been advised that I should not invest in Units unless I have adequate means of providing for my current needs and personal contingencies, and I have no need for liquidity in this investment.

I hereby represent, warrant and agree that:

(h) I have carefully read and understand the terms of the Prospectus. I meet the standards and requirements set forth under the section of the Prospectus entitled “WHO SHOULD INVEST — SUITABILITY STANDARDS.” I agree that the Company and the managing broker dealer may apply different or additional criteria in their sole and absolute discretion in determining whether to accept or reject a subscription.

(i) I have furnished the information set forth in this Subscription Agreement and such information is complete and accurate as of the date of this Subscription Agreement. I may change my address of record only by notifying the Company in the manner prescribed herein. I acknowledge and agree that the Company, the managing directors, the manager, the managing broker dealer and their affiliates are justified in relying upon such information.

(j) I recognize that an investment in the Units involves investment risks, and I am aware of and understand all of the risk factors related to a purchase of the Units, including, without limitation, those set forth under the captions “WHO SHOULD INVEST — SUITABILITY STANDARDS,” “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS,” “RISK FACTORS,” “INVESTMENT OBJECTIVES AND CRITERIA,” “CONFLICTS OF INTEREST,” “INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS,” and “FEDERAL INCOME TAX CONSIDERATIONS” in the Prospectus.

(k) If I am executing this Subscription Agreement in a representative or fiduciary capacity, I have full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual or entity for whom I am executing this Subscription Agreement, and such individual or entity has full power and right to perform pursuant to this Subscription Agreement and become a member of the Company pursuant to the Company Agreement.

(l) If this subscription is tendered by a Benefit Plan Investor, a governmental plan, a foreign plan or other employee benefit plan, account or arrangement that is not subject to the fiduciary provisions of ERISA or Section 4975 of the Code (collectively, with Benefit Plan Investors, referred to as “Plans”), I make the following representations, warranties and covenants:

(i) The decision to commit assets of the Plan for investment in the Company was made by fiduciaries independent of the Company, the managing directors, the manager and any of their respective agents, representatives or affiliates, which fiduciaries (a) are duly authorized to make such investment decision and have not relied on any advice or recommendations of the Company, the managing directors, the manager or any of their respective agents, representatives or affiliates and (b) in consultation with their advisers, have carefully considered the impact of ERISA, the Code and the regulations, rules, procedures and judicial decisions thereunder, to the extent applicable, or any applicable state or local law similar to ERISA or Section 4975 of the Code, on an investment in the Company;

(ii) None of the Company, the managing directors, the manager nor any of their respective agents, representatives or affiliates has exercised any discretionary authority or control with respect to the Plan’s investment in the Company, nor has the Company, the managing directors, the manager or any of their respective agents, representatives or affiliates rendered individualized investment advice to the Plan based upon the Plan’s investment policies or strategies, overall portfolio composition or diversification with respect to its commitment to invest in the Company and the investment program thereunder;

(iii) I acknowledge and agree that it is intended that the Company will not hold plan assets of the Plan and that none of the Company, the managing directors, the manager nor any of their respective agents, representatives or affiliates will be acting as a fiduciary to the Plan under ERISA, the Code or any applicable federal, state or local law governing the Plan, with respect to either (a) the Plan’s purchase or retention of its investment in the Company or (b) the management or operation of the business or assets of the Company. I also confirm that there is no rule, regulation, or requirement applicable to the subscriber that is inconsistent with the foregoing description of the Company, the managing directors and the manager.

(iv) I acknowledge and agree that if the Company concludes in its sole discretion that it is probable that the continuation of any Benefit Plan Investor as a member in the Company could either in itself or as a contributing factor result in all or any portion of the assets of the Company being deemed to constitute plan assets of the Benefit Plan Investor for purposes of ERISA, Section 4975 of the Code or any applicable state or local law similar to ERISA or Section 4975 of the Code, the Company may take such actions as it deems necessary or appropriate to mitigate, prevent or cure such adverse consequences, taking into account the interests of the Company and all members in the Company as a whole;

(v) The execution and delivery by the Plan, and compliance by the Plan with the Subscription Agreement and the Company Agreement (including all appendices, attachments or exhibits hereto or thereto) and each other document required to be executed and delivered by the Plan in connection with this subscription for Units, and the contemplated investment program and operations of the Company, do not conflict with, or constitute a default under, any instruments or applicable guidelines governing the Plan, any applicable law, regulation or order, or any agreement to which the Plan is a party or by which the Plan is bound. I shall promptly advise the Company in writing of any changes of which I become aware in any governing law or any regulations thereunder or interpretations thereof affecting the duties, responsibilities, liabilities or obligations of the Company, the managing directors, the manager or any of their respective agents, representatives or affiliates with respect to the Plan. The Subscription Documents and the Company Agreement have been duly executed by the Plan and constitute, and when the Plan is admitted as a member, will constitute, a valid and legally binding agreement of the Plan;

(vi) I (a) represent and warrant that the information provided in this Subscription Agreement is true and accurate as of the date hereof, (b) covenant that such information will remain true and accurate for so long as the subscriber holds Units in the Company and (c) agree to immediately notify the Company if I have any reason to believe that the subscriber is or may be in breach of the foregoing representation and covenant; and

(vii) I agree that I will provide additional information reasonably requested by the Company or the manager for purposes of compliance with applicable law.

(m) If I am investing on behalf of any entity which is tax-exempt under the Internal Revenue Code, an investment in the Units may give rise to UBTI, which is likely to result in the entity being subject to U.S. federal income tax.

(n) The subscriber, if an entity, is duly formed and is validly existing and in good standing under the laws of its jurisdiction of organization and has all powers and is authorized, has taken all required action, and otherwise is duly qualified to execute, deliver and perform this Subscription Agreement and the Company Agreement and to purchase and hold the Units, and this Subscription Agreement has been duly executed and delivered by the subscriber and constitutes the legal, valid and binding obligation of the subscriber, enforceable against the subscriber in accordance with its terms. In signing this Subscription Agreement on behalf of the subscriber, I represent that I have full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscriber. I, or the entity I represent, will provide to the Company such information as it shall reasonably request to substantiate the foregoing.

(o) In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the USA PATRIOT Act), I acknowledge that

Units may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor,” and further represent that I am not:

(i) a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

(ii) acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

(iii) within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

(iv) subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

(v) designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

(p) No failure by the Company, any managing directors or the manager to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and/or the manager and the subscriber, nor any delay by the Company or the manager in exercising the same, shall operate as a waiver. No waiver by the Company or the manager shall be effective unless it is in writing and signed by the manager or a managing director on behalf of the Company or the manager.

(q) In the event that any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict with such statute or rule of law and shall be deemed modified to conform therewith. Any provision hereof which may prove invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

(r) Notices required or permitted to be given under this Subscription Agreement shall be in writing and shall be deemed to be sufficiently given when sent by certified or registered mail, postage prepaid, addressed to the party for whom intended at the address of such party set forth in or specified for purposes of the Company Agreement.

(s) This Subscription Agreement is not transferable or assignable.

(t) This Subscription Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles (except insofar as affected by applicable state securities laws of the jurisdiction in which the offering described herein has been made).

(u) I understand that this Subscription Agreement (i) shall be binding upon me and my legal representatives, successors and assigns and shall inure to the benefit of the Company and its successors and assigns; (ii) shall survive my admission as a member of the Company; and (iii) may be executed by me and accepted by the Company in one or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

I hereby constitute and appoint Proinvest Realty Advisors, LLC, with full power of substitution, my true and lawful attorney-in-fact in my name, place and stead and for my use and benefit (a) to execute, acknowledge, swear to, file and/or record an amended Company Agreement, as provided in section 12.1 of the Company Agreement attached as Exhibit A to the Prospectus; (b) to execute, acknowledge, swear to, file, or record such certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction, or as may be appropriate for the Members to execute, acknowledge, swear to, file or record to reflect any changes in or amendments of the Company Agreement which have been adopted in accordance with the provisions of the Company Agreement; and (c) to do and perform each and every act and thing whatsoever requisite, necessary or convenient to be done in and about the foregoing as fully as said Member might or could do if personally present. I hereby ratify and confirm all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

The foregoing grant of authority (a) is a special power of attorney coupled with an interest, (b) is irrevocable and shall survive my bankruptcy, death, adjudication of incompetence or insanity (or dissolution, if an entity), and (c) may be exercised by such attorney-in-fact by listing my name along with the names of all other persons for whom such attorney-in-fact is acting and executing the Company Agreement and such other certificates, instruments and documents with the single signature of a duly-authorized officer or agent of such attorney-in-fact for all of the persons whose names are so listed.

I understand that the Company and the managing broker dealer are relying on the representations, warranties and agreements contained in this Subscription Agreement. I agree, to the extent permitted by applicable law, to indemnify and hold harmless the Company, the managing broker dealer and their respective officers, affiliates, owners, agents, directors and employees from and against any and all losses, damages and liabilities (including costs and attorneys fees) due or arising out of a breach or inaccuracy of any such representation, warranty or agreement.

SUBSCRIPTION REQUIREMENTS

The following requirements have been established for the various forms of subscription. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

1. INDIVIDUAL: One signature required.

2. JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

3. TENANTS IN COMMON: All parties must sign.

4. COMMUNITY PROPERTY: Only one investor signature required.

5. PENSION OR PROFIT SHARING PLANS: The trustee signs the Signature Page.

6. TRUST: The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

7. PARTNERSHIP: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner” has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

8. CORPORATION: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board’s resolution authorizing the investment.

9. IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

10. KEOGH (HR 10): Same rules as those applicable to IRAs.

11. UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT (UTMA): The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
TO PROINVEST REALTY FUND, LLC SUBSCRIPTION AGREEMENT

INVESTOR INSTRUCTIONS		Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:
1.	INVESTMENT	A minimum investment of $10,000 (1 unit) is required, except for certain states which require a higher minimum investment. A CHECK FOR THE FULL PURCHASE PRICE OF THE UNITS SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF “PROINVEST REALTY FUND, LLC ESCROW ACCOUNT.” Units may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “Who Should Invest - Suitability Standards.” WE WILL NOT ACCEPT CASH, MONEY ORDERS OR TRAVELERS CHECKS.
2.	REGISTRATION	Please enter the exact name in which the Units are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section D, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birth date and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.
3.	OWNERSHIP	Please check the appropriate box to indicate the type of entity or type of individuals subscribing.
4.	SIGNATURES	Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign.
5.	DISTRIBUTIONS SENT TO	Complete if distributions are to be sent to a person other than registered owner of Units.
6.	BENEFICIAL OWNER(S)	All reports and financial statements will normally be sent to the registered owner at the address in Section B. If reports and financial statements are to be sent to the Beneficial Owner of an IRA or Keogh, insert name of the Beneficial Owner.
7.	BROKER-DEALER	This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information. SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.

The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THE
SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
PLEASE CALL 1-800-444-4428

PROINVEST REALTY FUND, LLC

SUBSCRIPTION AGREEMENT SIGNATURE PAGE — LIMITED LIABILITY COMPANY UNITS

The Investor named below, by payment of a check payable to “PROINVEST REALTY FUND, LLC ESCROW ACCOUNT” hereby subscribes for limited liability company units (“the Units”) indicated below (minimum purchase of 1 unit at a purchase price of $10,000) of PROINVEST REALTY FUND, LLC. Additional units may be purchased in accordance with the Prospectus. By such payment, the named Investor further acknowledges receipt of the Prospectus, which contains the Limited Liability Company Agreement and the Subscription Agreement, and any Prospectus Supplement, the terms of which govern the investment in the Units being subscribed for.

A.	INVESTMENT: (1) Dollar amount of Units purchased $ _ _
(2) [  ]Initial Purchase [  ]Additional Purchase  Date of Investor’s check: _ _ /_ _ / _ _

B.	REGISTRATION:

(3)	Registered Owner: [ ]Mr. [ ]Mrs. [ ]Ms. [ ]MD. [ ]PhD.[ ]Other _ _
Name: _ _

(4)	Co-owner: [ ]Mr. [ ] Mrs. [ ]Ms. [ ]MD. [ ]PhD. [ ]Other _ _
Name: _ _
(5)  Mailing Address: _ _  City, State & Zip: _ _
(6)  Residence Address (if different from above): _ _

(7) Birth Date: _ _ /_ _ / _ _	(8) Birth Date Co-Owner: _ _ /_ _ / _ _
(9) Please indicate Citizenship Status:	(10) Social Security #: _ _ /_ _ / _ _
[ ] U.S. Citizen [ ]Other	Co-Owner SS #: _ _ /_ _ / _ _
(11) Telephone #: (Home) ( _ _) _ _- _ _	Corporate or Custodial
(Office) ( _ _) _ _- _ _	Taxpayer ID #: _ _ /_ _ / _ _

C.	OWNERSHIP: [ ] Individual [ ]IRA or Keogh [ ]Joint Tenants with Rights of Survivorship [ ]Tenants in Common [ ]Trust/Date of Trust Established Pension/Trust _ _ /_ _ / _ _(S.E.P.) [ ] Qualified Pension or Profit-Sharing Plan [ ] Corporate Ownership [ ] Partnership [ ]
Other _ _

D.	SIGNATURES: By signing below, I/we represent that I/we meet the suitability standards and requirements set forth in the Prospectus under “Suitability Standards.”

Signatures — Registered Owner: _ _	Co-Owner: _ _
Print Names of Custodian
or Trustee: _ _ Authorized Signature: _ _

Date: _ _ -_ _ - _ _	Witness Signature: _ _
E.  PAYMENT SHOULD BE SENT TO (IF DIFFERENT THAN REGISTERED OWNER):

Name: _ _	c/o: _ _
Address: _ _	Account Number: _ _
City, State & Zip: _ _	Telephone Number: ( _ _) _ _- _ _
G.  BENEFICIAL OWNER(S): All reports and financial statements will normally be sent to the registered owner at the address in Section B. If reports and financial statements are to be sent to the Beneficial Owner of an IRA or Keogh, insert name of the Beneficial Owner.

Name of Beneficial Owner Only: _ _	Telephone Number: ( _ _) _ _- _ _
Address: _ _	City, State & Zip: _ _
H. BROKER-DEALER/REGISTERED REPRESENTATIVE DATA: ALL LINES MUST BE COMPLETED. ANY MISSING SIGNATURES MAY DELAY PROCESSING OF THIS ORDER
Broker-Dealer NASD Firm Name: _ _	Telephone Number: ( _ _) _ _- _ _
Main Office Address: _ _	City, State & Zip: _ _
Print or Type name of Broker-Dealer, Principal or other Authorized -Signator: _ _
Authorized Signature: _ _	Date: _ _ -_ _- _ _
Print or Type Name of Registered Representative: _ _
Signature: _ _	Telephone Number: ( _ _) _ _- _ _
Branch Office Address: _ _	City, State & Zip: _ _

MAIL TO:     Prospera Financial Services, Inc., 5429 LBJ Freeway, Suite 400, Dallas, TX 75240
(800) 444-4428          Fax (972) 581-3001

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth a reasonable itemized statement of all anticipated out-of-pocket and overhead expenses (subject to future contingencies) to be incurred in connection with the distribution of the securities being registered, reflecting the minimum and maximum subscription amounts:

	Minimum	Maximum

SEC Registration Fee	$3,070	$3,070
Legal Fees and Expenses	250,000	250,000
Accounting Fees and Expenses	71,000	164,000
EDGAR Fees	10,000	10,000
Due Diligence Expenses	40,000	40,000
NASD Fees	10,500	10,500
Blue Sky Fees and Expenses	25,000	50,000
Marketing Expenses	137,000	377,000
Printing Expenses	50,000	90,000
Miscellaneous	3,430	5,430

TOTAL	$600,000	$1,000,000

Item 32.	Sales to Special Parties

None

Item 33.	Recent Sales of Unregistered Securities

As of May 1, 2007, GN Olson & Company LLC, the initial member of the Company, made an initial capital contribution in the amount of $100.00 and acquired one unit of membership interest. As of May 1, 2007, Proinvest Realty Advisors, LLC made a capital contribution in the amount of $1,000 and acquired a membership interest. Since these transactions were not considered to have involved a “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “Act”), the purchases of these membership interests were deemed to be exempt from registration.

Item 34.	Indemnification of Manager and Managing Directors

The Limited Liability Company Agreement of Proinvest Realty Fund, LLC (the “Company Agreement”) provides for indemnification of the manager of the Company in accordance with the Delaware Limited Liability Company Act. Article 4.7 of the Company Agreement provides as follows (capitalized terms are as defined in the Company Agreement, which is Exhibit A to the prospectus):

(a) The Company shall indemnify any person who was or is a party to or witness in or is threatened to be made a party to or witness in any threatened, pending or completed proceeding (whether or not by or in the right of the Company) by reason of the fact that the person is or was a managing director or a manager of the Company, against expenses (including attorneys fees, accountants fees, and expenses of investigation), judgments, fines and amounts paid in settlement incurred by such person, provided that all of the following conditions are met: (i) the Board of Managing Directors has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the person was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of gross negligence or intentional misconduct by the person seeking indemnification; and (iv) such indemnification shall be recoverable only out of Company assets and not from members. Any sponsor, any affiliate of any sponsor and any person acting as broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws associated with an offer and sale of units unless one of the following conditions are met as to the person seeking indemnification: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations; (ii) such claims have been dismissed with prejudice by a court of competent jurisdiction; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made after such court has been advised of the position of the Securities and Exchange Commission and of any state securities regulatory authority in which units were offered or sold. The Company shall advance expenses to any current or former managing director or manager (or their affiliates) at such times and in such amounts as shall be requested by such person provided that: the proceeding relates to the performance of duties or services on behalf of the Company, the proceeding was initiated by a person who is not a member or the advancement of expenses is specifically approved by a court of competent jurisdiction, and the managing director or manager or their affiliates undertakes to repay the funds advanced if it is ultimately determined that such person is not entitled to indemnification. The Company shall have the power to indemnify any person other than the manager or a managing director or their affiliates who was or is a party to or witness in or is threatened to be made a party to or witness in any threatened, pending or completed proceeding (whether or not by or in the right of the Company) by reason of the fact that the person is or was an officer or employee or agent of the Company, or is or was serving at the request of the Company as a manager, director, officer, trustee, receiver, general partner, employee, agent of or in a similar capacity for another person, against expenses (including attorneys fees, accountants fees, and expenses of investigation), judgments, fines and amounts paid in settlement incurred by the person in connection with such proceeding, upon the determination by the Board of Managing Directors that indemnification is appropriate and subject to such terms and conditions or undertakings as the Board of Managing Directors in their discretion shall impose. The Company may advance expenses to any such person (other than the manager or a managing director or their affiliates) at such times and in such amounts as shall be requested by such person and approved by the Board of Managing Directors in their discretion. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that indemnification or the advancement of expenses by the Company was not appropriate or breached any law or constituted a breach of any duty by any person.

(b) If a person has been successful on the merits or otherwise as a party to any proceeding, or with respect to any claim, issue or matter therein (to the extent that a portion of the expenses can be reasonably allocated thereto), the person shall be indemnified against expenses (including attorneys fees, accountants fees and expenses of investigation) actually and reasonably incurred by the person in connection with the proceeding.

(c) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement or action of the Company, and shall continue as to a person who has ceased to be a managing director, manager, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.	Financial Statements and Exhibits

(a) Financial statements are included as part of the Prospectus, including:

(i) Independent Auditor’s Report for Proinvest Realty Fund, LLC;

(ii) Balance Sheet of Proinvest Realty Fund, LLC;

(iii) Statement of Operations of Proinvest Realty Fund, LLC;

(iv) Statement of Members’ Equity (Deficit) of Proinvest Realty Fund, LLC;

(v) Statement of Cash Flows of Proinvest Realty Fund, LLC; and

(vi) Notes to Financial Statements of Proinvest Realty Fund, LLC.

(b) Exhibits — The following Exhibits are filed as part of the Registration Statement:

Exhibit No.		Identification of Exhibit

1.1		Managing Broker Dealer Agreement between Proinvest Realty Advisors, LLC and Prospera Financial Services, Inc. dated May 16, 2007.
4.1		The Limited Liability Company Agreement of Proinvest Realty Fund, LLC, is Exhibit A to the Prospectus.
5	.1*	Opinion of Secore & Waller, L.L.P., regarding the legality of the securities issued
8	.1*	Opinion of Glast, Phillips & Murray, P.C. as to certain tax matters
10.1		Escrow Agreement among LegacyTexas Bank, Prospera Financial Services, Inc., and Proinvest Realty Fund, LLC, dated June 21, 2007
10	.2*	Management Agreement between Proinvest Realty Fund, LLC and Proinvest Realty Advisors, LLC
10.3		Amended and Restated Accounting and Administrative Services Agreement between Proinvest Realty Advisors, LLC and Seneca Mortgage Company LLC, dated February 27, 2007.
10.4		Amended and Restated Marketing Agreement among Proinvest Realty Advisors, LLC, Proinvest Realty Fund, LLC, and Critical Data, Inc. dated February 27, 2007.
23	.1*	Consent of Secore & Waller, LLP (included in their opinion which is filed as Exhibit 5.1)
23	.2*	Consent of Glast, Phillips & Murray, P.C. (included in their opinion, filed as Exhibit 8.1)
23.3		Consent of Hein & Associates LLP, independent registered public accountants.

*	To be filed by amendment

Item 37.	Undertakings

(a) We undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) We undertake

(iv) that, for the purpose of determining any liability under the Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof,

(v) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities Exchange Commission in effect at the time such post-effective amendments are filed, and

(vi) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) We undertake that, for the purposes of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Act or other than prospectuses filed in reliance on Rule 430A under the Act, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration

Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(d) We undertake to send to each investor member at least on an annual basis a detailed statement of any transactions with the manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(e) We undertake to provide to the investor members the financial statements required by form 10-K for the first full fiscal year of operations of the Company.

(f) We undertake to file a sticker supplement pursuant to Rule 424(c) under the Act during the offering period describing each property at such time as there arises a reasonable probability that such property will be acquired, with the information contained in such amendment provided simultaneously to the existing investor members. Each sticker supplement should disclose all compensation and fees received by the manager and its affiliates in connection with any such acquisition.

(g) Insofar as indemnification for liabilities arising under the Act may be permitted to our manager, managing directors, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our manager, managing directors, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such manager, managing director, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 27th day of June, 2007.

Proinvest Realty Fund, LLC
By: /s/ David Mickits David Mickits Chief Financial Officer	By: /s/ Gerald Nels Olson Gerald Nels Olson Chairman of the Board of Managing Directors

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacity and on the date indicated:

Signature	Title	Date

/s/ Gerald Nels Olson Gerald Nels Olson	Chairman of the Board of Managing Directors	June 27, 2007

/s/ T.E. Millard T.E. Millard	Managing Director	June 27, 2007

/s/ Michael R. Walker Michael R. Walker	Managing Director	June 27, 2007

/s/ Darryl D. Pounds Darryl D. Pounds	Managing Director	June 27, 2007

/s/ Stephen T. Crosson Stephen T. Crosson	Managing Director	June 27, 2007

INDEX TO EXHIBITS

Exhibit No.		Identification of Exhibit

1.1		Managing Broker Dealer Agreement between Proinvest Realty Advisors, LLC and Prospera Financial Services, Inc. dated May 16, 2007.
4.1		The Limited Liability Company Agreement of Proinvest Realty Fund, LLC, is Exhibit A to the Prospectus.
5	.1*	Opinion of Secore & Waller, L.L.P., regarding the legality of the securities issued.
8	.1*	Opinion of Glast, Phillips & Murray, P.C. as to certain tax matters.
10.1		Escrow Agreement among LegacyTexas Bank, Prospera Financial Services, Inc., and Proinvest Realty Fund, LLC, dated June 21, 2007.
10	.2*	Management Agreement between Proinvest Realty Fund, LLC and Proinvest Realty Advisors, LLC.
10.3		Amended and Restated Accounting and Administrative Services Agreement between Proinvest Realty Advisors, LLC and Seneca Mortgage Company LLC, dated February 27, 2007.
10.4		Amended and Restated Marketing Agreement among Proinvest Realty Advisors, LLC, Proinvest Realty Fund, LLC, and Critical Data, Inc. dated February 27, 2007.
23	.1*	Consent of Secore & Waller, LLP (included in their opinion which is filed as Exhibit 5.1)
23	.2*	Consent of Glast, Phillips & Murray, P.C. (included in their opinion, filed as Exhibit 8.1)
23.3		Consent of Hein & Associates LLP, independent registered public accountants.

*	To be filed by amendment